EXHIBIT 10.1

================================================================================

                                CREDIT AGREEMENT

                            Dated as of April 2, 2004

                                      among

                           DARLING INTERNATIONAL INC.
                                  as Borrower,

                   THE OTHER CREDIT PARTIES SIGNATORY HERETO,
                               as Credit Parties,

                          THE LENDERS SIGNATORY HERETO

                               FROM TIME TO TIME,
                                   as Lenders,

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                       as Administrative Agent and Lender

                                       and

                                  COMERICA BANK
                      as Revolving Credit Agent and Lender

================================================================================

                                TABLE OF CONTENTS

                                                                                                                             Page
                                                                                                                             ----

1.         AMOUNT AND TERMS OF CREDIT.________________________________________________________________________________________1

1.1        Credit Facilities._________________________________________________________________________________________________1

1.2        Letters of Credit._________________________________________________________________________________________________3

1.3        Prepayments._______________________________________________________________________________________________________3

1.4        Use of Proceeds.___________________________________________________________________________________________________5

1.5        Interest and Applicable Margins.___________________________________________________________________________________5

1.6        Intentionally Omitted._____________________________________________________________________________________________8

1.7        Intentionally Omitted._____________________________________________________________________________________________8

1.8        Cash Management Systems.___________________________________________________________________________________________8

1.9        Fees.______________________________________________________________________________________________________________8

1.10       Receipt of Payments._______________________________________________________________________________________________9

1.11       Application and Allocation of Payments.____________________________________________________________________________9

1.12       Loan Account and Accounting.______________________________________________________________________________________10

1.13       Indemnity.________________________________________________________________________________________________________11

1.14       Access.___________________________________________________________________________________________________________12

1.15       Taxes.____________________________________________________________________________________________________________13

1.16       Capital Adequacy; Increased Costs; Illegality.____________________________________________________________________14

1.17       Single Loan.______________________________________________________________________________________________________16

1.18       Joinder of Additional Credit Parties._____________________________________________________________________________16

1.19       Increase in Revolving Loan and Revolving Lender Commitments.______________________________________________________18

2.         CONDITIONS PRECEDENT______________________________________________________________________________________________18

2.1        Conditions to the Initial Loans.__________________________________________________________________________________18

2.2        Further Conditions to Each Loan.__________________________________________________________________________________20

3.         REPRESENTATIONS AND WARRANTIES____________________________________________________________________________________21

3.1        Corporate Existence; Compliance With Law._________________________________________________________________________21

3.2        Executive Offices, Collateral Locations Not Owned or Leased, Fein.________________________________________________22

3.3        Corporate Power, Authorization, Enforceable Obligations.__________________________________________________________22

3.4        Financial Statements and Projections._____________________________________________________________________________23

3.5        Material Adverse Effect.__________________________________________________________________________________________23

3.6        Ownership of Property; Liens; Rolling Stock.______________________________________________________________________24


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
3.7        Labor Matters.____________________________________________________________________________________________________25

3.8        Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.________________________________________25

3.9        Government Regulation.____________________________________________________________________________________________25

3.10       Margin Regulations._______________________________________________________________________________________________26

3.11       Taxes.____________________________________________________________________________________________________________26

3.12       Erisa.____________________________________________________________________________________________________________27

3.13       No Litigation.____________________________________________________________________________________________________27

3.14       Brokers.__________________________________________________________________________________________________________28

3.15       Intellectual Property.____________________________________________________________________________________________28

3.16       Full Disclosure.__________________________________________________________________________________________________28

3.17       Environmental Matters.____________________________________________________________________________________________28

3.18       Insurance.________________________________________________________________________________________________________29

3.19       Deposit and Disbursement Accounts.________________________________________________________________________________30

3.20       Customer and Trade Relations._____________________________________________________________________________________30

3.21       Agreements and Other Documents; Earn Out Obligations._____________________________________________________________30

3.22       Solvency._________________________________________________________________________________________________________30

3.23       Subordinated Debt.________________________________________________________________________________________________31

4.         FINANCIAL STATEMENTS AND INFORMATION______________________________________________________________________________31

4.1        Reports and Notices.______________________________________________________________________________________________31

4.2        Communication With Accountants.___________________________________________________________________________________31

5.         AFFIRMATIVE COVENANTS_____________________________________________________________________________________________31

5.1        Maintenance of Existence and Conduct of Business._________________________________________________________________31

5.2        Payment of Charges._______________________________________________________________________________________________32

5.3        Books and Records.________________________________________________________________________________________________32

5.4        Insurance; Damage to or Destruction of Collateral.________________________________________________________________33

5.5        Compliance With Laws._____________________________________________________________________________________________34

5.6        Supplemental Disclosure.__________________________________________________________________________________________34

5.7        Intellectual Property.____________________________________________________________________________________________35

5.8        Environmental Matters.____________________________________________________________________________________________35

5.9        Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.____________________________36

5.10       Rolling Stock.____________________________________________________________________________________________________37

5.11       Post Closing and Delayed Delivery Requirements.___________________________________________________________________37

5.12       Further Assurances._______________________________________________________________________________________________37

6.         NEGATIVE COVENANTS________________________________________________________________________________________________38


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
6.1        Mergers, Subsidiaries, Etc._______________________________________________________________________________________38

6.2        Investments; Loans and Advances.__________________________________________________________________________________41

6.3        Indebtedness._____________________________________________________________________________________________________41

6.4        Employee Loans and Affiliate Transactions.________________________________________________________________________42

6.5        Capital Structure and Business.___________________________________________________________________________________43

6.6        Guaranteed Indebtedness.__________________________________________________________________________________________43

6.7        Liens.____________________________________________________________________________________________________________43

6.8        Sale of Stock and Assets._________________________________________________________________________________________44

6.9        Erisa.____________________________________________________________________________________________________________45

6.10       Financial Covenants.______________________________________________________________________________________________45

6.11       Hazardous Materials.______________________________________________________________________________________________45

6.12       Sale-leasebacks.__________________________________________________________________________________________________46

6.13       Cancellation of Indebtedness._____________________________________________________________________________________46

6.14       Restricted Payments.______________________________________________________________________________________________46

6.15       Change of Corporate Name or Location; Change of Fiscal Year.______________________________________________________46

6.16       No Impairment of Intercompany Transfers.__________________________________________________________________________47

6.17       No Speculative Transactions.______________________________________________________________________________________47

6.18       Leases; Real Estate Purchases.____________________________________________________________________________________47

6.19       Changes Relating to Subordinated Debt.____________________________________________________________________________47

7.         TERM______________________________________________________________________________________________________________48

7.1        Termination.______________________________________________________________________________________________________48

7.2        Survival of Obligations Upon Termination of Financing Arrangements._______________________________________________48

8.         EVENTS OF DEFAULT; RIGHTS AND REMEDIES____________________________________________________________________________48

8.1        Events of Default.________________________________________________________________________________________________48

8.2        Remedies._________________________________________________________________________________________________________50

8.3        Waivers by Credit Parties.________________________________________________________________________________________51

9.         ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS______________________________________________________________52

9.1        Assignment and Participations.____________________________________________________________________________________52

9.2        Appointment of Agents.____________________________________________________________________________________________54

9.3        Agents' Reliance, Etc.____________________________________________________________________________________________56

9.4        Ge Capital; Comerica and Affiliates.______________________________________________________________________________57

9.5        Lender Credit Decision.___________________________________________________________________________________________57

9.6        Indemnification.__________________________________________________________________________________________________57

9.7        Successor Agent.__________________________________________________________________________________________________58


                                      iii

9.8        Setoff and Sharing of Payments.___________________________________________________________________________________58

9.9        Advances; Payments; Non-funding Lenders; Information; Actions in Concert._________________________________________60

10.        SUCCESSORS AND ASSIGNS____________________________________________________________________________________________62

10.1       Successors and Assigns.___________________________________________________________________________________________62

11.        MISCELLANEOUS_____________________________________________________________________________________________________63

11.1       Complete Agreement; Modification of Agreement.____________________________________________________________________63

11.2       Amendments and Waivers.___________________________________________________________________________________________63

11.3       Fees and Expenses.________________________________________________________________________________________________65

11.4       No Waiver.________________________________________________________________________________________________________66

11.5       Remedies._________________________________________________________________________________________________________67

11.6       Severability._____________________________________________________________________________________________________67

11.7       Conflict of Terms.________________________________________________________________________________________________67

11.8       Confidentiality.__________________________________________________________________________________________________67

11.9       Governing Law.____________________________________________________________________________________________________67

11.10      Notices.__________________________________________________________________________________________________________69

11.11      Section Titles.___________________________________________________________________________________________________69

11.12      Counterparts._____________________________________________________________________________________________________69

11.13      Waiver of Jury Trial._____________________________________________________________________________________________69

11.14      Press Releases and Related Matters._______________________________________________________________________________70

11.15      Reinstatement.____________________________________________________________________________________________________70

11.16      Advice of Counsel.________________________________________________________________________________________________70

11.17      No Strict Construction.___________________________________________________________________________________________70

11.18      Limitation On Security Interest With Respect to Foreign Subsidiaries._____________________________________________71

11.19      Usa Patriot Act Notification______________________________________________________________________________________71


                               INDEX OF APPENDICES
                               -------------------


Annex A (Recitals)                        -       Definitions
Annex B (Section 1.2)                     -       Letters of Credit
Annex C (Section 1.8)                     -       Cash Management System
Annex D (Section 2.1(a))                  -       Closing Checklist
Annex E (Section 4.1(a))                  -       Financial Statements and Projections -- Reporting
Annex F (Intentionally Omitted)                   Intentionally Omitted
Annex G (Section 6.10)                    -       Financial Covenants
Annex H (Section 9.9(a))                  -       Lenders' Wire Transfer Information
Annex I (Section 11.10)                   -       Notice Addresses
Annex J (from Annex A -
   Commitments definition)                        Commitments as of Closing Date

Exhibit 1.1(a)(i)                                 Form of Notice of Revolving Credit Advance and
Borrowing Availability Certificate
Exhibit 1.1(a)(ii)                                Form of Revolving Note
Exhibit 1.1(b)                                    Form of Term Note
Exhibit 1.5(e)                                    Form of Notice of Conversion/Continuation
Exhibit 1.18                                      Form of Joinder Agreement
Exhibit 1.19                                      Form of Acknowledgement Agreement
Exhibit 9.1(a)                                    Form of Assignment Agreement
Exhibit E-1                                       Form of Compliance Certificate

Disclosure Schedule  1.1                  -       Agent's Representatives
Disclosure Schedule  1.3                          Insurance Policies Identified for Buyback
Disclosure Schedule  1.4                          Sources and Uses; Funds Flow Memorandum
Disclosure Schedule  3.1                  -       Type of Entity; State of Organization
Disclosure Schedule  3.2                          Executive Offices, Collateral Locations, FEIN
Disclosure Schedule  3.4(A)                       Financial Statements
Disclosure Schedule  3.4(B)                       Pro Forma
Disclosure Schedule  3.4(C)                       Projections
Disclosure Schedule  3.6                          Real Estate and Leases; Rolling Stock
Disclosure Schedule  3.7                          Labor Matters
Disclosure Schedule  3.8                          Ventures, Subsidiaries and Affiliates; Outstanding Stock
Disclosure Schedule  3.11                         Tax Matters
Disclosure Schedule  3.12                         ERISA Plans
Disclosure Schedule  3.13                         Litigation
Disclosure Schedule  3.15                         Intellectual Property
Disclosure Schedule  3.17                         Hazardous Materials
Disclosure Schedule  3.18                         Insurance
Disclosure Schedule  3.19                         Deposit and Disbursement Accounts
Disclosure Schedule  3.21                         Material Agreements
Disclosure Schedule  5.1                          Trade Names
Disclosure Schedule  5.9                          Real Estate to be secured by Initial Mortgages
Disclosure Schedule  5.11                         Post Closing Requirements
Disclosure Schedule  6.3                          Indebtedness
Disclosure Schedule  6.4(a)                       Transactions with Affiliates
Disclosure Schedule  6.6                          Existing Guaranteed Indebtedness
Disclosure Schedule  6.7                          Existing Liens


           This CREDIT AGREEMENT (this "Agreement"), dated as of April 2, 2004 among DARLING INTERNATIONAL INC., a Delaware corporation ("Borrower"); the other Credit Parties signatory hereto; COMERICA BANK (in its individual capacity, "Comerica"), for itself, as Lender, and as revolving credit agent for the Revolving Lenders ("Revolving Credit Agent"); GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as administrative agent for Lenders ("Administrative Agent"), and the other Lenders signatory hereto from time to time.

                                    RECITALS
                                    --------

           WHEREAS, Borrower has requested that Lenders extend revolving and term credit facilities to Borrower of Sixty Seven Million Five Hundred Thousand Dollars ($67,500,000) subject to adjustment pursuant to the terms of this Agreement, for the purpose of refinancing certain indebtedness of Borrower and to provide (a) working capital financing for Borrower, (b) for the Redemption Dividend and the purchase and redemption of the Preferred Stock, (c) funds for other general corporate purposes of Borrower, and (d) funds for other purposes permitted hereunder; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein; and

           WHEREAS, Borrower has agreed to secure all of its obligations under the Loan Documents by granting to Administrative Agent, for the benefit of Administrative Agent and Lenders, a security interest in and lien upon substantially all of its existing and after-acquired personal and real property; and

           WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Annex A and, for purposes of this Agreement and the other Loan Documents, the rules of construction set forth in Annex A shall govern. All Annexes, Disclosure Schedules, Exhibits and other attachments (collectively, "Appendices") hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of the Agreement.

           NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

           1.1       Credit Facilities.

          (a) Revolving Credit Facility.

               (i) Subject to the terms and conditions hereof, each Revolving Lender agrees to make available to Borrower from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a "Revolving Credit Advance"). The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate

          Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrower may borrow, repay and reborrow under this
          Section 1.1(a); provided that (i) the amount of any Revolving Credit Advance to be made at any time shall not exceed Borrowing Availability at such time, (ii) the amount of any Revolving Credit Advance shall not be less than $100,000, and (iii) all of the conditions and requirements set forth in Article 2 and this Section 1.1(a) shall have been satisfied or waived by Administrative Agent. Each Revolving Credit Advance shall be made on notice by Borrower to one of the representatives of Revolving Credit Agent identified in Schedule 1.1 at the address specified therein. Any such notice must be given no later than (1) 12:30 p.m. (New York time) on the Business Day of the proposed Revolving Credit Advance, in the case of an Index Rate Loan, or (2) 12:30 p.m. (New York time) on the date which is 3 Business Days prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a "Notice of Revolving Credit Advance") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(a)(i), and shall include the information required in such Exhibit, including, without limitation a Borrowing Availability Certificate, which shall set forth, among other things, a calculation of Borrower's EBITDA, on a consolidated basis, for the 12-month period ending on the last day of the immediately preceding Fiscal Month for which Financial Statements are available, Borrower's Funded Debt as of the date of such Borrowing Availability Certificate, and such other information as may be reasonably requested by Revolving Credit Agent from time to time. If Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, Borrower must comply with Section 1.5(e).

               (ii) Except as provided in Section 1.12, Borrower shall execute and deliver to each Revolving Lender a note to evidence the Revolving Loan Commitment of that Revolving Lender. Each note shall be in the principal amount of the Revolving Loan Commitment of the applicable Revolving Lender, dated as of the Closing Date and substantially in the form of Exhibit 1.1(a)(ii) (each a "Revolving Note" and, collectively, the "Revolving Notes"). Each Revolving Note shall represent the obligation of the Borrower to pay the amount of the applicable Revolving Lender's Revolving Loan Commitment or, if less, such Revolving Lender's Pro Rata Share of the aggregate unpaid principal amount of all Revolving Credit Advances to Borrower together with interest thereon as prescribed in Section 1.5. The entire unpaid balance of the aggregate Revolving Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

          (b) Term Loan.

               (i) Subject to the terms and conditions hereof, each Term Lender agrees to make a term loan (collectively, the "Term Loan") on the Closing Date to Borrower in the amount of the applicable Term Lender's Term Loan Commitment. The obligations of each Term Lender hereunder shall be several and not joint. Each such Term Loan shall be evidenced by a promissory note substantially in the form of Exhibit 1.1(b) (each a "Term Note" and collectively the "Term Notes"), and, except as provided in Section 1.12, Borrower shall execute and deliver the Term Note to the applicable Term Lender. The Term Note shall represent the obligation of Borrower to pay the applicable Term Lender's Term Loan Commitment, together with interest thereon as prescribed in Section 1.5.

               (ii) Borrower shall repay the Term Loan in nineteen (19) equal, consecutive quarterly installments of $1,250,000 on the first day of January, April, July and October of each year, commencing July 1, 2004.

               (iii) Notwithstanding Section 1.1(b)(ii), the aggregate outstanding principal balance of the Term Loan shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full. No payment with respect to the Term Loan may be reborrowed.

               (iv) Each payment of principal with respect to the Term Loan shall be paid to Administrative Agent for the ratable benefit of each Term Lender making a Term Loan, ratably in proportion to each such Term Lender's respective Term Loan Commitment.

          (c) Reliance on Notices. Agents shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation or similar notice believed by Agents to be genuine. Agents may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for such Agent has actual knowledge to the contrary.

           1.2       Letters of Credit.

           Subject to and in accordance with the terms and conditions contained herein and in Annex B, Borrower, shall have the right to request, and Revolving Lenders agree to incur, or purchase participations in, Letter of Credit Obligations in respect of Borrower.

           1.3       Prepayments.

          (a) Voluntary Prepayments. Borrower may at any time on at least 3 Business Days' prior written notice by Borrower to Administrative Agent voluntarily prepay all or part of the Term Loans; provided that any such prepayments shall be in a minimum amount of $1,250,000 at any time; provided further, any such voluntary prepayment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 1.13(b). Any partial prepayments of the Term Loans of Borrower shall be applied to prepay the scheduled installments of Borrower's Term Loans in inverse order of maturity.

          (b) Mandatory Prepayments.

               (i) If at any time the aggregate outstanding balance of the Revolving Loan exceeds the lesser of (A) the Maximum Amount or (B) the Revolving Compliance Maximum, Borrower shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, Borrower shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Annex B to the extent required to eliminate such excess.

               (ii) Immediately upon receipt by any Credit Party of proceeds of any asset disposition (excluding proceeds of asset dispositions permitted by Section 6.8 (a), (b), (c), (d), (e), (f), (g), (h), (j),
          and (k)) or any sale of Stock of any Subsidiary of any Credit Party (excluding proceeds resulting from issuances of Stock permitted by Section 6.8(i)), Borrower shall prepay the Loans in an amount equal to the Net Cash Proceeds of such disposition. Any such prepayment shall be applied in accordance with Section 1.3(c).

               (iii) If Borrower issues Stock (other than Stock issued by Borrower as a result of the exercise of Permitted Equity Issuance or as permitted in Section 6.8(i)), no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to the Net Cash Proceeds in connection therewith. Any such prepayment shall be applied in accordance with Section 1.3(c).

          (c) Application of Certain Mandatory Prepayments. Any prepayments made by Borrower pursuant to Sections 1.3(b)(ii) or (b)(iii) above shall be applied as follows: first, to Fees and reimbursable expenses of Agents then due and payable pursuant to any of the Loan Documents; second, to interest then due and payable on the Term Loan; third, to prepay the scheduled principal installments of the Term Loan in inverse order of maturity, until the same has been prepaid in full; fourth, to interest then due and payable on Revolving Credit Advances made to Borrower; fifth, to the principal balance of Revolving Credit Advances outstanding to Borrower until the same has been paid in full; and sixth, to any Letter of Credit Obligations of Borrower to provide cash collateral therefor in the manner set forth in Annex B, until all such Letter of Credit Obligations have been fully cash collateralized in the manner set forth in Annex B. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments.


          (d) Application of Prepayments from Insurance and Condemnation Proceeds. Prepayments from insurance or condemnation proceeds required to be made in accordance with Section 5.4(d) shall be applied in accordance with Section 1.3(c) above; provided that in no event shall any Net Cash Proceeds received by Borrower in connection with the buyback of certain insurance policies set forth on Disclosure Schedule 1.3, by the providers of such policies in settlement of actual or potential Environmental Liabilities be required to be paid as a mandatory prepayment, so long as the entire amount of such Net Cash Proceeds is set aside in a separate account and earmarked as reserves for use in the defense or settlement of any Environmental Liabilities which would have otherwise been covered by such policies. The Revolving Loan Commitment shall not be permanently reduced by the amount of any such prepayments. If insurance or condemnation proceeds received by Borrower exceed the outstanding principal balances of the Loans to Borrower the allocation and application of those proceeds shall be determined by Administrative Agent, subject to the approval of Requisite Lenders.

          (e) No Implied Consent. Nothing in this Section 1.3 shall be construed to constitute any Agent's or Lender's consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

           1.4       Use of Proceeds.

           Borrower shall utilize the proceeds of the Term Loan and the Revolving Loan solely for the Refinancing (and to pay any related transaction expenses), for the Redemption Dividend and the purchase and redemption of the Preferred Stock as set forth in Section 6.14, for the financing of Borrower's ordinary working capital, general corporate needs and for permitted payments on Subordinated Debt. Disclosure Schedule 1.4 contains a description of Borrower's sources and uses of funds as of the Closing Date, including Loans and Letter of Credit Obligations to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred to particular uses.

           1.5       Interest and Applicable Margins.

          (a) Borrower shall pay interest to Administrative Agent (with respect to the Term Loan) and to Revolving Credit Agent (with respect to the Revolving Loan), for the ratable benefit of Lenders in accordance with the various Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit Advances, the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per annum, based on the aggregate Revolving Credit Advances outstanding from time to time; and
     (ii) with respect to the Term Loan, the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum;

           As of the Closing Date the Applicable Margins are as follows:

            Applicable Revolver Index Margin                      1.50%
            Applicable Revolver LIBOR Margin                      2.75%
            Applicable Term Loan Index Margin                     1.50%
            Applicable Term Loan LIBOR Margin                     2.75%
            Applicable L/C Margin                                 2.75%


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
           The Applicable Margins shall be adjusted (up or down) prospectively on a quarterly basis as determined by Borrower's consolidated financial performance, commencing with the first day of the first calendar month that occurs more than 5 days after delivery of Borrower's quarterly Financial Statements to Lenders for the Fiscal Quarter ending September 30, 2004. Adjustments in Applicable Margins shall be determined by reference to the following grid:


   -------------------- -------------------- ------------------ --------------------- ------------------- -----------------
   IF LEVERAGE RATIO    APPLICABLE           APPLICABLE         APPLICABLE TERM       APPLICABLE TERM     APPLICABLE L/C
   IS:                  REVOLVER INDEX       REVOLVER LIBOR     LOAN INDEX MARGIN     LOAN LIBOR MARGIN   MARGIN IS:
                        MARGIN IS:           MARGIN IS:         IS:                   IS:
   -------------------- -------------------- ------------------ --------------------- ------------------- -----------------
   >  2.00 to 1.000     1.50%                2.75%              1.50%                 2.75%               2.75%
   -
   -------------------- -------------------- ------------------ --------------------- ------------------- -----------------
   < 2.00 to 1.00       1.25%                2.50%              1.25%                 2.50%               2.50%
   -------------------- -------------------- ------------------ --------------------- ------------------- -----------------


           All adjustments in the Applicable Margins thereafter shall be implemented quarterly on a prospective basis, for each calendar month commencing at least 5 days after the date of delivery to Lenders of the quarterly unaudited or annual audited (as applicable) Financial Statements evidencing the need for an adjustment. Concurrently with the delivery of those Financial Statements, Borrower shall deliver to Agents and Lenders a certificate, signed by a Responsible Officer, setting forth in reasonable detail the basis for the continuance of, or any change in, the Applicable Margins. Notwithstanding anything set forth herein to the contrary, failure to timely deliver such Financial Statements shall, in addition to any other remedy provided for in this Agreement, result in an increase in the Applicable Margins to the highest level set forth in the foregoing grid, until the first day of the first calendar month following the delivery of those Financial Statements demonstrating that such an increase is not required. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

          (b) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. Whenever the performance of any covenant or obligation hereunder is stated to be due on a day which is not a Business Day, such performance shall be made on the next preceding Business Day.

          (c) All computations of Fees calculated on a per annum basis and interest on any LIBOR Loan shall be made by Administrative Agent (with respect to Term Loan and Fees related thereto) and Revolving Credit Agent (with respect to the Revolving Loan, the Letters of Credit, the Letter of Credit Obligations, and the Fees related thereto) on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest on such LIBOR Loan and Fees are payable. All computations of interest on any Index Rate Loan shall be made by Administrative Agent (with respect to Term Loan) and Revolving Credit Agent (with respect to the Revolving Loan) of the basis of a 365/366 day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate is a floating rate determined for each day. Each determination by either Agent of an interest rate and Fees hereunder shall be final, binding and conclusive on Borrower, absent manifest error.

          (d) So long as an Event of Default has occurred and is continuing under Section 8.1(a), (h) or (i), or so long as any other Event of Default has occurred and is continuing and at the election of Administrative Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Administrative Agent to Borrower, the interest rates applicable to the Loans and the Letter of Credit Fees shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"), and all outstanding Obligations shall bear interest at the Default Rate applicable to such Obligations. Interest and Letter of Credit Fees at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

          (e) Borrower shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, subject to the conditions precedent set forth in Section 2.2, (ii) so long as no Default or Event of Default has occurred and is continuing, convert at any time all or any part of outstanding Loans from Index Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $250,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the 3rd Business Day prior to (1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to both Agents. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit 1.5(e). No Loan may be made as or converted into a LIBOR Loan until the 3rd Business Day after the Closing Date.

          (f) Notwithstanding anything to the contrary set forth in this Section 1.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "Maximum Lawful Rate"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agents on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 1.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Administrative Agent or Revolving Credit Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in
     Section 1.11 and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

           1.6       Intentionally Omitted.

           1.7       Intentionally Omitted.

           1.8       Cash Management Systems.

           Borrower will establish and will maintain until the Termination Date, the cash management systems described in Annex C (the "Cash Management Systems").

           1.9       Fees.

          (a) Borrower shall pay to GE Capital, individually, the Fees specified in that certain fee letter dated as of January 23, 2004 among Borrower and GE Capital (the "GE Capital Fee Letter"), at the times specified for payment therein.

          (b) As additional compensation for the Revolving Lenders, Borrower shall pay to Revolving Credit Agent, for the ratable benefit of such Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a Fee for Borrower's non-use of available funds in an amount equal to one-half percent (0.50%) per annum (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference between (i) the Maximum Amount (as it may be adjusted from time to time) and (ii) the average for the period of the daily closing balances of the aggregate Revolving Loan outstanding during the period for which such Fee is due.

          (c) Borrower shall pay to Revolving Credit Agent, for the ratable benefit of Revolving Lenders, the Letter of Credit Fee as provided in Annex B.

           1.10      Receipt of Payments.

           Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received in the Collection Account prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

           1.11      Application and Allocation of Payments.

          (a) So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied as determined by Borrower, subject to the provisions of Section 1.3(a); and
     (iii) mandatory prepayments shall be applied as set forth in Sections 1.3(c) and 1.3(d). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that each Agent shall have the continuing exclusive right to apply any and all such payments against the Obligations of Borrower as such Agent may deem advisable notwithstanding any previous entry by such Agent in the Loan Account or any other books and records. In the absence of a specific determination by Administrative Agent with respect to the Term Loan and any Interest or Fees not related to the Revolving Loan, or by Revolving Credit Agent with respect to the Revolving Loan and any Interest or Fees not related to the Term Loan, payments (with respect to each respective Loan) shall be applied to amounts then due and payable in the following order:
     (1) to Fees and Agents' expenses reimbursable hereunder; (2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan;
     (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to the aggregate, combined principal balance of the other Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 11.3.

          (b) During any time in which an Event of Default has occurred and is continuing, Administrative Agent is authorized and may direct Revolving Credit Agent to, and at Administrative Agent's sole election may instruct Revolving Credit Agent to charge to the Revolving Loan balance on behalf of Borrower and cause to be paid all Fees, expenses, Charges, costs (including insurance premiums in accordance with Section 5.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Borrowing Availability at such time after giving effect to such charges. At either Agent's option and to the extent permitted by law, any charges so made in accordance with this
     Section 1.11(b) shall constitute part of the Revolving Loan hereunder.

           1.12      Loan Account and Accounting.

           Administrative Agent shall maintain a loan account (the "Term Loan Account") on its books to record: the Term Loan, all payments made by Borrower with respect to the Term Loan and all other debits and credits as provided in this Agreement with respect to the Term Loan or any other Obligations (other than the information required to be recorded by the Revolving Credit Agent pursuant to the next sentence) and the name of each Person that is a Term Lender. Revolving Credit Agent shall maintain a loan account (the "Revolving Loan Account" and together with the Term Loan Account, the "Loan Account") on its books to record all Advances, all Letters of Credit, all Letter of Credit Obligations, all participations in the Letter of Credit Obligations, the amount of the reimbursement obligations of Borrower for each drawing made under a Letter of Credit, all payments made by Borrower with respect to the Advances, the Letters of Credit, the Letter of Credit Obligations, and all other debits and credits as provided in this Agreement with respect to the Revolving Loans, and the name of each Person that is a Revolving Lender or an L/C Issuer, as the case may be. In addition, Borrower and Agents shall treat each Person whose name is entered in the Loan Account as a Lender or as an L/C Issuer, as the case may be, for all purposes hereunder. All entries in the Loan Account shall be made in accordance with each Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on each Agents' most recent printouts or other written statements, shall, absent manifest error, be presumptive evidence of the amounts due and owing to such Agent and Lenders by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Each Agent shall render to Borrower and Lenders a monthly accounting of transactions with respect to the respective Loans maintained by them, setting forth the balance and details of the Loan Account as to Borrower for the immediately preceding month. Unless Borrower notifies the respective Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within 30 days after the date thereof, each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive on Borrower in all respects as to all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

           1.13      Indemnity.

          (a) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each Agent, Lenders and their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and out-of-pocket expenses (including reasonable attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, "Indemnified Liabilities"); provided, that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from that Indemnified Person's gross negligence or willful misconduct. NO INDEMNIFIED PERSON OR PARTY HERETO SHALL, SUBJECT TO THE LAST SENTENCE OF THIS SECTION 1.13(a), BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER. THE FOREGOING LIMITATION DOES NOT, IN ANY WAY, RESTRICT OR LIMIT THE OBLIGATION OF THE CREDIT PARTIES TO THE INDEMNIFIED PERSONS FOR INDEMNIFIED LIABILITIES.

          (b) To induce Lenders to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or
     (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after

     Borrower has given a notice thereof in accordance herewith, then Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss (including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower with its written calculation of all amounts payable pursuant to this Section 1.13(b), and such calculation shall be binding on the parties hereto unless Borrower shall object in writing within 10 Business Days of receipt thereof, specifying the basis for such objection in detail.

           1.14      Access.

           Each Credit Party that is a party hereto shall, during normal business hours, from time to time upon one Business Day's prior notice as frequently as Administrative Agent determines to be appropriate: (a) provide Administrative Agent, and any of its officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of each Credit Party and to the Collateral, (b) permit Administrative Agent, and any of its officers, employees and agents, to inspect, audit and make extracts from any Credit Party's books and records, and (c) permit Administrative Agent, and its officers, employees and agents, to inspect, review, and evaluate the Collateral of any Credit Party; provided that, so long as no Event of Default shall have occurred and be continuing, Administrative Agent shall not exercise rights under this Section 1.14 more often than two (2) times in any calendar year; provided, further a Responsible Officer will be given notice and an opportunity to attend (if a meeting) or otherwise participate in any communication with Borrower's accountants. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Administrative Agent in its reasonable discretion, each such Credit Party shall provide such access to Administrative Agent and to each Lender at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, Borrower shall provide Administrative Agent with access to their suppliers and customers. Each Credit Party shall make available to Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records that Administrative Agent may reasonably request. Each Credit Party shall deliver any document or instrument necessary for Administrative Agent, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Credit Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Credit Party.

           1.15      Taxes.

          (a) Except as provided in this Section 1.15, any and all payments by Borrower hereunder or under the Notes shall be made, in accordance with this Section 1.15, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Notes,
     (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.15) Administrative Agent, Revolving Credit Agent, Lenders or L/C Issuers, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Taxes, Borrower shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. Administrative Agent, Revolving Credit Agent, and Lenders shall not be obligated to return or refund any amounts received pursuant to this Section.

          (b) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within 10 days of demand therefor, pay each Agent, each Lender and each L/C Issuer, as the case may be, for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.15) paid by such Agent, such Lender or such L/C Issuer, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted; provided that such Agent, such Lender or such L/C Issuer, as the case may be, provides Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amount.

          (c) Neither Borrower nor any Credit Party, pursuant to this Section 1.15, shall be required to pay any additional amount to, or to indemnify, any Agent , Lender, or L/C Issuer, as the case may be, to the extent such Agent, Lender, or L/C Issuer becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Agent, Lender, or L/C Issuer becomes a party to this Agreement) as a result of any change in the residence, place of incorporation, principal place of business or the branch or lending office of such Agent, Lender, or L/C Issuer, as the case may be, or as a result of the sale by such Lender of participating interests in such Lender's creditor position(s) hereunder.

          (d) (i) Each Agent, each Lender and each L/C Issuer that is not a United States person as defined in Section 7701(a)(30) of the IRC (each, a "Foreign Lender") as to which payments to be made under this Agreement or under the Notes are exempt from United States withholding tax under an applicable statute or tax treaty shall provide, prior to or on the Closing Date (or prior to or on the date such Foreign Lender becomes a party to this Agreement), to Borrower and Administrative Agent a properly completed and executed IRS Form W-8ECI or Form W-8BEN or other applicable form, certificate or document prescribed by the IRS or the United States certifying as to such Foreign Lender's entitlement to a full exemption from United States withholding tax under an applicable statute or tax treaty with respect to all payments to be made under this Agreement or under the Notes or any other Loan Document (a "Certificate of Exemption"). Any foreign Person that seeks to become a Lender, an L/C Issuer or an Agent under this Agreement shall provide a Certificate of Exemption to Borrower and Administrative Agent prior to becoming a Lender, an L/C Issuer or an Agent hereunder. No foreign Person may become a Lender, an L/C Issuer or an Agent hereunder if such Person fails to deliver a Certificate of Exemption in advance of becoming a Lender, an L/C Issuer or an Agent, as applicable.
     (ii) Each Agent, each Lender, each L/C Issuer that is a United States person as defined in Section 7701(a)(30) of the IRC (each, a "U.S. Lender") shall provide prior to or on the Closing Date (or on or prior to the date it becomes a party to this Agreement) to Borrower and Administrative Agent a properly completed and executed IRS Form W-9 (certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax) or any successor form. Solely for purposes of this Section 1.15, a U.S. Lender shall not include a Lender, an L/C Issuer or an Agent that may be treated as an exempt recipient based on the indicators described in Treasury Regulation Section 1.6049-4(c)(1)(ii).

          (e) Each Lender and each L/C Issuer agrees that, upon the occurrence of any event giving rise to the operation of Section 1.15(a) or (b) with respect to such Lender or L/C Issuer, as the case may be, if requested by a Credit Party, it will use reasonable commercial efforts (subject to such Lender's or L/C Issuer's overall internal policies of general application) to designate another lending office for any Loans or Letter of Credit Obligations affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the reasonable judgment of such Lender or such L/C Issuer, as the case may be, cause such Lender and its lending office(s) or such L/C Issuer and its lending office(s), as the case may be, to suffer no economic, legal or regulatory disadvantage, and provided, further that nothing in this
     Section 1.15 shall affect or postpone any of the obligations of any Credit Party or the rights of any Lender or any L/C Issuer pursuant to Section 1.15(a) or (b).

           1.16      Capital Adequacy; Increased Costs; Illegality.

          (a) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time upon demand by such Lender (with a copy of such demand to Administrative Agent and Revolving Credit Agent) pay to Administrative Agent (with respect to the Term Loan) or to Revolving Credit Agent (with respect to the Revolving Loan), for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by such Lender to Borrower and to Agents shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Agent), pay to Administrative Agent (with respect to the Term Loan) or to Revolving Credit Agent (with respect to the Revolving Loan) for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and to Agents by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.16(b).

          (c) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing by Borrower to such Lender, together with interest accrued thereon, unless Borrower within 5 Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans.

          (d) Within 15 days after (i) receipt by Borrower of written notice and demand from any Lender (an "Affected Lender") (A) for payment of additional amounts or increased costs as provided in Sections 1.15(a), 1.15(b), 1.16(a) or 1.16(b), or (B) that such Lender shall cease to make LIBOR Loans as provided in Section 1.16(c), or (ii) any Lender becomes a Non-Funding Lender, then Borrower may, at its option, notify Agents and such Affected Lender or Non-Funding Lender, as the case may be, of its intention to replace such Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Administrative Agent (and if such Replacement Lender (as defined below) is to make Revolving Credit Advances, with the consent of the Revolving Credit Agent), which consent shall not be unreasonably withheld, may (x) obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for the Affected Lender or Non-Funding Lender, as the case may be, which Replacement Lender must be reasonably satisfactory to Administrative Agent, or (y) terminate the

     Commitment in respect of such Lender and repay all Obligations owing to such Lender relating to the Loans. If Borrower obtains a Replacement Lender within 90 days following notice of its intention to do so, the Affected Lender or Non-Funding Lender, as the case may be, must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by such Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided that Borrower shall have reimbursed such Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts or continues to make LIBOR Loans or the Non-Funding Lender advances funds in respect of its obligations hereunder within 15 days following its receipt of Borrower's notice of intention to replace such Affected Lender or Non-Funding Lender, as the case may be. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within 90 days thereafter, Borrower's rights to replace such Affected Lender or Non-Funding Lender under this Section 1.16(d) shall terminate and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 1.15(a), 1.15(b), 1.16(a) and 1.16(b).

          (e) With respect to any Lender's claim for compensation under this
     Section 1.16, Borrower shall not be required to compensate such Lender for any amounts incurred more than 180 days prior to the date that such Lender obtains knowledge of the event that gives rise to the claim.

           1.17      Single Loan.

           All Loans to Borrower and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

           1.18      Joinder of Additional Credit Parties.

           Any Person who is not a Credit Party hereunder at the Closing Date, and is required to become a Credit Party hereunder, must (i) become a party to this Agreement, (ii) assume all of the Obligations hereunder and under the other Loan Documents and (iii) be bound by all the terms, conditions, representations and warranties hereunder and under the other Loan Documents. Without limiting the foregoing, such additional Credit Party promises to be jointly and severally liable along with any other Credit Party for the guaranty and repayment of the Obligations including the entire principal amount of the Revolving Loan and the Term Loan when due under this Agreement. Further, Borrower and such additional Credit Party shall, provide the following to Administrative Agent, each in form and substance satisfactory to Administrative Agent in its sole discretion:

               (a) A Joinder Agreement, together with all schedules and documents requested therein, in the form set forth on
                    Exhibit 1.18 executed by such Credit Party;

               (b)  Updated Schedules to this Agreement and the Security
                    Agreement;

               (c) Upon Administrative Agent's request, at Administrative Agent's option and in its sole discretion, updated Schedules and an amendment to the Darling Pledge Agreement together with any original stock powers and Stock certificates of such Credit Party, so that Administrative Agent shall, in its reasonable discretion, have a lien and first priority security interest on the Stock of such Credit Party;

               (d) Upon Administrative Agent's request, at Administrative Agent's option and in its sole discretion, a Pledge Agreement executed by such Credit Party in form and content acceptable to Administrative Agent, pursuant to which such Credit Party pledges 100% of the outstanding Stock of its Subsidiaries to Administrative Agent to secure the Obligations, in form and content acceptable to Administrative Agent, accompanied by share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank;

               (e) A Guaranty executed by such Credit Party in form and content acceptable to Administrative Agent, guaranteeing the repayment by Borrower of the Loans and all other Obligations of Borrower.

               (f) Copies of the articles of incorporations, or otherwise applicable organizational documents, of such additional Credit Party;

               (g) Good Standing certificates, domestic and foreign (if applicable) of such additional Credit Party;

               (h) Certificates of the Secretary of such additional Credit Party setting forth (1) the names and true signatures of the authorized officers of such additional Credit Party, (2) the by-laws or otherwise applicable governing documents of such additional Credit Party, (3) resolutions of such additional Credit Party approving the transaction and the assumption and guaranty of the Obligations, and (4) that the representations and warranties set forth in Section 3 hereof and the other Loan Documents are true and correct; and

               (i) Such other certificates, documents, opinions, agreements and information as any Agent or Lender may reasonably request.

           1.19  Increase in Revolving Loan and Revolving Lender Commitments.

           Borrower may request that the aggregate Revolving Loan Commitments be increased by up to $12,500,000. Administrative Agent will use its reasonable efforts to cause such increase by offering such increase first to Lenders under this Agreement at such time, and then to Qualified Assignees deemed reasonably satisfactory to Administrative Agent, in its discretion (each such Lender or Qualified Assignee who shall agree to offer all or a portion of such increased Revolving Loan Commitment shall hereinafter be referred to as an "Additional Lender"). No Lender shall have any obligation to offer or provide any Revolving Loan Commitment beyond such Lender's Revolving Loan Commitment set forth on Annex J. Such increase in the Revolving Loan Commitment shall be subject to the satisfaction of the following conditions in each case as of the date such increase is to be effective:

               (a) Each Agent and Lender shall have consented to such increase in writing, and in form and content acceptable to Administrative Agent;

               (b) no Default or Event of Default shall have occured or be continuing;

               (c) such incremental increase shall only be made one time and shall be in amount not to exceed $12,500,000;

               (d) Administrative Agent shall have received an acknowledgement agreement from any Additional Lender and Borrower in the form of Exhibit 1.19;

               (e) Borrower shall have executed and delivered new or revised Revolving Notes to Lenders and any Additional Lender taking into account the increased Revolving Loan Commitments and the readjustment, if any, of Commitments resulting from the addition of the increased Revolving Loan Commitment; and

               (f) after giving effect to any such increase, the aggregate Revolving Loan Commitment shall not exceed $55,000,000.

Borrower hereby acknowledges and agrees that, after the effective date of any such increase, such increase in the Revolving Loan Commitment shall give rise to a direct obligation of Borrower to the Additional Lenders and that each Additional Lender shall be considered to be a "Revolving Lender" or "Lender" hereunder. Borrower and Lenders authorize Administrative Agent to modify Annex J at the time of any increase in the Revolving Loan Commitments to reflect such increase and add Additional Lenders, if any.


2. CONDITIONS PRECEDENT

           2.1       Conditions to the Initial Loans.

           No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been (i) satisfied or provided for in a manner satisfactory to Administrative Agent, (ii) waived in writing by Administrative Agent and Lenders, or (iii) set forth as Post Closing Requirements under and pursuant to Section 5.11:

          (a) Credit Agreement; Loan Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, each other Credit Party, Agents, and Lenders; and Administrative Agent shall have received such documents, instruments, agreements and legal opinions as Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, as set forth in the Closing Checklist attached hereto as Annex D, each in form and substance reasonably satisfactory to Administrative Agent.

          (b) Repayment of Prior Lender Obligations; Satisfaction of Outstanding L/Cs. (i) Administrative Agent shall have received a fully executed copy of a pay-off letter reasonably satisfactory to Administrative Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the Term Loan and the initial Revolving Credit Advance and all Liens upon any of the property of Borrower or any of its Subsidiaries in favor of Prior Lender shall be terminated by Prior Lender immediately upon such payment; and (ii) all letters of credit issued or guaranteed by Prior Lender shall have been cash collateralized, supported by a guaranty of Revolving Credit Agent or supported by a Letter of Credit issued pursuant to Annex B, as mutually agreed upon by Agents, Borrower and Prior Lender.

          (c) Approvals. Administrative Agent shall have received (i) satisfactory evidence that the Credit Parties have obtained all required consents and approvals of all Persons including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions or (ii) an officer's certificate in form and substance reasonably satisfactory to Administrative Agent affirming that no such consents or approvals are required.

          (d) Opening Availability. Borrower, shall have Borrowing Availability, after giving effect to the initial Revolving Credit Advance made to Borrower, the incurrence of any initial Letter of Credit Obligations and the consummation of the Related Transactions (on a pro forma basis, with trade payables being paid currently, and expenses and liabilities being paid in the ordinary course of business and without acceleration of sales) of at least $20,000,000.

          (e) Payment of Fees. Borrower shall have paid the Fees required to be paid on the Closing Date in the respective amounts specified in Section 1.9 (including the Fees specified in the GE Capital Fee Letter), and shall have reimbursed Administrative Agent for all fees, costs and expenses of closing presented as of the Closing Date.

          (f) Capital Structure: Other Indebtedness. The capital structure of each Credit Party and the terms and conditions of all Indebtedness of each Credit Party shall be acceptable to Administrative Agent in its reasonable discretion.

          (g) Total Indebtedness. On the Closing Date, after giving effect to the initial Revolving Credit Advance and the Term Loan, the sum of Borrower's and its Subsidiaries' (i) total Indebtedness, (ii) aggregate gross minimum rental commitments under non-cancelable operating lease and
     (iii) obligations in respect of off balance sheet financing as disclosed in Borrower's most recent 10-K filing with the SEC, shall not exceed $105,000,000.

          (h) Due Diligence. Administrative Agent shall have completed its business, environmental and legal due diligence with results reasonably satisfactory to Administrative Agent.

          (i) Consummation of Related Transactions. Administrative Agent shall have received fully executed copies of the other Related Transactions Documents, each of which shall be in form and substance reasonably satisfactory to Administrative Agent and its counsel. The Related Transactions shall have been consummated in accordance with the terms of the Related Transactions Documents.

           2.2       Further Conditions to Each Loan.

           Except as otherwise expressly provided herein, no Lender shall be obligated to fund any Advance or incur any Letter of Credit Obligation, if, as of the date thereof:

          (a) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement and Administrative Agent or Requisite Revolving Lenders have determined not to make such Advance, convert or continue any Loan as LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such warranty or representation is untrue or incorrect;

          (b) any event or circumstance having a Material Adverse Effect has occurred since the date hereof as determined by the Requisite Revolving Lenders and Administrative Agent or Requisite Revolving Lenders have determined not to make such Advance, convert or continue any Loan as a LIBOR Loan or incur such Letter of Credit Obligation as a result of the fact that such event or circumstance has occurred;

          (c) any Default or Event of Default has occurred and is continuing or would result after giving effect to any Advance (or the incurrence of any Letter of Credit Obligation), and Administrative Agent or Requisite Revolving Lenders shall have determined not to make any Advance, convert or continue any Loan as a LIBOR Loan or incur any Letter of Credit Obligation as a result of that Default or Event of Default; or

          (d) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan would exceed the lesser of (A) the Maximum Amount or (B) the Revolving Compliance Maximum.

           The request and acceptance by Borrower of the proceeds of any Advance, or the incurrence of any Letter of Credit Obligations, shall be deemed to constitute, as of the date thereof, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Administrative Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

           To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement, jointly and severally, make the following representations and warranties to Agents and each Lender with respect to all Credit Parties, each and all of which shall survive the execution and delivery of this Agreement.

           3.1       Corporate Existence; Compliance with Law.

          (a) Each Credit Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization set forth in Disclosure Schedule 3.1; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iv) subject to specific representations regarding Environmental Laws, has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to obtain or give the same would not reasonably be expected to have a Material Adverse Effect; and (v) is in compliance with its charter and bylaws or partnership or operating agreement, as applicable.

          (b) Subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, each Credit Party is and will remain in compliance with all applicable provisions of all laws and regulations, including, without limitation, all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidances on BSA compliance and on the prevention and detection of money laundering violations, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. Without, in any way limiting the foregoing, each Credit Party has taken and will take all necessary steps to ensure that no person who owns a controlling interest in or otherwise controls such Credit Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or
     (ii) a person designated under Section 1(b), (c), or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Order.

           3.2     Executive Offices, Collateral Locations Not Owned or Leased,
FEIN.

           As of the Closing Date, the current location of each Credit Party's chief executive office and the warehouses and premises which are not owned or leased by the Credit Parties and at which any Collateral having a value in excess of $50,000 is located are set forth in Disclosure Schedule 3.2. In addition, Disclosure Schedule 3.2 lists the federal employer identification number of each Credit Party.

           3.3     Corporate Power, Authorization, Enforceable Obligations.

           The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person's power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person's charter, bylaws or partnership or operating agreement as applicable; (d) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Administrative Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(c), all of which will have been duly obtained, made or complied with prior to the Closing Date, except, with respect to a violation, conflict, breach, termination or default referred to in clause (d) and (e) above, which would not reasonably be expected to have a Material Adverse Effect or with respect to a consent or approval referred to in clause (g) above, the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect. Each of the Loan Documents shall be duly executed and delivered by each Credit Party that is a party thereto and each such Loan Document shall constitute a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms.

           3.4       Financial Statements and Projections.

           Except for the Projections, all Financial Statements concerning Borrower and its respective Subsidiaries that are referred to below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

          (a) Financial Statements. The following Financial Statements attached hereto as Disclosure Schedule 3.4(a) have been delivered as of the date hereof:

               (i) The audited consolidated and consolidating balance sheets at December 28, 2002 and the related statements of income and cash flows of Borrower and its Subsidiaries for the Fiscal Years then ended, certified by KPMG.

               (ii) The unaudited balance sheet(s) at January 3, 2004 and the related statement(s) of income and cash flows of Borrower and its Subsidiaries for the four Fiscal Quarters then ended, reviewed on a preliminary basis by KPMG.

               (iii) The unaudited balance sheet(s) at February 28, 2004 and the related statement(s) of income and cash flows of Borrower and its Subsidiaries for the portion of the Fiscal Quarter then ended.

          (b) Pro Forma. The Pro Forma which has been delivered on or before the date hereof and attached hereto as Disclosure Schedule 3.4(b) was prepared by Borrower giving pro forma effect to the Related Transactions, was based on the unaudited consolidated and consolidating balance sheets of Borrower and its Subsidiaries dated January 3, 2004, and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

          (c) Projections. The Projections which have been delivered on or before the date hereof and attached hereto as Disclosure Schedule 3.4(c) have been prepared by Borrower in light of the past operations of their businesses, but including future payments of known contingent liabilities, and reflect projections for the five year period beginning on January 4, 2004 on a month-by-month basis for the first year and on a year-by-year basis thereafter. The Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of the future financial performance of Borrower and of the other information projected therein for the period set forth therein. Such Projections are not a guaranty of future performance and actual results may differ from those set forth in such Projections.

           3.5     Material Adverse Effect.

           Between December 28, 2002 and the Closing Date no event has occurred, that alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

           3.6     Ownership of Property; Liens; Rolling Stock.

          (a) As of the Closing Date, the real estate ("Real Estate") listed in Disclosure Schedule 3.6 constitutes all of the real property owned, leased, or subleased by any Credit Party. Except as disclosed on Disclosure
     Schedule 3.6, each Credit Party owns good and marketable fee simple title to all of its owned Real Estate, and valid and marketable leasehold interests in all of its leased Real Estate, all as described on Disclosure
     Schedule 3.6, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Administrative Agent have been delivered to Administrative Agent. Each Credit Party also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and there are no facts, circumstances or conditions known to any Credit Party that may result in any Liens (including Liens arising under Environmental Laws) other than Permitted Encumbrances. Each Credit Party has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's right, title and interest in and to all such Real Estate and other properties and assets except to the extent that failure to obtain or effect the same would not reasonable be expected to have a Material Adverse Effect. Disclosure Schedule 3.6 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's Real Estate has suffered any material damage by fire or other casualty loss that has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied. As of the Closing Date, all permits, other than Environmental Permits, required to have been issued or appropriated to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect, except to the extent that failure to have the same issued or appropriated would not reasonably be expected to have a Material Adverse Effect.

          (b) All Rolling Stock and other Equipment owned by the Borrower which, under applicable law (including, without limitation, any Motor Vehicle
     Law), is required to be registered is properly registered or in the process of being properly registered in the name of Borrower, and all Rolling Stock and other Equipment owned by the Borrower, the ownership of which, under applicable law (including, without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, is properly titled or is in the process of being properly titled in the name of Borrower, except to the extent that failure to have the same registered or titled would not reasonably be expected to have a Material Adverse Effect. The Rolling Stock listed on Disclosure Schedule 3.6 constitutes substantially all of the Rolling Stock owned by the Borrower on the Closing Date and the Rolling Stock not subject to a certificate of title or ownership under applicable law (including, without limitation, any Motor Vehicle Law) is noted therein.

           3.7       Labor Matters.

           As of the Closing Date (a) no strikes or other material labor disputes against any Credit Party are pending or, to any Credit Party's knowledge, threatened; (b) hours worked by and payment made to employees of each Credit Party comply in all material respects with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters;
(c) all material payments due from any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party; (d) except as set forth in Disclosure Schedule 3.7, no Credit Party is a party to or bound by any collective bargaining agreement, management agreement, material consulting agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement (and true and complete copies of any agreements described on Disclosure Schedule 3.7 have been made available to Administrative Agent); (e) there is no organizing activity involving any Credit Party pending or, to any Credit Party's knowledge, threatened by any labor union or group of employees; (f) there are no representation proceedings pending or, to any Credit Party's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Credit Party has made a pending demand for recognition; and (g) except as set forth in Disclosure
Schedule 3.7, there are no material complaints or charges against any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party of any individual.

           3.8 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.

           Except as set forth in Disclosure Schedule 3.8, as of the Closing Date, no Credit Party has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. As of the Closing Date, all of the issued and outstanding Stock of each Subsidiary is owned by each of the Stockholders and in the amounts set forth in Disclosure
Schedule 3.8. Except as set forth in Disclosure Schedule 3.8 and as is otherwise publicly disclosed, as of the Closing Date, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which any Credit Party may be required to issue, sell, repurchase or redeem any of its Stock or other equity securities or any Stock or other equity securities of its Subsidiaries.

           3.9     Government Regulation.

           No Credit Party is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940. No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder. The making of the Loans by Lenders to Borrower, the incurrence of the Letter of Credit Obligations on behalf of Borrower, the application of the proceeds thereof and repayment thereof and the consummation of the Related Transactions will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

           3.10    Margin Regulations.

           No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). No Credit Party owns any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

           3.11      Taxes.

           All tax returns, reports and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party have been filed with the appropriate Governmental Authority and all Charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding Charges or other amounts being contested in accordance with Section 5.2(b), and with respect to which the failure to make such filing or payment would not reasonably be expected to have a Material Adverse Effect. Proper and accurate amounts have been withheld by each Credit Party from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Disclosure Schedule 3.11 sets forth as of the Closing Date those taxable years for which any Credit Party's tax returns are currently being audited by the IRS or any other applicable Governmental Authority, and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described in Disclosure Schedule 3.11, no Credit Party has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the Credit Parties and their respective predecessors are liable for any
Charges: (a) under any agreement (including any tax sharing agreements) or (b) to each Credit Party's knowledge, as a transferee. As of the Closing Date, no Credit Party has agreed or been requested to make any adjustment under IRC
Section 481(a), by reason of a change in accounting method or otherwise, which would reasonably be expected to have a Material Adverse Effect.

           3.12      ERISA.

          (a) Disclosure Schedule 3.12 lists (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Pension Plans, including Title IV Plans, Multiemployer Plans, ESOPs and Welfare Plans, including all Retiree Welfare Plans. Copies of all such listed Plans (other than Multiemployer Plans), together with a copy of the latest IRS/DOL 5500-series form for each such Plan, have been delivered to Administrative Agent. Except with respect to Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401 of the IRC, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and nothing has occurred that would reasonably be expected to cause the loss of such qualification or tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the IRC, including the timely filing of all reports required under the IRC or ERISA, including the statement required by 29 CFR Section 2520.104-23, except where such non-compliance would not reasonably be expected to have a

     Material Adverse Effect. Neither any Credit Party nor ERISA Affiliate has failed to make any contribution or pay any amount due as required by either
     Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. Neither any Credit Party nor ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.


          (b) Except as set forth in Disclosure Schedule 3.12: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred any liability as a result of a complete or partial withdrawal from a Multiemployer Plan that has not been satisfied; (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Stock of all Credit Parties and their ERISA Affiliates makes up, in the aggregate, no more than 10% of fair market value of the assets of any Plan measured on the basis of fair market value as of the latest valuation date of any Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or an equivalent rating by another nationally recognized rating agency.

           3.13      No Litigation.

           No action, claim, lawsuit, demand, investigation or proceeding is now pending or, to the knowledge of any Credit Party, threatened against any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, "Litigation"), (a) that challenges any Credit Party's right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could be reasonably be expected to have a Material Adverse Effect. Except as set forth on Disclosure Schedule 3.13, as of the Closing Date there is no Litigation pending or, to any Credit Party's knowledge, threatened, which could reasonably be expected to result in liability in excess of $250,000 and which is not covered by insurance, or injunctive relief against, or alleges criminal misconduct which could reasonably be expected to result in a fine in excess of $50,000 or which constitutes a felony, of any Credit Party.

           3.14      Brokers.

           No broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

           3.15      Intellectual Property.

           As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it, and each registered Patent, Trademark, Copyright and License is listed, together with application or registration numbers, as applicable, in Disclosure Schedule 3.15. Each Credit Party conducts its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any material respect. Except as set forth in Disclosure Schedule 3.15, no Credit Party is aware of any infringement claim by any other Person with respect to any Intellectual Property of such Credit Party.

           3.16      Full Disclosure.

           No information contained in this Agreement, any of the other Loan Documents, any Projections or Financial Statements or other written reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Credit Party to Administrative Agent or any Lender pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Assuming the filing of financing statements in appropriate form and in the appropriate jurisdictions, the Liens granted to Administrative Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at all times be fully perfected first priority Liens in and to the Collateral for which perfection may be made by filing a financing statement, subject, as to priority, only to Permitted Encumbrances.

           3.17      Environmental Matters.

          (a) Except as set forth in Disclosure Schedule 3.17 and in public filings made by the Credit Parties with the SEC, as of the Closing Date:
     (i) the Credit Parties are and have been in compliance with all Environmental Laws, except for such noncompliance that would not result in Environmental Liabilities which could reasonably be expected to exceed $500,000 individually or $3,000,000 in the aggregate, (ii) the Credit Parties have obtained, maintain in good standing and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain, maintain or comply with such Environmental Permits would not result in Environmental Liabilities that could reasonably be expected to exceed $500,000 individually or $3,000,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (iii) no Credit Party has knowledge of any facts, circumstances or conditions, including any

     Releases (other than Releases in licensed landfills made in accordance with all Environmental Laws) of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party which could reasonably be expected to exceed $500,000 individually or $3,000,000 in the aggregate; (iv) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $500,000 individually or $3,000,000 in the aggregate, or injunctive relief against, or that alleges criminal misconduct by, any Credit Party; (v) no notice has been received by any Credit Party identifying it as a "potentially responsible party" or requesting information under CERCLA or analogous state statutes except for such notices or requests which would not result in Environmental Liabilities which could reasonably be expected to exceed $500,000 individually or $3,000,000 in the aggregate, and to the knowledge of the Credit Parties, there are no material facts, circumstances or conditions in existence that may result in any Credit Party being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (vi) the Credit Parties have made available to Administrative Agent copies of all material and non-privileged existing environmental reports, reviews and audits and all material and non-privileged written information pertaining to actual or potential Environmental Liabilities, in each case relating to any Credit Party that are in the possession custody or control of a Credit Party.

          (b) Each Credit Party hereby acknowledges and agrees that Agents and Lenders (i) are not now, and have not ever been, in control of any of the Real Estate or any Credit Party's affairs, and (ii) do not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's conduct with respect to the ownership, operation or management of any of its Real Estate or compliance with Environmental Laws or Environmental Permits.

           3.18      Insurance.

           Disclosure Schedule 3.18 lists all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party, as well as a summary of the terms of each such policy.

           3.19      Deposit and Disbursement Accounts.

           Disclosure Schedule 3.19 lists, as of the Closing Date, all banks and other financial institutions at which any Credit Party maintains deposit or other accounts, including any Disbursement Accounts, and such Schedule correctly identifies, as of the Closing Date, the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

           3.20      Customer and Trade Relations.

           As of the Closing Date, there exists no actual or, to the knowledge of any Credit Party, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of any Credit Party with any customer whose purchases during the preceding 12 months caused them to be ranked among the ten largest customers of such Credit Party, or the business relationship of any Credit Party with any supplier material to its operations that would prevent the Credit Parties from conducting their businesses in substantially the same manner as conducted on the Closing Date.

           3.21      Agreements and Other Documents; Seller Obligations.

          (a) As of the Closing Date, each Credit Party has made available to Administrative Agent, its counsel or representative, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in Disclosure Schedule 3.21: forms of supply agreements and purchase agreements not terminable by such Credit Party within 60 days following written notice issued by such Credit Party and involving transactions in excess of $1,000,000 per annum; leases of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $250,000 per annum; licenses and permits held by the Credit Parties, the absence of which could be reasonably likely to have a Material Adverse Effect; instruments and documents evidencing any Indebtedness or Guaranteed Indebtedness of such Credit Party and any Lien granted by such Credit Party with respect thereto; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

          (b) Except as set forth and described in reasonable detail in Disclosure Schedule 3.21, as of the Closing Date, Borrower is not subject to any, and is not bound by any Seller Obligations.

           3.22      Solvency.

           Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or incurred, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of Borrower; (c) the Refinancing and the consummation of the other Related Transactions; and (d) the payment and accrual of all transaction costs in connection with the foregoing, each Credit Party is and will be Solvent.

           3.23      Subordinated Debt.

           As of the Closing Date, Borrower has delivered to Administrative Agent a complete and correct copy of the Subordinated Notes (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). The subordination provisions of the Subordinated Notes are, to the best of Borrower's knowledge, enforceable against the holders of the Subordinated Notes by Administrative Agent and Lenders. All Obligations, including the Letter of Credit Obligations, constitute senior Indebtedness and Senior Debt (as such term is defined in the Subordinated Documents) entitled to the benefits of the subordination provisions contained in the Subordinated Documents. In addition, for purposes of clarifying defined terms under the Subordinated Documents, the parties hereto agree (i) the term "Indebtedness" (as defined in the Subordinated Documents) shall be deemed to include all Obligations under this Agreement; (ii) this Agreement constitutes and evidences a "Credit Facility" and the "Senior Credit Agreement" (as each term is defined in the Subordinated Documents); and
(iii) the Indebtedness and Obligations outstanding under this Agreement constitute "Senior Debt" (as defined in the Subordinated Documents). Borrower acknowledges that Agents and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Subordinated Loan Documents and this Section 3.23.

4. FINANCIAL STATEMENTS AND INFORMATION

           4.1 Reports and Notices. Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Administrative Agent or to Agents and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.

           4.2       Communication with Accountants.

           Each Credit Party executing this Agreement authorizes Administrative Agent to communicate directly with its independent certified public accountants, including KPMG, and authorizes and, at Administrative Agent's request, shall instruct those accountants and advisors to communicate, disclose and make available to Administrative Agent any and all Financial Statements and other supporting financial documents, schedules and information relating to any Credit Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Credit Party; provided that a Responsible Officer has been given prior notice and an opportunity to attend (if a meeting) or otherwise participate in such communication.

5. AFFIRMATIVE COVENANTS

           Each Credit Party executing this Credit Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the Termination Date:

           5.1       Maintenance of Existence and Conduct of Business.

           Each Credit Party shall: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises (other than as permitted by Section 6.1), except to the extent the failure to maintain the same would not reasonably be expected to have a Material Adverse Effect; (b) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear and any casualty or condemnation) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (c) transact business only in such corporate and trade names as are set forth in Disclosure Schedule 5.1, as the same may be supplemented in accordance herewith.

           5.2       Payment of Charges.

          (a) Subject to Section 5.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it, including (i) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (ii) lawful claims for labor, materials, supplies and services or otherwise, and (iii) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due, except to the extent that failure to pay or discharge the same would not reasonably be expected to have a Material Adverse Effect.

          (b) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 5.2(a); provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP; (ii) no Lien shall be imposed to secure payment of such Charges (other than payments to warehousemen and/or bailees) that is superior to any of the Liens securing the Obligations and such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Charges; (iii) no portion of the Collateral exceeding $500,000 individually or in the aggregate becomes subject to forfeiture or loss as a result of such contest; (iv) such Credit Party shall promptly pay or discharge such contested Charges, Taxes or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Administrative Agent evidence reasonably acceptable to Administrative Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Credit Party or the conditions set forth in this Section 5.2(b) are no longer met; and (v) Administrative Agent has not advised Borrower in writing that Administrative Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

           5.3       Books and Records.

           Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements attached as Disclosure Schedule 3.4(a).

           5.4       Insurance; Damage to or Destruction of Collateral.

          (a) The Credit Parties shall, at their sole cost and expense, maintain the policies of insurance in such amounts and covering such risks as are customarily covered by Persons engaged in similar businesses and owning similar properties in the same general areas where Borrower operates and with insurers reasonably acceptable to Administrative Agent. Such policies of insurance (or the loss payable and additional insured endorsements delivered to Administrative Agent) shall contain provisions pursuant to which the insurer agrees to provide 30 days prior written notice to

     Administrative Agent in the event of any non-renewal, cancellation or amendment of any such insurance policy; provided that such policies may be cancelable for non-payment of applicable premiums upon not less than 10 days prior written notice. If any Credit Party at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay all premiums relating thereto, Administrative Agent may at any time or times thereafter obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto that Administrative Agent deems advisable. Administrative Agent shall have no obligation to obtain insurance for any Credit Party or pay any premiums therefor. By doing so, Administrative Agent and Lenders shall not be deemed to have waived any Default or Event of Default arising from any Credit Party's failure to maintain such insurance or pay any premiums therefor. All sums so disbursed, including reasonable attorneys' fees, court costs and other charges related thereto, shall be payable on demand by Borrower to Agents and shall be additional Obligations hereunder secured by the Collateral.

          (b) If reasonably requested by Administrative Agent, each Credit Party shall deliver to Administrative Agent from time to time a report of a reputable insurance broker, reasonably satisfactory to Administrative Agent, with respect to its insurance policies.

          (c) Each Credit Party shall deliver to Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, endorsements to (i) all "All Risk" and business interruption insurance naming Administrative Agent, on behalf of itself and Lenders, as loss payee, and
     (ii) all general liability and other liability policies naming Administrative Agent, on behalf of itself and Lenders, as additional insured. Each Credit Party irrevocably makes, constitutes and appoints Administrative Agent (and all officers, employees or agents designated by Administrative Agent), so long as any Event of Default has occurred and is continuing, as such Credit Party's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such "All Risk" policies of insurance, endorsing the name of such Credit Party on any check or other item of payment for the proceeds of such "All Risk" policies of insurance and for making all determinations and decisions with respect to such "All Risk" policies of insurance. Administrative Agent shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power-of-attorney. Borrower shall promptly notify Administrative Agent of any loss, damage, or destruction to the Collateral in the amount of $250,000 or more, whether or not covered by insurance.

          (d) So long as no Event of Default has occurred and is continuing, the Credit Parties may use any Net Cash Proceeds received as a result of any casualty or condemnation in respect of any Credit Party's property to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction or to expand existing Collateral. If the Net Cash Proceeds held by the Borrower at any point in time exceed $2,000,000 in the aggregate, the Credit Parties shall deliver and Administrative Agent shall receive and deposit the same in a restricted access cash collateral account in which Administrative Agent shall have a first priority perfected security interest. Thereafter, provided no Event of Default has occurred and is continuing, such funds shall be made available to such Credit Party for payment in respect of work actually performed or contracted to be performed to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction or to expand existing Collateral upon delivery to Administrative Agent of receipts, bills, invoices or documentation evidencing purchase orders, performance or completion of the same. Such Net Cash Proceeds shall be disbursed by Administrative Agent pursuant to a procedure reasonably acceptable to Administrative Agent. To the extent not used to replace, repair, restore or rebuild the Collateral or expand existing Collateral, such Net Cash Proceeds shall be applied in accordance with Section 1.3(d). At any time after the occurrence and during the continuance of an Event of Default, Administrative Agent may, at its option, apply all or any portion of Net Cash Proceeds received as a result of any casualty or condemnation in respect of any Credit Party's property to the Obligations in accordance with Section 1.3(d).

           5.5       Compliance with Laws.

           Each Credit Party shall comply with all federal, state, local and foreign laws and regulations applicable to it, including those relating to ERISA and labor matters and Environmental Laws and Environmental Permits, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

           5.6       Supplemental Disclosure.

           From time to time as may be reasonably requested by Administrative Agent (which request will not be made more frequently than once each year absent the occurrence and continuance of a Default or an Event of Default), the Credit Parties shall supplement each Disclosure Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule or as an exception to such representation or that is necessary to correct any information in such Disclosure Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Disclosure Schedule, such Disclosure Schedule shall be appropriately marked to show the changes made therein); provided that (a) no such supplement to any such Disclosure Schedule or representation shall amend, supplement or otherwise modify any Disclosure Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and Requisite Lenders in writing, and (b) no supplement shall be required or permitted as to representations and warranties that relate solely to the Closing Date.

           5.7       Intellectual Property.

           Each Credit Party will conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person if such infringement or interference would reasonably be expected to have a Material Adverse Effect.

           5.8       Environmental Matters.

           Each Credit Party shall and shall cause each Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental Permits other than noncompliance that could not reasonably be expected to have a Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are reasonably appropriate or necessary to maintain the value and marketability of the Real Estate in its present condition and use or to otherwise comply with Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any Hazardous Material on, at, in, under, above, to, from or about any of its Real Estate; (c) notify Administrative Agent promptly after such Credit Party becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities in excess of $500,000 individually or $3,000,000 in the aggregate; and (d) promptly forward to Administrative Agent a copy of any order, notice, request for information or any communication or report received by such Credit Party in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $500,000 individually and $3,000,000 in the aggregate, in each case whether or not the Environmental Protection Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Administrative Agent at any time has a reasonable basis to believe that there may be a violation of any Environmental Laws or Environmental Permits by any Credit Party or any Environmental Liability arising thereunder, or a Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a Material Adverse Effect, then each Credit Party shall, upon Administrative Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Administrative Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Administrative Agent and shall be in form and substance reasonably acceptable to Administrative Agent, and (ii) permit Administrative Agent or its representatives to have access to all Real Estate for the purpose of conducting such environmental audits and testing as Administrative Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Administrative Agent for the costs of such audits and tests and the same will constitute a part of the Obligations secured hereunder.

           5.9 Landlords' Agreements, Mortgagee Agreements, Bailee Letters and Real Estate Purchases.

           Each Credit Party shall use commercially reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of each leased property, mortgagee of owned property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral is stored or located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Administrative Agent. Each Credit Party shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. To the extent otherwise permitted hereunder, if any Credit Party proposes to acquire a fee ownership interest in Real Estate after the Closing Date, at the time of such acquisition, it shall provide to Administrative Agent, in Administrative Agent's discretion, a mortgage or deed of trust granting Administrative Agent a first priority Lien, subject to Permitted Encumbrances, on such Real Estate, or Negative Pledge to be recorded in the applicable land records where the Real Estate is located, together with environmental audits, mortgage title insurance commitment, real property survey, local counsel opinion(s), and, if required by Administrative Agent in its reasonable discretion, within thirty days of the acquisition thereof, supplemental casualty insurance and flood insurance, and such other documents, instruments or agreements reasonably requested by Administrative Agent, in each case, in form and substance reasonably satisfactory to Administrative Agent. Without in any way limiting the provisions of this Section 5.9, Section 5.11 or any other provision of any Loan Document, Borrower shall
(a) pursuant to the terms of the Post Closing Requirements execute and deliver the Initial Mortgages with respect to the Real Estate described on Disclosure
Schedule 5.9 and take all steps reasonably necessary to provide Administrative Agent down dated title certificates or other evidence of the current status of title reasonably acceptable to Administrative Agent, flood insurance certificates (to the extent reasonably deemed necessary by Administrative Agent) with respect to such Real Estate, and (b) execute and deliver, promptly upon Administrative Agent's request, additional Mortgages covering all or any requested portion of the Real Estate owned in fee by any Credit Party (other that the Real Estate encumbered by the Initial Mortgages) and take all steps reasonably necessary to provide Administrative Agent, in Administrative Agent's reasonable discretion, title policies, surveys, local counsel opinions and flood insurance certificates with respect to such Mortgages or the Real Estate encumbered thereby. Borrower shall cooperate with Administrative Agent and shall take all steps reasonably requested by Administrative Agent to record counterparts of the Mortgages in all places necessary or desirable, in the reasonable judgment of Administrative Agent, to create a valid and enforceable first priority lien (subject to Permitted Encumbrances) on each parcel of Real Estate, from time to time encumbered or to be encumbered by a Mortgage (such Real Estate is collectively herein referred to as the "Mortgaged Properties") in favor of Administrative Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law).

           5.10      Rolling Stock.

           Each Credit Party shall cause all Rolling Stock, now owned or hereafter acquired by such Credit Party, which, under applicable law, is required to be registered, to be properly registered (including, without limitation, the payment of all necessary taxes and receipt of any applicable permits) in the name of such Credit Party, and cause all Rolling Stock, now owned or hereafter acquired by such Credit Party, the ownership of which, under applicable law (including, without limitation, any Motor Vehicle Law), is evidenced by a certificate of title or ownership, to be properly titled in the name of such Credit Party, with the Administrative Agent's Lien properly noted thereon, except, in each case, to the extent the failure of which to properly register or title would not reasonably be expected to have a Material Adverse Effect.

           5.11      Post Closing and Delayed Delivery Requirements.

           Borrower agrees that it will perform and satisfy to the reasonable satisfaction of the Administrative Agent and its counsel each of the requirements (the "Post Closing Requirements") listed on Disclosure Schedule
5.11 attached hereto on or before the date listed in such schedule by which each such Post Closing Requirement is to be performed (unless otherwise agreed or waived by Administrative Agent). Borrower further agrees that the Post Closing Requirements expressly include the obligation of Borrower to, as applicable, cooperate fully and promptly with Administrative Agent with respect to the completion of each of the Post Closing Requirements and the provision of all information, documents, matters and things as Administrative Agent, acting reasonably, may deem necessary or advisable (a) to determine what actions must be taken to fulfill each of the Post Closing Requirements, (b) to complete and fulfill each of the Post Closing Requirements, and (c) to confirm and assess whether all actions necessary to fulfill each of the Post Closing Requirements have been taken. If and to the extent that any condition to making the Loans, funding the initial Advance, the incurrence of Letter of Credit Obligations or the issuance of Letters of Credit is included as a Post Closing Requirement, such condition shall not be deemed waived or abandoned by the Agents and the Lenders, but the required performance or occurrence of the same shall be governed by the terms of this Section 5.11.

           5.12      Further Assurances.

           Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party to, at such Credit Party's expense and upon reasonable request of Administrative Agent, duly execute and deliver, or cause to be duly executed and delivered, to Administrative Agent such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of Administrative Agent to carry out more effectively the provisions and purposes of this Agreement or any other Loan Document.

6. NEGATIVE COVENANTS

           Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the Termination Date:

           6.1       Mergers, Subsidiaries, Etc.

           No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, except that a Credit Party may form a Subsidiary provided such Subsidiary is formed and registered as a domestic entity under the laws of a state of the United States of America and becomes a Credit Party, or (b) merge with, consolidate with, acquire all or substantially all of the assets, any operating division or group of operating assets (including without limitation the acquisition of customer lists or routes) or Stock of, or otherwise combine with or acquire, any Person, except that (x) any Subsidiary may merge or consolidate with and into any Credit Party if such Credit Party is the surviving entity, and (y) any Subsidiary may merge or consolidate with and into another Person in a transaction the purpose of which is to dispose of assets permitted by Section 6.8. Notwithstanding the foregoing, Borrower may acquire all or substantially all of the assets, or operating division or group of operating assets (including, customers lists or routes) or Stock of any Person (the "Target") (in each case, a "Permitted Acquisition") subject (except as expressly permitted by Section 6.8(k)) to the satisfaction, in form and content acceptable to Administrative Agent and in Administrative Agent's reasonable discretion, of each of the following conditions:

               (i) Administrative Agent shall receive at least 10 Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

               (ii) such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type engaged in by Borrower as of the Closing Date, and any Subsidiary formed or acquired in connection with any Permitted Acquisition must be incorporated or organized in the United States;

               (iii) concurrently with the delivery of notice of such proposed Permitted Acquisition delivered to Administrative Agent pursuant to
          Section 6.1(i) above, Borrower shall deliver to Administrative Agent in form and content reasonably satisfactory to Administrative Agent:

                    (a) all detailed due diligence materials, transaction
               descriptions, environmental information and reports and other reports in connection with such Permitted Acquisition which have been or will be delivered to the board of directors of Borrower in anticipation of obtaining approval by such board of directors of such Permitted Acquisition, and following the date of delivery of such initial information, Borrower shall deliver to Administrative Agent any additional or supplemental information delivered to its or any Borrower's board of directors in connection with such proposed Permitted Acquisition, not later than five (5) days after such delivery;

                    (b) a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries (the "Acquisition Pro Forma"), based on recent Financial Statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Borrower and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrower will be in compliance with the financial covenants set forth in Annex G for the four quarter period reflected in the Compliance Certificate most recently delivered to Administrative Agent pursuant to Annex E prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                    (c) updated versions of the most recently delivered
               Projections covering the 1-year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with the Projections (the "Acquisition Projections") (it being recognized by Administrative Agent and Lenders that such Acquisition Projections are not to be viewed as facts and that actual results may differ from projected results) and based upon historical financial data of a recent date reasonably satisfactory to Administrative Agent, taking into account such Permitted Acquisition and showing Borrower to be in compliance with the Financial Covenants for the one-year period thereafter; and

                    (d) a certificate of the chief financial officer of Borrower to the effect that: (w) Borrower will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma has been prepared in accordance with GAAP and in good faith based on reasonable assumptions as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections have been prepared in good faith based on reasonable assumptions as of the date thereof, are reasonable estimates of the future financial performance of Borrower subsequent to the date thereof based upon the historical performance of Borrower and the Target and show that Borrower shall continue to be in compliance with the Financial Covenants for the one-year period thereafter; and (z) Borrower has completed its due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Administrative Agent and Lenders;

               (iv) such Permitted Acquisition shall be consensual and shall have been approved by the Target's and Borrower's board of directors;

               (v) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except
          (A) Loans made hereunder, (B) Indebtedness permitted under Section 6.3 and (C) ordinary course trade payables and accrued expenses;

               (vi) the sum of all Acquisition/Route Swap Costs shall not exceed $5,000,000 during any Fiscal year; provided however, the sum of the amounts payable in connection with all Permitted Acquisitions in any Fiscal Year will be increased in any period by the positive amount equal to the lesser of (A) $1,000,000, and (B) the amount (if any), equal to the difference obtained by taking the Permitted Acquisitions limit specified above for the immediately prior Fiscal Year minus the actual amount of sums payable in connection with Permitted Acquisitions during such prior period (the "Permitted Acquisition Carry Over Amount"), and for purposes of measuring compliance herewith, the Permitted Acquisition Carry Over Amount shall be deemed to be the last amount spent on Permitted Acquisitions in that succeeding year.

               (vii) the Target shall become a Credit Party hereunder pursuant to Section 1.18 and (A) will grant Administrative Agent for itself and the Lenders, a first priority perfected Lien (subject to Permitted Encumbrances) in all assets acquired pursuant thereto or in the assets and Stock of Target, (B) provide Administrative Agent a Guaranty in favor of Administrative Agent, for itself and the ratable benefit of the Lenders, guaranteeing the Obligations, and (C) deliver to Administrative Agent a Collateral Assignment of Representations, Warranties, Covenants, Indentures and Rights, in form and content acceptable to Administrative Agent, in connection with all assets acquired pursuant thereto;

               (viii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances), in material compliance with all Environmental Laws and Environmental Permits required by such Environmental Laws;

               (ix) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing;

               (x) Borrower shall deliver such other due diligence materials, transaction descriptions, environmental information, audits and reports and such other reports in connection with such Permitted Acquisition which shall be reasonably requested by Administrative Agent, and which shall be in form and content satisfactory to Administrative Agent in its reasonable discretion.

           6.2       Investments; Loans and Advances.

Except as otherwise expressly permitted by this Section 6, no Credit Party shall make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except: (a) Borrower may hold investments comprised of notes payable, or Stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor's Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $1,000,000; (b) each Credit Party may maintain its existing investments in its Subsidiaries as of the Closing Date; (c) so long as no Event of Default has occurred and is continuing Borrower may make investments in cash and Cash Equivalents, subject to Control Letters in favor of Administrative Agent for the benefit of the Lenders or otherwise subject to a perfected security interest in favor of Administrative Agent for the benefit of Lenders; (d) any investment in Borrower or in any Credit Party, provided, that no investment shall be made by any Credit Party in a Subsidiary that becomes a Credit Party pursuant to Section 6.1(a), without the prior written consent of Administrative Agent, which such consent shall not be unreasonably withheld; (e) loans or advances to officers, directors and employees of Credit Parties permitted by Section 6.4; (f) investments consisting of extensions of credit to customers on customary terms in the ordinary course of business; (g) investments in the ordinary course of business consisting of (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practice; (h) investments, loans and advances arising out of any of the transactions otherwise permitted under Sections 6.1, 6.3, 6.8 and 6.14, (i) advances made by Borrower to fund pension and severance obligations and other related costs in connection with the dissolution and termination of business operations of any Subsidiary in existence as of the Closing Date, in an amount not in excess of $750,000, and
(j) other investments not of the kind set forth above not in excess of $1,000,000 in the aggregate.

           6.3       Indebtedness.

          (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule 6.3 and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agents or any Lender, as reasonably determined by Administrative Agent, than the terms of the Indebtedness being refinanced, amended or modified, (v) Indebtedness in respect of Hedging Agreements permitted under Section 6.17, (vi) the Subordinated Debt as the same exists on the Closing Date, and as the same may be modified, from time to time in a manner not prohibited by Section 6.19, (vii) Indebtedness consisting of intercompany loans and advances made by a Credit Party to any other Credit Party; provided, that: (A) each Credit Party shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Administrative Agent; (B) the obligations of Borrower and/or any Credit Party under any such intercompany transactions shall be subordinated to the Obligations of Borrower hereunder in a manner reasonably satisfactory to Administrative Agent; and (C) at the time any such intercompany loan or advance is made by Borrower to any other Credit Party and after giving effect thereto, Borrower and each such other Credit Party shall be Solvent; (viii) Indebtedness arising under any performance, appeal and surety bonds, and other similar obligations, in each case entered into in the ordinary course of business; (ix) to the extent constituting Indebtedness, contingent obligations arising under indemnity agreements to title insurers to cause such title insurers to issue title insurance policies obtained in the ordinary course of business; (x) to the extent constituting Indebtedness, contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; (xi) guarantees of Indebtedness permitted to be incurred by this
     Section 6.3, including any extensions, renewals or replacements of such guarantees; and (xii) Guaranteed Indebtedness permitted by Section 6.6;
     (xiii) other Indebtedness not of the kind set forth above not in excess of $1,000,000 in the aggregate.

          (b) No Credit Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Indebtedness, other than
     (i) the Obligations; (ii) Indebtedness secured by a Permitted Encumbrance if the asset securing such Indebtedness has been sold or otherwise disposed of in accordance with Sections 6.8(b) or (c); (iii) Indebtedness permitted by Section 6.3(a)(iv) upon any refinancing thereof in accordance with
     Section 6.3(a)(iv); (iv) as otherwise permitted in Section 6.14; (v) any Earn Out Obligation.

           6.4       Employee Loans and Affiliate Transactions.

          (a) No Credit Party shall enter into or be a party to any transaction with any other Credit Party or any Affiliate thereof except (i) in the ordinary course of and pursuant to the reasonable requirements of such Credit Party's business and upon fair and reasonable terms that are no less favorable to such Credit Party than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of such Credit Party;
     (ii) transactions between Credit Parties; (iii) the payment of reasonable and customary fees and expenses payable to directors of Borrower and the other Credit Parties and the provision of customary indemnification to directors and officers of Borrower and the other Credit Parties; (iv) sales or issuances of capital stock or other equity interests to Affiliates of Borrower which are otherwise permitted under this Agreement; (v) investments that are otherwise permitted under Section 6.2; (vi) any tax sharing agreement or arrangement or any payments pursuant thereto among the Credit Parties, whereby Borrower or another Credit Party is required or permitted to file a consolidated, combined or unitary tax return, and (vii) Restricted Payments to the extent permitted by Section 6.14. All such transactions existing as of the date hereof are described in Disclosure
     Schedule 6.4(a).

          (b) No Credit Party shall enter into any lending or borrowing transaction with any employees of any Credit Party, except loans to its respective employees in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes and stock option financing up to a maximum of $100,000 to any employee and up to a maximum of $1,000,000 in the aggregate at any one time outstanding.

           6.5       Capital Structure and Business.

           No Credit Party shall (a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, (b) make any change in its capital structure as described in Disclosure Schedule 3.8, including the issuance or sale of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock, except to the extent permitted by Section 6.8 or in connection with Permitted Equity Issuances; or (c) amend its charter or bylaws in a manner that would adversely affect Agents or Lenders or such Credit Party's duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it or businesses reasonably related thereto.

           6.6       Guaranteed Indebtedness.

           No Credit Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness except (a) by endorsement of instruments or items of payment for deposit to the general account of any Credit Party, (b) for Guaranteed Indebtedness incurred for the benefit of any other Credit Party if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired,
(c) indemnities in favor of Persons issuing title insurance policies insuring the title to any property to induce the issuance thereof; (d) surety bonds issued in respect of the type of obligations permitted under Section 6.7(f); and
(e) guarantees set forth on Disclosure Schedule 6.6 and extensions, renewals and replacements thereof.

           6.7       Liens.

           No Credit Party shall create, incur, assume or permit to exist any Lien on or with respect to its Accounts or any of its other properties or assets (whether now owned or hereafter acquired) except for the following (collectively, the "Permitted Encumbrances"): (a) Liens for taxes or assessments or other governmental Charges not yet due and payable or which are being contested in accordance with Section 5.2(b); (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which any Credit Party is a party as lessee made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business, so long as such Liens attach only to Equipment, Fixtures and/or Real Estate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business and securing liabilities in an outstanding aggregate amount not in excess of $1,000,000 at any time, so long as such Liens attach only to Inventory; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which any Credit Party is a party; (g) any attachment or judgment lien not constituting an Event of Default under Section 8.1(j); (h) zoning restrictions, easements, licenses, or other restrictions on the use of any Real Estate or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such Real Estate; (i) presently existing or hereafter created Liens in favor of Administrative Agent, on behalf of Lenders; (j) Liens in existence on the date hereof and summarized on Disclosure Schedule 6.7 securing the Indebtedness described on Disclosure Schedule 6.3 and permitted refinancings, extensions and renewals thereof, including extensions or renewals of any such Liens; provided that the principal amount of the Indebtedness so secured is not increased and the Lien does not attach to any other property; (k) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by any Credit Party in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $2,500,000 outstanding at any one time for all such Liens (provided, that such Liens attach only to the assets acquired and such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets); (l) deposits made in the ordinary course of business to secure liabilities for premiums to insurance carriers or liabilities in respect of indemnification obligations under leases or other contractual arrangements; (m) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted or not prohibited by this Agreement; (n) Liens (i) of a collection bank arising under Section 4-210 of the Code on items in the course of collection and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, (o) statutory and common law landlords' liens under leases to which any Credit Party is a party; (p) leases, subleases, licenses or sublicenses granted in the ordinary course of business and not interfering in any material respect with the business of any Credit Parties, and not otherwise prohibited by the terms of this Agreement; and (q) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes. In addition, no Credit Party shall become a party to any agreement, note, indenture or instrument, or take any other action, that would prohibit the creation of a Lien on any of its properties or other assets in favor of Administrative Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

           6.8       Sale of Stock and Assets.

           No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business; (b) the sale, transfer, conveyance or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party's business and having a market value, in Administrative Agent's reasonable discretion, not exceeding $1,000,000 in any single transaction or $2,000,000 in the aggregate in any Fiscal Year; (c) other Equipment (not including Equipment which constitutes Rolling Stock) and Fixtures having a market value, in Administrative Agent's reasonable discretion, not exceeding $1,000,000 in any single transaction or $2,000,000 in the aggregate in any Fiscal Year; (d) Rolling Stock having a market value not exceeding $75,000 in any single transaction or $500,000 in the aggregate in any Fiscal Year; (e) sales or other dispositions of cash or Cash Equivalents; (f) sales, leases or other dispositions of property between or among the Credit Parties to the extent permitted by Section 6.4 or in connection with the formation of a Subsidiary that becomes a Credit Party pursuant to Section 6.1(a), provided such transferor obtains the prior written consent of Administrative Agent, which consent shall not be unreasonably witheld; (g) transfers of property resulting from casualty or condemnation proceedings; (h) sales of any assets in connection with any sale-leaseback, synthetic lease or similar transaction, in each case to the extent such transaction is permitted by Section 6.12; (i) the issuance of capital stock or other equity interests by a Credit Party to another Credit Party; (j) investments or Restricted Payments that are otherwise permitted under
Section 6.2 or 6.14, respectively; (k) route sales to third parties of lists of customers who provide raw materials to the Credit Parties and associated vehicles and containers utilized to collect and store such materials made in connection with corresponding purchases from the applicable route sellers (the transaction taken as a whole, a "Route Swap"); provided, that the net effect of such Route Swaps shall not result in cash payments by the Credit Parties in excess of $500,000 per Route Swap and $1,000,000 in the aggregate or cause Acquisition/Route Swap Costs to in excess of the amounts permitted in Section 6.1(vi) in any Fiscal Year; and (l) sales or dispositions permitted under Disclosure Schedule 5.11. With respect to any disposition of assets or other properties permitted pursuant to the clauses above, subject to Section 1.3(b), Agents and the Lenders agree that Administrative Agent may, without the consent of the Lenders, release its Lien on such assets or other properties in order to permit the applicable Credit Party to effect such disposition and Administrative Agent shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

           6.9       ERISA.

           No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event that could reasonably be expected to result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

           6.10      Financial Covenants.

           Borrower shall not breach or fail to comply with any of the Financial Covenants.

           6.11      Hazardous Materials.

           No Credit Party shall cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations, impacts or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

           6.12      Sale-Leasebacks.

           No Credit Party shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

           6.13      Cancellation of Indebtedness.

           No Credit Party shall cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

           6.14      Restricted Payments.

           No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances to the extent permitted by Section 6.3, (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (c) Permitted Dividend Payments, (d) the Redemption Dividend provided the same is paid on the Closing Date, (e) employee loans permitted under Section 6.4(b), (f) scheduled payments of interest with respect to Subordinated Debt; (g) scheduled payment of any Seller Obligations; (h) any redemption, repurchase, retirement, defeasance or other acquisition of any equity interest of any Credit Party, in exchange for, or out of the net cash proceeds of the substantially concurrent sale of stock or other equity interests of such Person; (i) the redemption, repurchase, retirement, defeasance or other acquisition of the Preferred Stock for an amount of not more than $10,000,000 provided the same occurs not later than sixty days following the Closing Date; and (j) repurchases of capital stock or other equity interests deemed to occur upon the exercise of stock options and warrants issued in connection with Permitted Equity Issuances; provided, that
(i) no Default or Event of Default has occurred and is continuing or would result after giving effect to any Restricted Payment pursuant to clause (c), and
(f) above, and (ii) the timing of the Restricted Payments referred to in clause
(f) above shall be set at dates that permit the delivery of Financial Statements necessary to determine current compliance with the Financial Covenants prior to each such payment.

           6.15    Change of Corporate Name or Location; Change of Fiscal Year.

           No Credit Party shall (a) change its corporate name or trade name or
(b) change its state of incorporation or organization, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records concerning the Collateral (provided that the foregoing shall not limit, restrict or prohibit Borrower from moving or relocating Collateral from and to locations which are set forth on Disclosure Schedule 3.2 or with respect to which Borrower has otherwise complied with the provisions of this Section 6.15), in each case without at least 30 days prior written notice to Administrative Agent and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of Lenders, in any Collateral, has been completed or taken, and provided that any such new location shall be in the continental United States. Without limiting the foregoing, no Credit Party shall change its name, identity or corporate structure in any manner that might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the Code or any other then applicable provision of the Code except upon prior written notice to Administrative Agent and after Administrative Agent's written acknowledgment that any reasonable action requested by Administrative Agent in connection therewith, including to continue the perfection of any Liens in favor of Administrative Agent, on behalf of Lenders, in any Collateral, has been completed or taken. No Credit Party shall change its Fiscal Year.


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
           6.16      No Impairment of Intercompany Transfers.

           No Credit Party shall directly or indirectly enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement, the other Loan Documents and the Subordinated Documents as the same may exist on the Closing Date, or be modified from time to time thereafter in a manner not prohibited by Section 6.19) that could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions, or the making or repayment of intercompany loans by a Subsidiary of Borrower to Borrower or between Credit Parties.

           6.17      No Speculative Transactions.

           No Credit Party shall enter into any Hedge Agreement, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

           6.18      Leases; Real Estate Purchases.

           No Credit Party shall enter into any operating lease for Rolling Stock if the aggregate of all such operating lease payments payable in any Fiscal Year for all Credit Parties on a consolidated basis would exceed $6,500,000. No Credit Party shall enter into any operating lease for Equipment (other than Rolling Stock) if the aggregate of all such operating lease payments payable in any Fiscal Year for all Credit Parties on a consolidated basis would exceed $1,500,000. No Credit Party shall enter into any operating lease for Real Estate if the aggregate of all such operating lease payments payable in any Fiscal Year for all Credit Parties on a consolidated basis would exceed $1,450,000. Except as permitted under Section 6.1 in connection with a Permitted Acquisition, no Credit Party shall, from and after the Closing Date, purchase a fee simple ownership in Real Estate.

           6.19      Changes Relating to Subordinated Debt.

          (a) No Credit Party shall change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith) if the effect of such amendment is to: (a) increase the interest rate on such Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt that is more restrictive than contained herein; (d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Subordinated Debt; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the Credit Party thereunder or confer additional material rights on the holder of such Subordinated Debt in a manner adverse to any Credit Party, any Agent or any Lender.


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
7. TERM

           7.1       Termination.

           The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

           7.2       Survival of Obligations Upon Termination of Financing
                     Arrangements.

           Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agents and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of each Agent and Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the provisions of Section 11, the payment obligations under Sections 1.15 and 1.16, and the indemnities contained in the Loan Documents shall survive the Termination Date.

8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

           8.1       Events of Default.

           The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower (i) fails to make any payment of principal of the Loans when due and payable, (ii) fails to make any payment of interest on the Loans within 3 days following the date such payments are due and payable,
     (iii) fails to make any payment of Fees owing in respect of the Loans within 5 days following the date such payments are due and payable, or (iv) fails to pay Administrative Agent or Revolving Credit Agent any other Obligation within 10 days following such Agent's demand for such reimbursement or payment of expenses.

          (b) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 1.4, 1.8, 5.4(a), 5.11 or 6, or any of the provisions set forth in Annexes C or G, respectively.

          (c) Borrower fails or neglects to perform, keep or observe any of the provisions of Section 4.1 or any provisions set forth in Annex E, and the same shall remain unremedied for 5 Business Days or more.


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
          (d) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 20 days or more.

          (e) A default or breach occurs under any other agreement, document or instrument to which any Credit Party is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guaranteed Indebtedness (other than the Obligations) of any Credit Party in excess of $500,000 in the aggregate (including (x) undrawn committed or available amounts and (y) amounts owing to all creditors under any combined or syndicated credit arrangements), or (ii) causes, or permits any holder of such Indebtedness or Guaranteed Indebtedness or a trustee to cause, Indebtedness or Guaranteed Indebtedness or a portion thereof in excess of $500,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof to be demanded, in each case, regardless of whether such default is waived, or such right is exercised, by such holder or trustee.

          (f) Any information contained in any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to Administrative Agent, Revolving Credit Agent, or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made.

          (g) Assets of any Credit Party with a fair market value of $500,000 or more are attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Credit Party and such condition continues for 30 days or more.

          (h) A case or proceeding is commenced against any Credit Party seeking a decree or order in respect of such Credit Party (i) under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, or (iii) ordering the winding-up or liquidation of the affairs of such Credit Party, and such case or proceeding shall remain undismissed or unstayed for 60 days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

          (i) Any Credit Party (i) files a petition seeking relief under the Bankruptcy Code, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to or fails to contest in a timely and appropriate manner the institution of proceedings thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or for any substantial part of any such Credit Party's assets, (iii) makes an assignment for the benefit of creditors, (iv) takes any action in furtherance of any of the foregoing; or
     (v) admits in writing its inability to, or is generally unable to, pay its debts as such debts become due.

          (j) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties and the same are not, within 60 days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

          (k) Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Lien created under any Loan Document ceases to be a valid and perfected first priority Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (l) Any Change of Control occurs.

          (m) Any event occurs which is not insured and as a result of which revenue-producing activities cease or are substantially curtailed at any of Borrower's operations located in Coldwater, Michigan, Sioux City, Iowa, Los Angeles, California, or Newark, New Jersey.

          (n) Any Event of Default by Borrower occurs and is continuing under any of the following agreements or any of the following agreements shall be terminated for any reason: the Subordinated Notes and the Subordinated Documents.

           8.2       Remedies.

          (a) If any Event of Default has occurred and is continuing, Administrative Agent may (and at the written request of the Requisite Revolving Lenders shall), without notice, inform the Revolving Credit Agent to suspend (and upon such notice Revolving Credit Agent agrees to suspend) the Revolving Loan facility with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in Administrative Agent's sole discretion (or in the sole discretion of the Requisite Revolving Lenders, if such suspension occurred at their direction) so long as such Event of Default is continuing. If any Event of Default has occurred and is continuing, Administrative Agent may (and at the written request of Requisite Lenders shall), without notice except as otherwise expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

          (b) If any Event of Default has occurred and is continuing, Administrative Agent may (and at the written request of the Requisite Lenders shall, except as specifically set forth below), without notice:(i), inform the Revolving Credit Agent to terminate (and upon such notice Revolving Credit Agent agrees to terminate) the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower and each other Credit Party; or (iii) exercise any rights and remedies provided to Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of Default specified in Sections 8.1(h) or (i), the Revolving Loan facility shall be immediately terminated and all of the Obligations, including the aggregate Revolving Loan, shall become immediately due and payable without declaration, notice or demand by any Person. Notwithstanding anything herein to the contrary, Administrative Agent with respect to any other Mortgage, shall have no obligation to exercise any remedies under any Mortgages, including the Initial Mortgages, unless Administrative Agent shall have, in its sole and absolute discretion, determined to exercise any such remedies. For the avoidance of doubt, neither the Lenders, nor any of them (including the Requisite Lenders), shall have the right to direct Administrative Agent to exercise remedies with respect to Mortgages.

           8.3      Waivers by Credit Parties.

           Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives (including for purposes of Section 12): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Administrative Agent on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Administrative Agent may do in this regard, (b) all rights to notice and a hearing prior to Administrative Agent's taking possession or control of, or to Administrative Agent's replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Administrative Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws.

9. ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENTS

           9.1       Assignment and Participations.

          (a) Subject to the terms of this Section 9.1, any Lender may make an assignment to a Qualified Assignee of, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder. Any assignment by a Lender shall: (i) require the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the execution of an assignment agreement (an "Assignment Agreement")


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
     substantially in the form attached hereto as Exhibit 9.1(a) and otherwise in form and substance reasonably satisfactory to, and acknowledged by, Administrative Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and Administrative Agent that it is purchasing the applicable Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof;
     (iii) after giving effect to any such partial assignment, the assignee Lender shall have Commitments in an amount at least equal to $5,000,000 and the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000; (iv) include a payment to Administrative Agent of an assignment fee of $3,500; and (v) so long as no Event of Default has occurred and is continuing, require the consent of Borrower, which shall not be unreasonably withheld or delayed; provided that no such consent shall be required for an assignment to a Qualified Assignee qualifying under clause (a) of the definition of Qualified Assignee. In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event any Agent or Lender assigns or otherwise transfers all or any part of the Obligations, such Agent or Lender shall so notify Borrower and Borrower shall, upon the request of such Agent or Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 9.1(a), (i) any Lender may at any time pledge the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to a Federal Reserve Bank; provided that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender's obligations hereunder or under any other Loan Document, and (ii) any Lender that is an investment fund may assign the Obligations held by it and such Lender's rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided that such Lender shall notify Agents of any such assignment for purposes of maintaining the Loan Account in accordance with
     Section 1.12.

          (b) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Loan in which such holder participates, (ii) any extension of the scheduled amortization of the principal amount of any Loan in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Solely for purposes of Sections 1.15, 1.16 and 9.8, Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender" and for the avoidance of doubt such participant shall be required to comply with the obligations applicable to Lenders under Section 1.15. Except as set forth in the preceding sentence neither Borrower nor any Credit Party shall have any obligation or duty to any participant. Neither Administrative Agent, Revolving Credit Agent, nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (c) Except as expressly provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, or Administrative Agent and that Lender, or Revolving Credit Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Each Credit Party executing this Agreement shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and, if requested by Administrative Agent in its reasonable discretion, the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants. Each Credit Party executing this Agreement shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of the Credit Parties and their respective affairs contained in any selling materials provided by them and all other information provided by them and included in such materials, except that any Projections delivered by Borrower shall only be certified by Borrower as having been prepared by Borrower in compliance with the representations contained in Section 3.4(c).

          (e) Any Lender may furnish any information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in
     Section 11.8.

          (f) No Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 1.16(a), increased costs under Section 1.16(b), an inability to fund LIBOR Loans under Section 1.16(c), or Taxes in accordance with
     Section 1.15 or would be entitled to additional amounts or indemnity payments pursuant to Section 1.15(a) or (b).

          (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender"), may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing by the Granting Lender to Administrative Agent and Borrower, the option to provide to Borrower all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrower and Administrative Agent and assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 9.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

           9.2       Appointment of Agents.

          (a) GE Capital is hereby appointed to act on behalf of all Lenders as Administrative Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Administrative Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Administrative Agent shall be mechanical and administrative in nature and Administrative Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by GE Capital or any of its Affiliates in any capacity. Neither Administrative Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          (b) If Administrative Agent shall request instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as the case may be, and Administrative Agent shall not incur liability to any Person by reason of so refraining. Administrative Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Administrative Agent, be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the opinion of Administrative Agent, expose Administrative Agent to Environmental Liabilities or (c) if Administrative Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable.

          (c) Comerica is hereby appointed to act on behalf of all Revolving Lenders as Revolving Credit Agent under this Agreement and the other Loan Documents. In performing its functions and duties under this Agreement and the other Loan Documents, Revolving Credit Agent shall act solely as an agent of Revolving Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Revolving Credit Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Revolving Credit Agent shall be mechanical and administrative in nature and Revolving Credit Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Revolving Credit Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by Comerica or any of its Affiliates in any capacity. Neither Revolving Credit Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct.

          (d) If Revolving Credit Agent shall request instructions from Requisite Revolving Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Revolving Credit Agent shall be entitled to refrain from


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
     such act or taking such action unless and until Revolving Credit Agent shall have received instructions from Requisite Revolving Lenders and Revolving Credit Agent shall not incur liability to any Person by reason of so refraining. Revolving Credit Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document
     (a) if such action would, in the opinion of Revolving Credit Agent, be contrary to law or the terms of this Agreement or any other Loan Document,
     (b) if such action would, in the opinion of Revolving Credit Agent, expose Revolving Credit Agent to Environmental Liabilities or (c) if Revolving Credit Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Revolving Credit Agent as a result of Revolving Credit Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Revolving Lenders.

           9.3       Agents' Reliance, Etc.

           Neither Administrative Agent nor any of its Affiliates nor Revolving Credit Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Administrative Agent and Revolving Credit Agent: (a) may treat the payee of any Note as the holder thereof until Administrative Agent and Revolving Credit Agent receive written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Administrative Agent and Revolving Credit Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by either of them and shall not be liable for any action taken or omitted to be taken by them in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

           9.4       GE Capital; Comerica and Affiliates.

           With respect to their Commitments hereunder, GE Capital and Comerica shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though they were not Administrative Agent and Revolving Credit Agent, respectively; and the term


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
"Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital and Comerica in their individual capacity. GE Capital and its Affiliates and Comerica and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if GE Capital were not Administrative Agent and Comerica were not Revolving Credit Agent, and without any duty to account therefor to Lenders. GE Capital, Comerica and their Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders. Each Lender acknowledges the potential conflict of interest between GE Capital and Comerica as a Lender holding disproportionate interests in the Loans and GE Capital as Administrative Agent and Comerica as Revolving Credit Agent.

           9.5       Lender Credit Decision.

           Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the Financial Statements referred to in Section 3.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

           9.6       Indemnification.

           Lenders agree to indemnify Administrative Agent and Revolving Credit Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Administrative Agent or Revolving Credit Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Administrative Agent or Revolving Credit Agent in connection therewith; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's or Revolving Credit Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Administrative Agent and Revolving Credit Agent promptly upon demand for such Agent's ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that such Agent is not reimbursed for such expenses by Credit Parties.


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           9.7       Successor Agent.

           Either Agent may resign at any time by giving not less than 30 days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning Agent's giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $750,000,000. If no successor Agent has been appointed pursuant to the foregoing, within 30 days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of such Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as an Agent hereunder by a successor Agent or the effective date of the resigning Agent's resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as an Agent under this Agreement and the other Loan Documents.

           9.8       Setoff and Sharing of Payments.

          (a) In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 9.9(f), each Lender is hereby authorized at any time or from time to time, without notice to any Credit Party or to any other Person, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any Guarantor (regardless of whether such balances are then due to Borrower or any Guarantor) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower or any Guarantor against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such right; and provided, further, that any Lender's failure to give such notice shall not create any liability on the part of such Lender or any of the Agents or other Lenders, or give rise to any claim by any Credit Party against such Lender or any of the Agents or other Lenders. Notwithstanding anything herein to the contrary, each of the Agents and Lenders agree that any setoff of any Deposit Account pursuant to this Section 9.8 shall be applied to the Obligations as provided herein, and shall not be applied to any other debt or obligation of any Credit Party to such Agent or Lender.


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
          (b) Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 1.13, 1.15 or 1.16).

          (c) Each Credit Party that is a Borrower or Guarantor agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such amounts so offset to other Lenders and holders and (b) any Lender so purchasing a participation in the Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Loans and the other Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

          (d) All Deposit Accounts which are held by any Agent or any Lender are, pursuant to the terms of the Security Agreement, subject to a Lien to secure the Obligations in favor of Administrative Agent on behalf of Lenders and each Agent and Lender hereby acknowledges and agrees that it shall hold and retain such Deposit Accounts as agent for the Agents and the Lenders in order to maintain control of such Deposit Accounts in accordance with Section 9-104(1) of the Code.

           9.9 Advances; Payments; Non-Funding Lenders; Information; Actions Concert.

          (a) Advances; Payments.

               (i) Revolving Credit Agent shall notify Revolving Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 2:00 p.m. (New York time) on the date such Notice of Revolving Advance is received, by telecopy, telephone or other similar form of transmission. Each Revolving Lender shall make the amount of such Lender's Pro Rata Share of such Revolving Credit Advance available to Revolving Credit Agent in same day funds by wire transfer to Revolving Credit Agent's account as set forth in Annex H not later than 4:00 p.m. (New York time) on the requested funding


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
          date, in the case of an Index Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in the Revolving Credit Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, Revolving Credit Agent shall make the requested Revolving Credit Advance to Borrower. All payments by each Revolving Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) On the 2nd Business Day of each calendar week or more frequently at Administrative Agent's election (with respect to the Term Loan) or Revolving Credit Agent's election (with respect to the Revolving Loan (each, a "Settlement Date"), the relevant Agent shall advise each Lender by telephone, or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, such Agent shall pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by Borrower since the previous Settlement Date for the benefit of such Lender on the Loans held by it. To the extent that any Lender (a "Non-Funding Lender") has failed to fund all such payments and Advances or failed to fund the purchase of all such participations, such Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender's Pro Rata Share of all payments received from Borrower. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex H or the applicable Assignment Agreement) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

          (b) Availability of Lender's Pro Rata Share. Revolving Credit Agent may assume that each Revolving Lender will make its Pro Rata Share of each Revolving Credit Advance available to Revolving Credit Agent on each funding date. If such Pro Rata Share is not, in fact, paid to Revolving Credit Agent by such Revolving Lender when due, Revolving Credit Agent will be entitled to recover such amount on demand from such Revolving Lender without setoff, counterclaim or deduction of any kind. If any Revolving Lender fails to pay the amount of its Pro Rata Share forthwith upon Revolving Credit Agent's demand, Revolving Credit Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Revolving Credit Agent. Nothing in this Section 9.9(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Revolving Credit Agent to advance funds on behalf of any Revolving Lender or to relieve any Revolving Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder. To the extent that Revolving Credit Agent advances funds to Borrower on behalf of any Revolving Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Revolving Credit Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by the applicable Revolving Lender.


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
          (c) Return of Payments.

               (i) If any Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by such Agent from Borrower and such related payment is not received by such Agent, then such Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

               (ii) If any Agent determines at any time that any amount received by such Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, such Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to such Agent on demand any portion of such amount that such Agent has distributed to such Lender, together with interest at such rate, if any, as such Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (d) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Revolving Credit Advance or any payment required by it hereunder on the date specified therefor shall not relieve any other Lender (each such other Revolving Lender, an "Other Lender") of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Revolving Credit Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" or a "Revolving Lender" (or be included in the calculation of "Requisite Lenders" or "Requisite Revolving Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. At Borrower's request, Administrative Agent or a Person reasonably acceptable to Administrative Agent shall have the right with Administrative Agent's consent and in Administrative Agent's sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.


          (e) Dissemination of Information. Administrative Agent shall use reasonable efforts to provide Lenders with any notice of Default or Event of Default received by Administrative Agent from, or delivered by Administrative Agent to, any Credit Party, with notice of any Event of Default of which Administrative Agent has actually become aware and with notice of any action taken by Administrative Agent following any Event of Default; provided, that Administrative Agent shall not be liable to any


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
     Lender for any failure to do so, except to the extent that such failure is attributable to Administrative Agent's gross negligence or willful misconduct. Lenders acknowledge that Borrower is required to provide Financial Statements to Lenders in accordance with Annex E hereto and agree that Administrative Agent shall have no duty to provide the same to Lenders.

          (f) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including exercising any rights of setoff) without first obtaining the prior written consent of Administrative Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Administrative Agent and Requisite Lenders.

10.        SUCCESSORS AND ASSIGNS

           10.1      Successors and Assigns.

           This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of each Credit Party, Agents, Lenders and their respective successors and permitted assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agents and Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agents and Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agents and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11.        MISCELLANEOUS

           11.1      Complete Agreement; Modification of Agreement.

           The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2. Any letter of interest, commitment letter, or fee letter (other than the GE Capital Fee Letter) or confidentiality agreement between any Credit Party and any Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

           11.2      Amendments and Waivers.

          (a) Except for actions expressly permitted to be taken by Agents, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by


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
     any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and the Credit Parties, and by Requisite Lenders, Requisite Revolving Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

          (b) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 2.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Administrative Agent, Revolving Credit Agent, Requisite Revolving Lenders and Borrower. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in
     Section 2.2 unless the same shall be in writing and signed by Administrative Agent, Revolving Credit Agent, Requisite Revolving Lenders and Borrower.

          (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Administrative Agent and each Lender directly affected thereby: (i) increase the principal amount of any Lender's Commitment (which action shall be deemed to directly affect all Lenders) (it being understood that a waiver of an Event of Default, mandatory prepayment or mandatory reduction of the Commitment shall not constitute an increase of any Commitment of any Lender); (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender (it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate); (iii) extend any scheduled payment date (other than the waiver or extension of payment dates of mandatory prepayments under Section 1.3(b)(ii)-(iii)) or final maturity date of the principal amount of any Loan of any affected Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) except as otherwise permitted herein or in the other Loan Documents, release, or permit any Credit Party to sell or otherwise dispose of, any Collateral with a value exceeding $5,000,000 in the aggregate (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) increase the Borrowing Availability (which action shall be deemed to directly affect all Lenders); and (viii) amend or waive this Section 11.2 or the definitions of the terms "Requisite Lenders" or "Requisite Revolving Lenders". Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of either Agent or L/C Issuer under this Agreement or any other Loan Document shall be effective unless in writing and signed by such Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or


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
     waiver shall be required for Administrative Agent to take additional Collateral pursuant to any Loan Document. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon Lenders and their respective successors and assigns, each holder of the Notes at the time outstanding and each future holder of the Notes. Notwithstanding anything herein to the contrary, the Administrative Agent shall have the right, in its sole and absolute discretion, and without the consent of, or notice to the Lenders, to release all or any of the Mortgages other than the Initial Mortgages.

          (d) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):

               (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clauses (ii),
          (iii) and (iv) below being referred to as a "Non-Consenting Lender"),

               (ii) requiring the consent of Requisite Revolving Lenders, the consent of Revolving Lenders holding 51% or more of the aggregate Revolving Loan Commitments is obtained, but the consent of Requisite Revolving Lenders is not obtained, or

               (iii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as Administrative Agent is not a Non-Consenting Lender, at Borrower's request, Administrative Agent or a Person reasonably acceptable to Administrative Agent shall have the right with Administrative Agent's consent and in Administrative Agent's reasonable discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent's request, sell and assign to Administrative Agent or such Person, all of the Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by the Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (e) Upon payment in full in cash and performance of all of the Obligations (other than indemnification Obligations), termination of the Commitments and a release of all claims against Agents and Lenders, and so long as no suits, actions, proceedings or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, Administrative Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.


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           11.3      Fees and Expenses.

           Borrower shall reimburse (i) Administrative Agent for all fees, costs and expenses (including the reasonable fees and expenses of all of its counsel, advisors, consultants and auditors) and (ii) Administrative Agent (and, with respect to clauses (b), (c) and (d) below, all Lenders) for all fees, costs and out-of-pocket expenses, including the reasonable fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers), incurred in connection with the negotiation and preparation of the Loan Documents and incurred in connection with:

          (a) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

          (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Administrative Agent, any Lender, Borrower or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against any or all of the Borrower or any other Person that may be obligated to any Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders; provided, further, that no Person shall be entitled to reimbursement under this clause (c) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person's gross negligence or willful misconduct;

          (c) any attempt to enforce any remedies of Administrative Agent against any or all of the Credit Parties or any other Person that may be obligated to any Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that in the case of reimbursement of counsel for Lenders other than Administrative Agent, such reimbursement shall be limited to one counsel for all such Lenders;

          (d) any workout or restructuring of the Loans during the pendency of one or more Events of Default; and

          (e) efforts to (i) monitor the Loans or any of the other Obligations,
     (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, as to each of clauses (a) through (f) above, all reasonable attorneys' and other professional and service providers' fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all out-of-pocket expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 11.3, all of which shall be payable, on demand, by Borrower to Administrative Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

           11.4      No Waiver.

           Agents' or any Lender's failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of such Agent or Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 11.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by any Agent or Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Administrative Agent and the applicable required Lenders, and directed to Borrower specifying such suspension or waiver.

           11.5      Remedies.

           Agents' and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that any Agent or Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

           11.6      Severability.

           Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

           11.7      Conflict of Terms.

           Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

           11.8      Confidentiality.

           Each Agent and Lender agree to use commercially reasonable efforts (equivalent to the efforts such Agent or Lender applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Credit Parties and designated as confidential for a period of 2 years following receipt thereof, except that any Agent or Lender may disclose such information (a) on a confidential basis to Persons employed or engaged by such Agent or Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this
Section 11.8 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any Governmental Authority or reasonably believed by such Agent or Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of such Agent's or Lender's counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which such Agent or Lender is a party; or (f) that ceases to be confidential through no fault of any Agent or Lender.

           11.9      GOVERNING LAW.

           EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY, EACH AGENT AND EACH LENDER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENTS AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT OR REVOLVING CREDIT AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER APPROPRIATE JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF

ADMINISTRATIVE AGENT. EACH CREDIT PARTY, EACH AGENT AND EACH LENDER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH AGENT, LENDER AND CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY, AGENT OR LENDER AT THE ADDRESS SET FORTH IN ANNEX I OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON'S ACTUAL RECEIPT THEREOF OR 3 DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

           11.10     Notices.

           Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and 3 Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10); (c) 1 Business Day after deposit with a reputable overnight courier with all charges prepaid or
(d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Annex I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Administrative Agent) designated in Annex I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

           11.11     Section Titles.

           The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

           11.12     Counterparts.

           This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement. Delivery of an executed counterpart of this Agreement by telecopier or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

           11.13     WAIVER OF JURY TRIAL.

           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENTS, LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

           11.14     Press Releases and Related Matters.

           Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, with the exception of disclosures mandated by the rules and regulations of the SEC (but only to the extent so mandated, from time to time) using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least 2 Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law and then, in any event, such Credit Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Agents or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agents reserve the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

           11.15     Reinstatement.

           This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

           11.16     Advice of Counsel.

           Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 11.9 and 11.13, with its counsel.

           11.17     No Strict Construction.

           The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

           11.18 Limitation on Security Interest with Respect to Foreign Subsidiaries.

           Notwithstanding any provision set forth herein or in any other Loan Document to the contrary, in no event shall (a) the assets of any foreign Subsidiary of a Credit Party constitute security or secure, or such assets or the proceeds of such assets be required to be available for, payment of the Obligations of any Credit Party and (b) more than 65% of the Stock of each first-tier foreign Subsidiary of a Credit Party be required to be pledged to secure the Obligations of any Credit Party.

           11.19 USA Patriot Act Notification. The following notification is provided to Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. TO HELP THE GOVERNMENT FIGHT THE FUNDING OF TERRORISM AND MONEY LAUNDERING ACTIVITIES, FEDERAL LAW REQUIRES ALL FINANCIAL INSTITUTIONS TO OBTAIN, VERIFY, AND RECORD INFORMATION THAT IDENTIFIES EACH PERSON OR ENTITY THAT OPENS AN ACCOUNT, INCLUDING ANY DEPOSIT ACCOUNT, TREASURY MANAGEMENT ACCOUNT, LOAN, OTHER EXTENSION OF CREDIT, OR OTHER FINANCIAL SERVICES PRODUCT. WHAT THIS MEANS FOR
BORROWER: WHEN BORROWER OPENS AN ACCOUNT, IF BORROWER IS AN INDIVIDUAL, AGENTS, OR ANY LENDER (AS THE CASE MAY BE), WILL ASK FOR BORROWER'S NAME, RESIDENTIAL ADDRESS, DATE OF BIRTH, AND OTHER INFORMATION THAT WILL ALLOW AGENTS, OR ANY LENDER (AS THE CASE MAY BE), TO IDENTIFY BORROWER, AND, IF BORROWER IS NOT AN INDIVIDUAL, AGENTS, OR ANY LENDER (AS THE CASE MAY BE), WILL ASK FOR BORROWER'S

NAME, EMPLOYER IDENTIFICATION NUMBER, BUSINESS ADDRESS, AND OTHER INFORMATION THAT WILL ALLOW AGENTS, OR ANY LENDER (AS THE CASE MAY BE), TO IDENTIFY BORROWER. AGENTS, OR ANY LENDER (AS THE CASE MAY BE), MAY ALSO ASK, IF BORROWER IS AN INDIVIDUAL, TO SEE BORROWER'S DRIVER'S LICENSE OR OTHER IDENTIFYING DOCUMENTS, AND, IF BORROWER IS NOT AN INDIVIDUAL, TO SEE BORROWER'S LEGAL ORGANIZATIONAL DOCUMENTS OR OTHER IDENTIFYING DOCUMENTS.


     [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK, SIGNATURE PAGES TO FOLLOW]

           IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.


                                          BORROWER


                                          DARLING INTERNATIONAL INC.


                                          By:  /s/ John O. Muse
                                              ---------------------------------
                                          Name:   John O. Muse
                                                -------------------------------
                                          Title:  Executive Vice President
                                                 ------------------------------


















                       SIGNATURE PAGE TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT AND LENDER

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as Administrative Agent and Lender


                                        By:  /s/ Texas Howard
                                            ---------------------------------
                                            Duly Authorized Signatory

















                       SIGNATURE PAGE TO CREDIT AGREEMENT

REVOLVING CREDIT AGENT AND LENDER


                                         COMERICA BANK,
                                         as Revolving Credit Agent and Lender

                                         By:  /s/ Donald P. Hellman
                                             ---------------------------------
                                         Name: Donald P. Hellman
                                         Its:  Senior Vice President



















                       SIGNATURE PAGE TO CREDIT AGREEMENT

LENDER


                                        U.S. BANK NATIONAL ASSOCIATION
                                        as Lender

                                        By:  /s/ John W. Stichnoth
                                            -----------------------------------
                                            John W. Stichnoth
                                            Vice President















                       SIGNATURE PAGE TO CREDIT AGREEMENT

           The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrower.



                            NONE ON THE CLOSING DATE
                            ------------------------






















                       SIGNATURE PAGE TO CREDIT AGREEMENT

                               ANNEX A (RECITALS)
                                       TO
                                CREDIT AGREEMENT


                                   DEFINITIONS

           Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings, and all references to Sections, Exhibits, Schedules or Annexes in the following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

           "Account Debtor" means any Person who may become obligated to any Credit Party under, with respect to, or on account of, an Account.

           "Accounting Changes" has the meaning ascribed thereto in Annex G.

           "Accounts" means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments), whether arising out of goods sold or services rendered by it or from any other transaction (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all monies due or to become due to any Credit Party, under all purchase orders and contracts for the sale of goods or the performance of services or both by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit Party), including the right to receive the proceeds of said purchase orders and contracts, (e) all health care insurance receivables and (f) all collateral security and guaranties of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

           "Acquisition Pro Forma" shall have the meaning ascribed thereto in
Section 6.1.

           "Acquisition Projections" shall have the meaning ascribed thereto in
Section 6.1.

           "Acquisition/Route Swap Costs" shall mean amounts spent from time to time by Borrower in connection with Permitted Acquisitions including all transaction costs and all Indebtedness, liabilities and contingent obligations, including any Earn Out Obligation, incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of Borrower and Target and net cash disbursements made by the Credit Parties in connection with Route Swaps permitted under Section 6.8(k).

           "Activation Notice" have the meanings ascribed thereto in Annex C.

           "Additional Lenders" shall have the meaning ascribed thereto in
Section 1.19.

           "Administrative Agent" means GE Capital in its capacity as administrative agent for Lenders or its successor appointed pursuant to Section 9.7.

           "Advance" means any Revolving Credit Advance.

           "Affiliate" means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors and (d) in the case of Borrower, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude each Agent and each Lender.

           "Agents" mean the Administrative Agent and the Revolving Credit
Agent.

           "Agreement" means the Credit Agreement, by and among Borrower, the other Credit Parties party thereto, GE Capital, as Administrative Agent and Lender, Comerica, as Revolving Credit Agent and Lender, and the other Lenders from time to time party thereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.

           "Appendices" has the meaning ascribed to it in the recitals to the Agreement.

           "Applicable L/C Margin" means the per annum fee, from time to time in effect, payable with respect to outstanding Letter of Credit Obligations as determined by reference to Section 1.5(a).

           "Applicable Margins" means collectively the Applicable L/C Margin, the Applicable Revolver Index Margin, the Applicable Term Loan Index Margin, the Applicable Revolver LIBOR Margin and the Applicable Term Loan LIBOR Margin.

           "Applicable Revolver Index Margin" means the per annum interest rate margin from time to time in effect and payable in addition to the Index Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

           "Applicable Revolver LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Revolving Loan, as determined by reference to Section 1.5(a).

           "Applicable Term Loan Index Margin" means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).

           "Applicable Term Loan LIBOR Margin" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan, as determined by reference to Section 1.5(a).

           "Assignment Agreement" has the meaning ascribed to it in Section 9.1(a).

           "Bankruptcy Code" means the provisions of Title 11 of the United States Code, 11 U.S.C. ss.ss.101 et seq.

           "Blocked Accounts" has the meaning ascribed to it in Annex C.

           "Borrower" has the meaning ascribed thereto in the preamble to the Agreement.

           "Borrowing Availability" means as of any date of determination an amount expressed in Dollars by which (a) the lesser of (i) the Maximum Amount and (ii) the Revolving Compliance Maximum, exceeds (b) the Revolving Loan outstanding on such date.

           "Borrowing Availability Certificate" means a certificate to be delivered to Agents at the time of each Notice of Revolving Credit Advance in the form included on Exhibit 1.1(a)(i) which shall set forth, among other things, a calculation of Borrower's EBITDA, on a consolidated basis, for the 12-month period ending on the last day of the immediately preceding Fiscal Month, Borrower's Funded Debt as of the date of such Borrowing Availability Certificate, and such other information as may be required by either Agent from time to time.

           "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

           "Capital Expenditures" means, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under GAAP.

           "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

           "Capital Lease Obligation" means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

           "Cash Collateral Account" has the meaning ascribed to it Annex B.

           "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (ii) commercial paper maturing no more than one year from the date of creation thereof and currently having an "A-1" or "A-2" rating from Standard & Poor's Ratings Group or a "P-1" or "P-2" rating from Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $300,000,000 and having a senior unsecured rating of "A" or better by a nationally recognized rating agency (an "A Rated Bank"), (iv) time deposits maturing no more than 30 days from the date of creation thereof with A Rated Banks and (v) mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above.

           "Cash Management Systems" has the meaning ascribed to it in Section 1.8.

           "Change of Control" means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the issued and outstanding shares of capital Stock of Borrower having the right to vote for the election of directors of Borrower under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election by the board of directors of Borrower or whose nomination for election by the Stockholders of Borrower was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

           "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

           "Chattel Paper" means any "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Credit Party, wherever located.

           "Closing Date" means April 2, 2004.

           "Closing Checklist" means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as Annex D.

           "Code" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Administrative Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

           "Collateral" means the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and Lenders, to secure the Obligations.

           "Collateral Documents" means the Security Agreement, the Pledge Agreements, the Mortgages, the Guaranties, the Patent Security Agreement, the Trademark Security Agreement, the Copyright Security Agreement and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations.

           "Collection Account" means with respect to all payments of every type made with respect to the Revolving Loan, including all Fees and expenses payable to, or for the account of the Revolving Credit Agent:

                        Bank:             Comerica Bank
                                          8828 Stemmons Fwy., Ste. 441
                                          Dallas, TX 75247
                        ABA#:             111-000-753
                        Account#:         1880941909
                        Account Name:     Darling International Inc.
                        Reference:        Darling International Inc.

With respect to all payments of every type made with respect to the Term Loan including all Fees and expenses payable to or for the account of Administrative
Agent:

                     Deutsche Bank
                     One Bankers Trust Plaza
                     New York, New York
                     ABA No.: 021 001 033
                     Reference: Darling Collection Account

or such other account(s) as may be specified in writing by either Agent as their respective "Collection Account."

           "Comerica" means Comerica bank, a Michigan banking corporation.

           "Commitments" means (a) as to any Lender, the aggregate of such Lender's Revolving Loan Commitment and Term Loan Commitment as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate of all Lenders' Revolving Loan Commitments and Term Loan Commitments, which aggregate commitment shall be Sixty Seven Million Five Hundred Thousand and 00/100 Dollars ($67,500,000) on the Closing Date, as to each of clauses (a) and (b), as such Revolving Loan Commitments and Term Loan Commitments may be reduced, amortized, adjusted or increased from time to time in accordance with the Agreement.

           "Commitment Termination Date" means the earliest of (a) April 2, 2009, (b) the date of termination of Lenders' obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 8.2(b), and (c) the date of indefeasible prepayment in full by Borrower of the Loans and the cancellation and return (or stand-by guarantee) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent reduction of all Commitments to zero dollars ($0).

           "Compliance Certificate" has the meaning ascribed to it in Annex E.

           "Concentration Accounts" has the meaning ascribed to it in Annex C.

           "Contracts" means all "contracts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

           "Control Letter" means a letter agreement between Administrative Agent and (i) the issuer of uncertificated securities with respect to uncertificated securities in the name of any Credit Party, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of any Credit Party, (iii) a futures commission merchant or clearing house, as applicable, with respect to commodity accounts and commodity contracts held by any Credit Party, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of Administrative Agent, on behalf of itself and Lenders, on such financial assets, and agrees to follow the instructions or entitlement orders of Administrative Agent without further consent by the affected Credit Party.

           "Copyright License" means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to use any Copyright or Copyright registration.

           "Copyright Security Agreements" means the Copyright Security Agreements made in favor of Administrative Agent, on behalf of itself and Lenders, by each applicable Credit Party.

           "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

           "Credit Parties" means Borrower and its Subsidiaries other than Darling International, Ltd and Insurance Company of Colorado, Inc.

           "Darling Pledge Agreement" means the Pledge Agreement of even date herewith executed by Borrower in favor of Administrative Agent, on behalf of itself and Lenders.I

           "Default" means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

           "Default Rate" has the meaning ascribed to it in Section 1.5(d).

           "Deposit Account" means any "deposit account," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

           "Disbursement Accounts" has the meaning ascribed to it in Annex C.

           "Disclosure Schedules" means the Schedules prepared by Borrower and denominated as Disclosure Schedules 1.4 through 6.7 in the Index to the Agreement.

           "Documents" means all "documents," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located.

           "Dollars" or "$"means lawful currency of the United States of America.

           "EBITDA" means, with respect to any fiscal period, Borrower's and its Subsidiaries' net income (loss) after taxes for such period (excluding any after-tax gains or losses on sale of assets other than the sale of Inventory in the ordinary course of business and excluding other after-tax extraordinary gains or losses); plus Interest Expense, income and franchise tax expense, depreciation and amortization for such period, in each case, to the extent deducted in determining net income for such period; plus (or minus) any other non-cash charges or gains which have been subtracted or added in calculating net income after taxes for such period, all on a consolidated basis and in accordance with GAAP.

           "Environmental Laws" means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.ss.ss.9601 et seq.) ("CERCLA"); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C.ss.ss.5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.ss.ss.136 et seq.); the Solid Waste Disposal Act (42 U.S.C.ss.ss. 6901 et seq.); the Toxic Substance Control Act (15 U.S.C.ss.ss.2601 et seq.); the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.); the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.); and the Safe Drinking Water Act (42 U.S.C.ss.ss. 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

           "Environmental Liabilities" means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

           "Environmental Permits" means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

           "Equipment" means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

           "ERISA Affiliate" means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

           "ERISA Event" means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan, excluding, however, such events as to which PBGC has by regulation waived the requirement of Section 4043(c) of ERISA; (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under
Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

           "ESOP" means a Plan that is intended to satisfy the requirements of
Section 4975(e)(7) of the IRC.

           "Event of Default" has the meaning ascribed to it in Section 8.1.

           "Excess Cash Flow" means, without duplication, with respect to any Fiscal Year of Borrower, consolidated net income plus (a) depreciation, amortization and Interest Expense to the extent deducted in determining consolidated net income, minus (b) Capital Expenditures during such Fiscal Year (excluding the financed portion), minus (c) Interest Expense paid or accrued (excluding any original issue discount, interest paid in kind or amortized debt discount, to the extent included in determining Interest Expense) and scheduled principal payments paid or payable in respect of Indebtedness, plus or minus (as the case may be), minus (d) extraordinary gains or losses which are cash items not included in the calculation of net income, minus (e) mandatory prepayments paid in cash pursuant to Section 1.3 other than mandatory prepayments made pursuant to Sections 1.3(b)(i), 1.3(b)(iii), or 1.3(d), plus (f) Taxes deducted in determining consolidated net income to the extent not paid for in cash.

           "Fair Labor Standards Act" means the Fair Labor Standards Act, 29 U.S.C.ss.201 et seq.

           "Federal Funds Rate" means, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Administrative Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

           "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

           "Fees" means any and all fees payable to any Agent or Lender pursuant to the Agreement or any of the other Loan Documents.

           "Financial Covenants" means the financial covenants set forth in Annex G.

           "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Borrower delivered in accordance with Section 3.4 and Annex E.

           "Fiscal Month" means any of the "monthly" accounting periods of Borrower.

           "Fiscal Quarter" means each of the four periods falling in each Fiscal Year, each such period being thirteen or fourteen weeks in duration, as applicable, with the first such period in any Fiscal Year beginning on the first day of such Fiscal Year and the last such period in any Fiscal Year ending on the last Saturday closest to December 31st.

           "Fiscal Year" means the fifty-two or fifty-three week period, as the case may be, beginning on the date which is one day after the date of the end of the similar preceding period and ending on the Saturday closest to December 31st.

           "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period but, specifically excluding interest expense capitalized on Borrower's balance sheet, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) cash taxes paid during such period, plus (d) the amount of any payment made during such period arising under any Seller Obligations.

           "Fixed Charge Coverage Ratio" means, with respect to any Person for any fiscal period, the ratio of EBITDA minus Maintenance CAPEX to Fixed Charges.

           "Fixtures" means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

           "Foreign Lender" has the meaning ascribed to it in Section 1.15(d).

           "Funded Debt" means, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations (but specifically excluding obligations of Borrower arising under operating leases), current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

           "GAAP" means generally accepted accounting principles in the United States of America consistently applied, as such term is further defined in Annex G to the Agreement.

           "GE Capital" means General Electric Capital Corporation, a Delaware corporation.

           "GE Capital Fee Letter" means that certain letter, dated as of January 23, 2004, between GE Capital and Borrower with respect to certain Fees to be paid from time to time by Borrower to GE Capital.

           "General Intangibles" means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

           "Goods" means all "goods" as defined in the Code, now owned or hereafter acquired by any Credit Party, including embedded software.

           "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

           "Guaranteed Indebtedness" means as to any Person, any obligation of such Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or
(e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

           "Guaranties" means any guaranty executed by any Guarantor in favor of Administrative Agent and Lenders in respect of the Obligations.

           "Guarantors" means each Subsidiary of Borrower who is a Credit Party and each other Person who executes a guaranty or other similar agreement in favor of Administrative Agent, for itself and the ratable benefit of Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

           "Hazardous Material" means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any Environmental Laws, including any material or substance that is (a) defined as a "solid waste," "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b) petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

           "Hedging Agreement" means any present or future, whether master or single, agreement, document or instrument providing for, or constituting an agreement to enter into, an interest-rate, basis, credit default or commodity swap, forward-rate arrangement, commodity option, equity or equity-index swap or option, bond or interest-rate option, forward-foreign-exchange arrangement, rate-cap, rate-collar or rate-floor arrangement, currency or cross-currency-swap arrangement, swaption, currency-option, or any similar arrangement

           "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred 6 months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than 6 months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) Hedge Agreements, (g) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (h) the Obligations.

           "Indemnified Liabilities" has the meaning ascribed to it in Section 1.13.

           "Indemnified Person" has the meaning ascribed to in Section 1.13.

           "Index Rate" means, for any day, a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the "base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

           "Index Rate Loan" means a Loan or portion thereof bearing interest by reference to the Index Rate.

           "Initial Mortgages" means those certain Mortgages to be executed and delivered pursuant to the Post Closing Requirements, by Borrower to Administrative Agent, for its benefit and the benefit of Lenders, each in form and substance reasonably satisfactory to Administrative Agent and its counsel (including local counsel).

           "Instruments" means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

           "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

           "Intercompany Notes" has the meaning ascribed to it in Section 6.3.

           "Interest Expense" means, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, interest expense with respect to any Funded Debt of such Person and interest expense for the relevant period that has been capitalized on the balance sheet of such Person.

           "Interest Payment Date" means (a) as to any Index Rate Loan, the first Business Day of each calendar quarter to occur while such Loan is outstanding, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under the Agreement.

           "Inventory" means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Credit Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies and embedded software.

           "Investment Property" means all "investment property" as such term is defined in the Code now owned or hereafter acquired by any Credit Party, wherever located, including (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of any Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

           "IRC" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

           "IRS" means the Internal Revenue Service.

           "L/C Issuer" has the meaning ascribed to it in Annex B.

           "L/C Sublimit" has the meaning ascribed to it in Annex B.

           "Lenders" means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall assign all or any portion of the Obligations, such term shall include any assignee of such Lender, and any party who becomes a Lender pursuant to Section 1.19.

           "Letter of Credit Additional Documentation" means such additional documentation as may be reasonably requested by the L/C Issuer, from time to time, in connection with the issuance of Letters of Credit and Borrower's repayment of Letter of Credit Obligations.

           "Letter of Credit Fee" has the meaning ascribed to it in Annex B.

           "Letter of Credit Obligations" means all outstanding obligations incurred by Revolving Credit Agent and Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Revolving Credit Agent or another L/C Issuer or the purchase of a participation as set forth in Annex B with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by Revolving Credit Agent or Lenders thereupon or pursuant thereto.

           "Letters of Credit" means documentary or standby letters of credit issued for the account of Borrower by any L/C Issuer, and bankers' acceptances issued by Borrower, for which Revolving Credit Agent and Lenders have incurred Letter of Credit Obligations.

           "Leverage Ratio" means, with respect to Borrower, on a consolidated basis, the ratio of (a) Funded Debt as of any date of determination to (b) EBITDA for the twelve month period ending on (i) such date of determination if such date is the last day of a Fiscal Month, and (ii) the last day of the immediately preceding Fiscal Month if such date of determination is not the last day of a Fiscal Month.

           "LIBOR Business Day" means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

           "LIBOR Loan" means a Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

           "LIBOR Period" means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the Agreement and ending one, two or three months thereafter, as selected by Borrower's irrevocable notice to Agents as set forth in Section 1.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

                      (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

                      (b) any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end 2 LIBOR Business Days prior to such date;

                      (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

                      (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

                      (e) Borrower shall select LIBOR Periods so that there shall be no more than 10 separate LIBOR Loans in existence at any one time.

           "LIBOR Rate" means for each LIBOR Period, a rate of interest determined by Administrative Agent equal to:

                      (a) the offered rate for deposits in United States Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                      (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is 2 LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

           If such interest rates shall cease to be available from Telerate News Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be mutually acceptable to Administrative Agent and Borrower.

           "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Credit Party.

           "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

           "Litigation" has the meaning ascribed to it in Section 3.13.

           "Loan Account" has the meaning ascribed to it in Section 1.12.

           "Loan Documents" means the Agreement, the Notes, the Collateral Documents, the Letter of Credit Additional Documentation and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, any Agent or Lender and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any Responsible Officer of any Credit Party, and delivered to any Agent or Lender in connection with the Agreement or the transactions contemplated thereby. Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

           "Loans" means the Revolving Loan and the Term Loan.

           "Lock Boxes" has the meaning ascribed to it in Annex C.

           "Maintenance CAPEX" means Capital Expenditures made in any period for the ongoing day-to-day business operations of Borrower or any of its Subsidiaries (as opposed to the expansion or growth of Borrower's or any of its Subsidiaries' operations), but specifically excluding Capital Expenditures in any Fiscal Year in an amount equal to the lesser of (i) $5,000,000 and (ii) Capital Expenditures incurred for or in connection with (A) obtaining, maintaining or complying with any requirement of any Person for Borrower or any of its Subsidiaries to maintain any permit, including Environmental Permits, or to comply with any law, rule, order, statute, regulation or requirement of any Governmental Authority and (B) the exercise of any purchase option under lease of Equipment.

           "Margin Stock" has the meaning ascribed to in Section 3.10.

           "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or financial or other condition of the Credit Parties considered as a whole, (b) Borrower's or the Credit Parties' (taken as a whole) ability to pay any of the Loans or any of the other Obligations in accordance with the terms of the Agreement, (c) the Collateral or Administrative Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) any Agent's or Lender's rights and remedies under the Agreement and the other Loan Documents.

           "Maximum Amount" means, as of any date of determination, an amount equal to the Revolving Loan Commitment of all Lenders as of that date.

           "Mortgagee Property" has the meaning assigned to it in Section 5.9.

           "Mortgages" means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignment of leases or other real estate security documents (including the Initial Mortgages) delivered by any Credit Party to Administrative Agent on behalf of itself and the Lenders with respect to the Mortgaged Properties, all in form and substance satisfactory to Administrative Agent.

           "Motor Vehicle Laws" means all Federal (including, the federal government of Canada), state, provincial and local laws, regulations, rules and judicial or agency determinations and orders applicable to the ownership and/or operation of vehicles (including, without limitation, the Rolling Stock), or the business of the transportation of goods by motor vehicle, including, without limitation, laws, regulations, rules and judicial or agency determinations and orders promulgated or administered by the Federal Highway Administration, the Federal Motor Carrier Safety Administration, the National Highway Traffic Safety Administration, the Surface Transportation Board and other state, provincial and local Governmental Authorities with respect to vehicle safety and registration and motor carrier insurance, financial assurance, credit extension, contract carriage, tariff and reporting requirements.

           "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

           "Negative Pledge" shall mean any negative pledge or other document prohibiting any Credit Party form otherwise transferring, disposing or selling any Real Estate owned by such Credit Party, which is in recordable form and delivered by any Credit Party to Administrative Agent on behalf itself and Lenders in form and substance satisfactory to Administrative Agent.

           "Net Cash Proceeds" means (a) with respect to any asset disposition or event giving rise to the receipt of insurance or condemnation proceeds, all cash and Cash Equivalents received in connection with such asset disposition (including any cash or Cash Equivalents received by way of deferred payment pursuant to a note receivable or otherwise, but only as and when so received) net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable in connection therewith (in each case, paid to non-Affiliates), (ii) transfer taxes, (iii) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder) if any, and (iv) an appropriate reserve for income taxes in accordance with GAAP in connection therewith, and (b) with respect to the issuance of Stock, all cash and Cash Equivalents received in connection with such sale net of investment banking fees, underwriting discounts and commissions and other reasonable out- of-pocket expenses and other customary expenses (in each case, paid to non-Affiliates) incurred in connection with such sale.

           "Net Worth" means, with respect to any Person as of any date of determination, the book value of the assets of such Person, minus the sum of (a) reserves applicable thereto, (b) all of such Person's liabilities on a consolidated basis (including accrued and deferred income taxes), all as determined in accordance with GAAP, and (c) adjustments relating to FAS 133 and 87 and any amendment or successor rules thereto.

           "Non-Funding Lender" has the meaning ascribed to it in Section 9.9(a)(ii).

           "Note Purchase Agreement" means that certain Note Purchase Agreement by and among Darling International Inc., and the purchasers party thereto dated as of December 31, 2003.

           "Notes" means, collectively, the Revolving Notes and the Term Notes.

           "Notice of Conversion/Continuation" has the meaning ascribed to it in
Section 1.5(e).

           "Notice of Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

           "Obligations" means all loans, advances, debts, liabilities and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Agent or Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees, reimbursement and cash collateral obligations of any Credit Party to Revolving Credit Agent and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan Documents.

           "Patent License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right with respect to any invention on which a Patent is in existence.

           "Patent Security Agreements" means the Patent Security Agreements made in favor of Administrative Agent, on behalf of itself and Lenders, by each applicable Credit Party.

           "Patents" means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

           "PBGC" means the Pension Benefit Guaranty Corporation.

           "Pension Plan" means a Plan described in Section 3(2) of ERISA.

           "Permitted Acquisition" has the meaning ascribed to it in Section
6.1.

           "Permitted Dividend Payment" means (a) the payment of dividends on the Stock of Borrower by Borrower, in cash or in kind and/or (b) the redemption, purchase or retirement of the Stock of Borrower by Borrower, in an aggregate amount not to exceed 25% of Excess Cash Flow in any Fiscal Year and which may be paid only during the period beginning on the date on which Administrative Agent receives Borrower's annual audited financial statements for the immediately preceding year pursuant to Annex E, and ending 60 days thereafter.

           "Permitted Encumbrances" has the meaning ascribed to it in Section
6.7.

           "Permitted Equity Issuance" means the issuance of Stock in Borrower and all options or other rights for purchase, acquisition or exchange of Stock in Borrower, in each case issued to Borrower's officers, directors or employees pursuant to incentive plans existing as of the date hereof and identified on Disclosure Schedule 3.12 or as may exist as approved by the Borrower's Stockholders from time to time.

           "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

           "Plan" means, at any time, an "employee benefit plan", as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past 7 years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

           "Pledge Agreements" means, collectively, the Darling Pledge Agreement and any pledge agreements entered into after the Closing Date by any Credit Party (as required by the Agreement or any other Loan Document).

           "Post Closing Requirements" has the meaning ascribed to it in Section 5.11.

           "Preferred Stock" means the Series A Preferred Stock of Borrower.

           "Prior Lender" means Credit Lyonnais New York Branch.

           "Prior Lender Obligations" means all obligations owed to the Prior Lender and certain other lenders pursuant to that certain Amended and Restated Credit Agreement dated May 10, 2002, by and among Borrower, the Prior Lender and the other parties signatory thereto.

           "Proceeds" means "proceeds," as such term is defined in the Code, including (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Credit Party from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), (c) any claim of any Credit Party against third parties (i) for past, present or future infringement of any Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Copyright, Copyright License, Trademark or Trademark License, or for injury to the goodwill associated with any Trademark or Trademark License, (d) any recoveries by any Credit Party against third parties with respect to any litigation or dispute concerning any of the Collateral, (e) dividends, interest, distributions and Instruments with respect to Investment Property and pledged

Stock, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, upon disposition or otherwise.

           "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of January 3, 2004 after giving pro forma effect to the Related Transactions.

           "Projections" means Borrower's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements consistent with the historical Financial Statements of the Borrower, together with appropriate supporting details and a statement of underlying assumptions.

           "Pro Rata Share" means with respect to all matters relating to any Lender, (a) with respect to the Revolving Loan, the percentage obtained by dividing (i) the Revolving Loan Commitment of that Lender by (ii) the aggregate Revolving Loan Commitments of all Lenders, (b) with respect to the Term Loan(s), the percentage obtained by dividing (i) the Term Loan Commitment of that Lender by (ii) the aggregate Term Loan Commitments of all Lenders, (c) with respect to all Loans, the percentage obtained by dividing (i) the aggregate Commitments of that Lender by (ii) the aggregate Commitments of all Lenders, and (d) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Loans held by that Lender, by (ii) the outstanding principal balance of the Loans held by all Lenders, as any such percentages may be adjusted by assignments permitted pursuant to Section 9.1.

           "Qualified Plan" means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

           "Qualified Assignee" means (a) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and (b) any commercial bank, savings and loan association or savings bank or any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which has a rating of BBB or higher from S&P and a rating of Baa2 or higher from Moody's at the date that it becomes a Lender and which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that no Person determined by Administrative Agent to be acting in the capacity of a vulture fund or distressed debt purchaser shall be a Qualified Assignee, no Person or Affiliate of such Person that is a direct business competitor with Borrower or any other Credit Party shall be a Qualified Assignee, and no Person or Affiliate of such Person (other than a Person that is already a Lender) holding Subordinated Debt or Stock issued by any Credit Party shall be a Qualified Assignee.

           "Real Estate" has the meaning ascribed to it in Section 3.6.

           "Redemption Dividend" means the payment of not more than $1,100,000 within 10 days of the Closing Date for the redemption or repurchase of Preferred Stock issued as dividends paid in kind to the holders of the Preferred Stock. "Refinancing" means the repayment in full by Borrower of the Prior Lender Obligations on the Closing Date.

           "Related Transactions" means the initial borrowing under the Revolving Loan and the Term Loan on the Closing Date, the Refinancing, the payment of the Redemption Dividend and the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

           "Related Transactions Documents" means the Loan Documents, the Subordinated Documents and any amendments thereto, and all other agreements or instruments executed in connection with the Related Transactions.

           "Release" means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the indoor or outdoor environment, including the movement of Hazardous Material through or in the air, soil, surface water, ground water or property.

           "Requisite Lenders" means Lenders having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of all Loans.

           "Requisite Revolving Lenders" means Lenders having (a) more than 50% of the Revolving Loan Commitments of all Lenders, or (b) if the Revolving Loan Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Revolving Loan.

           "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Credit Party and, as to any document delivered on the Closing Date, any vice president or secretary. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

           "Restricted Payment" means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit

Party now or hereafter outstanding; (e) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; and (f) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates.

           "Retiree Welfare Plan" means, at any time, a Welfare Plan that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant.

           "Revolving Compliance Maximum" means an amount expressed in Dollars, which if outstanding under the Revolving Loan would cause the Leverage Ratio, as of any date of determination to be equal to 2.50 to 1.00; provided, however, if the Leverage Ratio would be greater than 2.50 to 1.00 on such date with zero outstanding on the Revolving Loan, then the Revolving Compliance Maximum shall be zero Dollars.

           "Revolving Credit Advance" has the meaning ascribed to it in Section 1.1(a)(i).

           "Revolving Credit Agent" means Comerica in its capacity as revolving credit agent for the Revolving Lenders or its successor appointed pursuant to
Section 9.7.

           "Revolving Lenders" means, as of any date of determination, Lenders having a Revolving Loan Commitment.

           "Revolving Loan" means, at any time, the sum of (i) the aggregate amount of Revolving Credit Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

           "Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Credit Advances or incur Letter of Credit Obligations as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Advances or incur Letter of Credit Obligations, which aggregate commitment shall be Forty Two Million Five Hundred Thousand Dollars ($42,500,000) on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

           "Revolving Note" has the meaning ascribed to it in Section
1.1(a)(ii).

           "Rolling Stock" means Borrower's Equipment consisting of cars, trucks, semi-trailers, tractors, service vehicles and automobiles.

           "Route Swap" has the meaning ascribed to it in Section 6.8.

           "SEC" means the Securities and Exchange Commission, or any successor thereto.

           "Security Agreement" means the Security Agreement of even date herewith entered into by and among Administrative Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

           "Seller Obligations" means any contingent obligation of Borrower incurred in favor of a seller (or other party entitled thereto) under or with respect to any non-compete agreement, Permitted Acquisition, or any similar contingent obligation of Borrower incurred in favor of a seller with respect to an acquisition completed prior to the Closing Date.

           "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.

           "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

           "Stockholder" means, with respect to any Person, each holder of Stock of such Person.

           "Subordinated Debt" means the Indebtedness of Borrower evidenced by the Subordinated Notes and the Note Purchase Agreement and any other Indebtedness of any Credit Party subordinated to the Obligations in a manner and form satisfactory to Administrative Agent and Lenders in their sole discretion, as to right and time of payment and as to any other rights and remedies thereunder.

           "Subordinated Documents" means the Note Purchase Agreement, the Subordinated Notes and such other agreements, documents and instruments as create, evidence or secure any of the Subordinated Debt from time to time.

           "Subordinated Notes" means those certain senior subordinated notes due December 31, 2009, issued by Borrower in accordance with the Subordinated Documents in an aggregate original principal amount of $35,000,000.

           "Subsidiary" means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

           "Supporting Obligations" has the meaning ascribed thereto in the Code.

           "Tangible Net Worth" means, with respect to any Person at any date, the Net Worth of such Person at such date, excluding, however, from the determination of the total assets at such date, (a) all goodwill, capitalized organizational expenses, capitalized research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other intangible items, (b) all unamortized debt discount and expense, (c) treasury Stock, and (d) any write-up in the book value of any asset resulting from a revaluation thereof.

           "Taxes" means taxes, levies, imposts, deductions, Charges or withholdings imposed by any Governmental Authority, and all liabilities with respect thereto, excluding (a) taxes imposed on or measured by the net income of an Agent, a Lender or an L/C Issuer (or any franchise taxes or similar taxes imposed on such Agent, Lender or L/C Issuer, as the case may be) by the jurisdictions under the laws of which such Agent, Lenders and L/C Issuers are organized or conduct business or any political subdivision thereof and (b) any United States withholding taxes payable with respect to payments hereunder or under the Notes or any other Loan Document.

           "Termination Date" means the date on which (a) the Loans have been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Annex B, and (d) none of Borrower shall have any further right to borrow any monies under the Agreement.

           "Term Lenders" means those Lenders having Term Loan Commitments.

           "Term Loan" has the meaning assigned to it in Section 1.1(b)(i).

           "Term Loan Commitment" means (a) as to any Lender with a Term Loan Commitment, the commitment of such Lender to make its Pro Rata Share of the Term Loan as set forth on Annex J to the Agreement or in the most recent Assignment Agreement executed by such Lender, and (b) as to all Lenders with a Term Loan

Commitment, the aggregate commitment of all Lenders to make the Term Loan, which aggregate commitment shall be Twenty-Five Million Dollars ($25,000,000) on the Closing Date. After advancing the Term Loan, each reference to a Lender's Term Loan Commitment shall refer to that Lender's Pro Rata Share of the outstanding Term Loan.

           "Term Note" has the meaning assigned to it in Section 1.1(b)(i).

           "Title IV Plan" means a Pension Plan (other than a Multiemployer
Plan), that is covered by Title IV of ERISA, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

           "Trademark Security Agreements" means the Trademark Security Agreements made in favor of Administrative Agent, on behalf of Lenders, by each applicable Credit Party.

           "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to use any Trademark.

           "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

           "Unfunded Pension Liability" means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

           "U.S. Lender" shall have the meaning ascribed thereto in Section 1.15(d).

           "Welfare Plan" means a Plan described in Section 3(i) of ERISA.

           Rules of construction with respect to accounting terms used in the Agreement or the other Loan Documents shall be as set forth in Annex G. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code as in effect in the State of New York to the extent the same are used or defined therein. Unless otherwise specified, references in the Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or Schedule.

           Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

                              ANNEX B (SECTION 1.2)
                                       TO
                                CREDIT AGREEMENT

                                LETTERS OF CREDIT

           (a) Issuance. Subject to the terms and conditions of the Agreement, Revolving Credit Agent and Revolving Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower on behalf of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by Revolving Credit Agent or an Affiliate thereof (in such capacity, herein referred to as the "L/C Issuer") for Borrower's account. The aggregate amount of all such Letter of Credit Obligations shall not at any time exceed the lesser of (i) Twenty-Five Million Dollars ($25,000,000) (the "L/C Sublimit") and (ii) the Maximum Amount less the aggregate outstanding principal balance of the Revolving Loan. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, other than the back to back Letters of Credit issued on the Closing Date, unless otherwise agreed by both Agents, in their sole discretion, and neither Revolving Credit Agent nor Revolving Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the Commitment Termination Date; provided that a Letter of Credit may contain provisions whereby its expiration is automatically extended for an additional one year period unless the L/C Issuer provides notice to the beneficiary thereof that the Letter of Credit will not be so extended; provided further, any such automatic extension of such expiration period shall never be extended beyond April 2, 2009.

           (b) (i) Advances Automatic; Participations. In the event that Revolving Credit Agent or any Revolving Lender shall make any payment on or pursuant to any Letter of Credit Obligation, the Revolving Credit Agent shall give the Borrower notice thereof and if Borrower shall fail to make payment to the Revolving Credit Agent for such Letter of Credit Obligations within one Business Day after demand, such payment shall be deemed automatically to constitute a Revolving Credit Advance to Borrower under Section 1.1(a) of the Agreement regardless of whether an Event of Default has occurred and is continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 2, and each Revolving Lender shall be obligated to pay its Pro Rata Share thereof in accordance with the Agreement. The failure of any Revolving Lender to make available to Revolving Credit Agent for Revolving Credit Agent's own account its Pro Rata Share of any such Revolving Credit Advance or payment by Revolving Credit Agent under or in respect of a Letter of Credit shall not relieve any other Revolving Lender of its obligation hereunder to make available to Revolving Credit Agent its Pro Rata Share thereof, but no Revolving Lender shall be responsible for the failure of any other Revolving Lender to make available such other Revolving Lender's Pro Rata Share of any such payment.

           (ii) If it shall be illegal or unlawful for Borrower to incur Revolving Credit Advances as contemplated by paragraph (b)(i) above because of an Event of Default described in Sections 8.1(h) or (i) or otherwise or if it shall be illegal or unlawful for any Revolving Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to an L/C Issuer, or if the L/C Issuer is a Revolving Lender, then (A) immediately and without further action whatsoever, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Revolving Credit Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding and (B) thereafter, immediately upon issuance of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased from Revolving Credit Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Revolving Lender's Pro Rata Share (based on the Revolving Loan Commitments) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Revolving Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in the Agreement with respect to Revolving Credit Advances.

           (c) Cash Collateral.

           (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement prior to the Commitment Termination Date, Borrower will pay to Revolving Credit Agent for the ratable benefit of itself and Revolving Lenders cash or Cash Equivalents in an amount equal to 105% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrower. Such funds or Cash Equivalents shall be held by Revolving Credit Agent in a cash collateral account (the "Cash Collateral Account") maintained at Revolving Credit Agent. The Cash Collateral Account shall be in the name of Borrower and shall be pledged to, and subject to the control of, Administrative Agent and Revolving Credit Agent, for the benefit of Agents and Lenders, in a manner reasonably satisfactory to Agents. Borrower hereby pledges and grants to Agents, on behalf of themselves and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable law.

           (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus 30 additional days) as, and in an amount equal to 105% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are satisfactory to Agents in their reasonable discretion.

           (iii) After funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Commitment Termination Date, and upon the occurrence and during the continuance of an Event of Default, Agents may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agents may elect, as shall be or shall become due and payable by Borrower to Agents and Lenders with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations of Borrower then due and payable.

           (iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Agents and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be for the account of Revolving Credit Agent.

           (d) Fees and Expenses. Borrower agrees to pay to Revolving Credit Agent for the benefit of Revolving Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Revolving Credit Agent or any L/C Issuer on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an amount equal to the Applicable L/C Margin from time to time in effect as set forth in Section 1.5 multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Revolving Credit Agent for the benefit of the Revolving Lenders in arrears, on the first day of each month and on the Commitment Termination Date. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

           (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Revolving Credit Agent at least 2 Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) and such Letter of Credit Additional Documentation as the L/C Issuer shall reasonably request. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Revolving Credit Agent and the L/C Issuer may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Revolving Credit Agent and the L/C Issuer.

           (f) Obligation Absolute. The obligation of Borrower to reimburse Revolving Credit Agent and Revolving Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities, and the obligations of each Revolving Lender to make payments to Revolving Credit Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrower and Revolving Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

                               (i) any lack of validity or enforceability of any
                     Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

                               (ii) the existence of any claim, setoff, defense
                     or other right that Borrower or any of its respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), any Agent, any Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its respective Affiliates and the beneficiary for which the Letter of Credit was procured);

                               (iii) any draft, demand, certificate or any other
                     document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                               (iv) payment by Revolving Credit Agent (except as
                     otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit;

                               (v) any other circumstance or event whatsoever,
                     that is similar to any of the foregoing; or

                               (vi) the fact that a Default or an Event of
                     Default has occurred and is continuing.

           (g) Indemnification; Nature of Lenders' Duties.

           (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save harmless each Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and out-of-pocket expenses (including reasonable attorneys' fees and allocated costs of internal counsel) that any Agent or Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit, or (B) the failure of any Agent or Lender seeking indemnification or of any L/C Issuer to honor a demand for payment under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of such Agent or Lender (as finally determined by a court of competent jurisdiction).

           (ii) As between any Agent and any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries, of any Letter of Credit; provided that this assumption is not intended to and shall not preclude Borrower from pursuing such rights and remedies as it may have against the beneficiary at law or under any other agreement. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agents nor any Lender shall be responsible for:
(A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of any payment by Revolving Credit Agent under any Letter of Credit or guaranty thereof, Revolving Credit Agent shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit; and (H) any consequences arising from causes beyond the control of any Agent or Lender. None of the above shall affect, impair, or prevent the vesting of any of Agents' or any Lender's rights or powers hereunder or under the Agreement.

           (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between or among Borrower and such L/C Issuer, including all Letter of Credit Additional Documentation which exist from time to time.

                              ANNEX C (SECTION 1.8)
                                       TO
                                CREDIT AGREEMENT

                             CASH MANAGEMENT SYSTEM


           Borrower and each Credit Party shall establish and maintain the Cash Management Systems described below:

           (a) Within 60 days of the Closing Date and until the Termination Date, Borrower and each Credit Party shall (i) establish lock boxes ("Lock Boxes") or at Administrative Agent's discretion, blocked accounts ("Blocked Accounts") at Comerica, and shall request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to such Lock Boxes, (ii) deposit or cause to be deposited promptly, and in any event no later than the second Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in Borrower's name or any Credit Party's name at Comerica (the "Relationship Bank") and (iii) take such actions as are necessary to establish and maintain all of its accounts, including but not limited to investment, deposit and disbursement accounts with the Relationship Bank. Further, Borrower and/or any Credit Party shall not establish any account with any bank other than Relationship Bank. On or before the Closing Date, Borrower and each Credit Party shall have established a concentration account in its name (each a "Concentration Account" and collectively, the "Concentration Accounts") at the bank or banks that shall be designated as the Concentration as the Concentration Account bank for each such Borrower or Credit Party in Disclosure Schedule 3.19 (each a "Concentration Account Bank" and collectively, the "Concentration Account Banks"), which banks shall be reasonably satisfactory to Administrative Agent.

           (b) Borrower and each Credit Party may maintain, in its name, an account (each a "Disbursement Account" and collectively, the "Disbursement Accounts") at a bank reasonably acceptable to Administrative Agent into which Administrative Agent shall, from time to time, deposit proceeds of Revolving Credit Advances made to Borrower pursuant to Section 1.1 for use by Borrower solely in accordance with the provisions of Section 1.4.

           (c) Notwithstanding the forgoing, the Credit Parties may establish and maintain bank accounts for the sole purpose of (i) funding payroll obligations of the Credit Parties ("Payroll Accounts"), (ii) funding tax obligations of the Credit Parties ("Tax Accounts") and (iii) holding funds owned by Persons other than any Credit Party ("Trust Fund Accounts"), and no such Payroll Accounts, Tax Accounts or Trust Fund Accounts shall be required to be subject to a blocked account agreement. The Credit Parties shall give Administrative Agent prior written notice before establishing any Payroll Account, Tax Account or Trust Fund Account.

           (d) On or before the Closing Date (or such later date as Administrative Agent shall consent to in writing), each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party blocked account agreements or Control Letters with Administrative Agent (or Borrower shall have delivered such other evidence of direction of funds with respect thereto as is acceptable to Agent in its sole discretion), for the benefit of itself and Lenders, and the applicable Credit Party, in form and substance reasonably acceptable to Administrative Agent, which shall become operative on or prior to the Closing Date. Each such blocked account agreement or Control Letter shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the applicable Concentration Account are held by such bank as agent or bailee-in-possession for Administrative Agent, on behalf of itself and Lenders, (ii) the bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date (A) with respect to banks at which a Blocked Account is maintained, such bank agrees, from and after the receipt of a notice (an "Activation Notice") from Administrative Agent (which Activation Notice may be given by Administrative Agent at any time at which an Event of Default has occurred and is continuing, to forward immediately all amounts in each Blocked Account to such Borrower's Concentration Account Bank and to commence the process of daily sweeps from such Blocked Account into the applicable Concentration Account and (B) with respect to each Concentration Account Bank, such bank agrees from and after the receipt of an Activation Notice from Administrative Agent upon the occurrence of an Event of Default, to immediately forward all amounts received in the applicable Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account; provided, that to the extent any amounts so received into the Collection Account include amounts which represent the payment of local and/or state sales taxes or export duties, the failure of which to remit to the applicable taxing authority would be likely to result in criminal and/or personal liability of the officers, directors or employees of Borrower, Administrative Agent will provide such funds which represent such sales taxes or export duties to Borrower for the sole purpose of remittance of such sales taxes or export duties to the applicable taxing authority. From and after the date Administrative Agent has delivered an Activation Notice to any bank with respect to any Blocked Account(s), no Credit Party shall accumulate or maintain cash in Disbursement Accounts, Payroll Accounts or Tax Accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements. At such time as the Event of Default which gave rise for the delivery of the Activation Notice shall have terminated or no longer be in effect (as determined by Administrative Agent in its reasonable discretion), and so long as no other Event of Default then exists, Agent shall, at the written request of Borrower, terminate the Activation Notice then in place.

           (e) So long as no Event of Default has occurred and is continuing, Borrower may amend Disclosure Schedule 3.19 to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that prior to the time of the opening of such account or Lock Box (other than any Tax Account, Trust Fund Account or Payroll Account), the applicable Credit Party and such bank shall have executed and delivered to Administrative Agent a tri-party blocked account agreement, in form and substance reasonably satisfactory to Administrative Agent. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within 30 days (or such later date as Administrative Agent shall consent to in writing) following notice from Administrative Agent that the creditworthiness of any bank holding an account is no longer acceptable in Administrative Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days (or such later date as Administrative Agent shall consent to in writing) following notice from Administrative Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Administrative Agent's liability under any tri-party blocked account agreement with such bank is no longer acceptable in Administrative Agent's reasonable judgment.

           (f) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which each Credit Party shall have granted a Lien to Administrative Agent, on behalf of itself and Lenders, pursuant to the Security Agreement.

           (g) All amounts deposited in the Collection Account shall be deemed received by Administrative Agent in accordance with Section 1.10 and shall be applied (and allocated) by Administrative Agent in accordance with Section 1.11. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

           (h) Borrower and each Credit Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each a "Related Person") to (i) hold in trust for Administrative Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Borrower or any such Related Person, and (ii) within 2 Business Days after receipt by Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of Borrower. Borrower, each Credit Party and each Related Person thereof acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of any Collateral, shall be deposited directly into the applicable Blocked Accounts.

                            ANNEX D (SECTION 2.1(A))
                                       TO
                                CREDIT AGREEMENT

                                CLOSING CHECKLIST


In addition to, and not in limitation of, the conditions described in Section
2.1 of the Agreement, pursuant to Section 2.1(a), the following items must be received by Administrative Agent in form and substance satisfactory to Administrative Agent on or prior to the Closing Date, unless otherwise agreed and consented to in writing by Administrative Agent (each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in Annex A to the Agreement):

           A. Appendices. All Appendices to the Agreement, in form and substance satisfactory to Administrative Agent.

           B. Revolving Notes and Term Notes. Duly executed originals of the Revolving Notes, and Term Notes for each applicable Lender, dated the Closing Date.

           C. Security Agreement. Duly executed originals of the Security Agreement, dated the Closing Date, and all instruments, documents and agreements executed pursuant thereto.

           D. Insurance. Satisfactory evidence that the insurance policies required by Section 5.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Administrative Agent, in favor of Administrative Agent, on behalf of Lenders.

           E. Security Interests and Code Filings.

           (a) Evidence satisfactory to Administrative Agent that Administrative Agent (for the benefit of itself and Lenders) has a valid and perfected first priority security interest in the Collateral, including but not limited to (i) such documents duly executed by each Credit Party (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) as Administrative Agent may request in order to perfect its security interests in the Collateral and
(ii) copies of Code search reports listing all effective financing statements that name any Credit Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those relating to the Prior Lender Obligations (all of which shall be terminated on the Closing
Date) and Permitted Encumbrances.

           (b) Evidence satisfactory to Administrative Agent, including copies, of all UCC-1 and other financing statements filed in favor of any Credit Party with respect to each location, if any, at which Inventory may be consigned.

           (c) Control Letters from (i) all issuers of uncertificated securities and financial assets held by Borrower, (ii) all securities intermediaries with respect to all securities accounts and securities entitlements of Borrower and each Credit Party, and (iii) all futures commission agents and clearing houses with respect to all commodities contracts and commodities accounts held by Borrower.

           (d) Borrower shall have delivered or caused to be delivered to Administrative Agent or its designee, all original vehicle titles pertaining to the Rolling Stock which are in Borrower's, Prior Lender's, or Prior Lender's designee's possession, together with an original power of attorney executed by Prior Lender, in form and content satisfactory to Administrative Agent, which permits Administrative Agent or Administrative Agent's designee to release all of Prior Lender's Liens on the Rolling Stock.

           (e) Borrower shall have delivered or caused to be delivered to Administrative Agent evidence of the release of all Liens on any assets of any Credit Party other than Permitted Encumbrances.

           F. Payoff Letter; Termination Statements. Copies of a duly executed payoff letter, in form and substance reasonably satisfactory to Administrative Agent, by and between all parties to the Prior Lender loan documents evidencing repayment in full of all Prior Lender Obligations, together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Administrative Agent, manually signed by the Prior Lender releasing all liens of Prior Lender upon any of the personal property of each Credit Party, and (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Prior Lender or relating to the Prior Lender Obligations, or, in Agents discretion, modifications of any such agreements or arrangements to reference this Agreement and Administrative Agent as the secured party or assignee thereunder and to delete all references therein to Prior Lender.

           G. Intellectual Property Security Agreements. Duly executed originals of Trademark Security Agreements, Copyright Security Agreements and Patent Security Agreements, each dated the Closing Date and signed by each Credit Party which owns Trademarks, Copyrights and/or Patents, as applicable, all in form and substance reasonably satisfactory to Administrative Agent, together with all instruments, documents and agreements executed pursuant thereto.

           H. Initial Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance to be requested by Borrower on the Closing Date.

           I. Letter of Direction. Duly executed originals of a letter of direction from Borrower addressed to Administrative Agent, on behalf of itself and Lenders, with respect to the disbursement on the Closing Date of the proceeds of the Term Loan and the initial Revolving Credit Advance.

           J. Cash Management System; Blocked Account Agreements; Control Letters/Agreement. Evidence satisfactory to Administrative Agent that, as of the Closing Date, or within such other time period as provided in this Agreement,
(i) Cash Management Systems complying with Annex C to the Agreement have been established and are currently being maintained in the manner set forth in such Annex C, (ii) copies of duly executed tri-party blocked account and lock box agreements, reasonably satisfactory to Administrative Agent, with the banks as required by Annex C, (iii) control letters and/or agreements executed by each depository institution which holds or maintains any deposit account of the Borrower with respect to each such accounts, other than Payroll Accounts, Tax Accounts and Trust Fund Accounts.

           K. Charter and Good Standing. For each Credit Party, such Person's
(a) charter and all amendments thereto, (b) good standing certificates (including verification of tax status) in its state of incorporation and (c) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Closing Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

           L. Bylaws and Resolutions. For each Credit Party, (a) such Person's bylaws, together with all amendments thereto and (b) resolutions of such Person's Board of Directors and stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being in full force and effect without any modification or amendment.

           M. Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary as being true, accurate, correct and complete.

           N. Opinions of Counsel. Duly executed originals of opinions of Weil, Gotshal & Manges LLP, counsel for the Credit Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated the Closing Date, and to include in such opinion an express statement to the effect that Administrative Agent and Lenders are authorized to rely on such opinion.

           O. Pledge Agreements. Duly executed originals of each of the Pledge Agreements accompanied by (as applicable) (a) share certificates representing all of the outstanding Stock being pledged pursuant to such Pledge Agreement and stock powers for such share certificates executed in blank and (b) the original Intercompany Notes and other instruments evidencing Indebtedness being pledged pursuant to such Pledge Agreement, duly endorsed in blank.

           P. Subordinated Debt. Administrative Agent shall have received fully executed copies of the Subordinated Documents.

           Q. Accountants' Letters. A letter from the Credit Parties to their independent auditors authorizing the independent certified public accountants of the Credit Parties to communicate with Administrative Agent and Lenders in accordance with Section 4.2.

           R. Appointment of Administrative Agent for Service. An appointment of CT Corporation as each Credit Party's agent for service of process.

           S. Officer's Certificate. Administrative Agent shall have received duly executed originals of a certificate of the Officer of Borrower, dated the Closing Date, stating that, since January 3, 2003 (a) no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect; (b) there has been no adverse change in the industry in which Borrower operates which could reasonably be expected to have a Material Adverse Effect; (c) no Litigation has been commenced which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents; (d) there have been no Restricted Payments made by any Credit Party; and (e) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of Borrower or any of its Subsidiaries.

           T. Waivers. Administrative Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance reasonably satisfactory to Administrative Agent, in each case as required pursuant to Section 5.9.

           U. Negative Pledges. Negative Pledges covering all of the Real Estate together with evidence that such Negative Pledges have been recorded in all places to the extent necessary or desirable, in the judgment of Administrative Agent.

           V. Audited Financials; Financial Condition. Administrative Agent shall have received the Financial Statements, Projections and other materials set forth in Section 3.4, certified by Borrower's Chief Financial Officer, in each case in form and substance reasonably satisfactory to Administrative Agent, and Administrative Agent shall be satisfied, in its sole discretion, with all of the foregoing. Administrative Agent shall have further received a certificate of the Chief Executive Officer and/or the Chief Financial Officer of Borrower, based on such Pro Forma and Projections, to the effect that (a) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (b) the Pro Forma fairly presents in all material respects the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; and (c) the Projections are based upon estimates and assumptions stated therein, all of which Borrower believes to be reasonable and fair in light of current conditions and current facts known to such Borrower and, as of the Closing Date, reflect Borrower's good faith and reasonable estimates of its future financial performance and of the other information projected therein for the period set forth therein (it being understood that such Projections are not a guarantee of future performance and actual results may differ).

           W. Letter of Credit Additional Documentation. Such Letter of Credit Additional Documentation as the L/C Issuer requests in connection with the issuance of the initial Letters of Credit under this Agreement.

           X. Other Documents. Such other certificates, documents and agreements respecting any Credit Party as Administrative Agent may, in its reasonable discretion, request.

                            ANNEX E (SECTION 4.1(A))
                                       TO
                                CREDIT AGREEMENT

                FINANCIAL STATEMENTS AND PROJECTIONS -- REPORTING


           Borrower shall deliver or cause to be delivered to Administrative Agent or to Agents and Lenders, as indicated, the following:

           (a) Monthly Financials. To Agents and Lenders, within 45 days after the end of each Fiscal Month, financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, consisting of consolidated and consolidating (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income and cash flows for that portion of the Fiscal Year ending as of the close of such Fiscal Month; and
(ii) unaudited statements of income and cash flows for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail, in the substantially the same for as set forth on Exhibit E-1, (each, a "Compliance Certificate") showing the calculations used in determining compliance with each Financial Covenant that is tested on a monthly basis, and (B) the certification of the Chief Financial Officer of Borrower that
(i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position and results of operations of Borrower and its Subsidiaries, on a consolidated and consolidating basis, in each case as at the end of such Fiscal Month and for that portion of the Fiscal Year then ended and (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

           (b) Quarterly Financials. To Agents and Lenders, within 48 days after the end of each Fiscal Quarter, consolidated and consolidating financial information regarding Borrower and its Subsidiaries, certified by the Chief Financial Officer of Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections for such Fiscal Year, all prepared in accordance with GAAP (subject to normal year-end adjustments). Such financial information shall be accompanied by (A) a Compliance Certificate in respect of each of the Financial Covenants that is tested on a quarterly basis and (B) the certification of the Chief Financial Officer of Borrower that (i) such financial information presents fairly in accordance with GAAP (subject to normal year-end adjustments) the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, (ii) any other information presented is true, correct and complete in all material respects and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agents and Lenders, within 48 days after the end of each Fiscal Quarter, a management discussion and analysis that includes a comparison to budget for that Fiscal Quarter and a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

           (c) Operating Plan. To Agents and Lenders, as soon as available, but not later than 30 days after the end of each Fiscal Year, an annual operating plan for Borrower, on a consolidated and consolidating basis, approved by the Board of Directors of Borrower, for the following Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes monthly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections and Borrowing Availability projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities.

           (d) Annual Audited Financials. To Agents and Lenders, within 90 days after the end of each Fiscal Year, audited Financial Statements for Borrower and its Subsidiaries on a consolidated and (unaudited) consolidating basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP and certified without qualification, by an independent certified public accounting firm of national standing or otherwise acceptable to Administrative Agent. Such Financial Statements shall be accompanied by (i) a statement prepared in reasonable detail showing the calculations used in determining compliance with each of the Financial Covenants, (ii) a report from such accounting firm to the effect that, in connection with their audit examination, nothing has come to their attention to cause them to believe that a Default or Event of Default has occurred (or specifying those Defaults and Events of Default that they became aware of), it being understood that such audit examination extended only to accounting matters and that no special investigation was made with respect to the existence of Defaults or Events of Default, (iii) a letter addressed to Administrative Agent, on behalf of itself and Lenders, in form and substance reasonably satisfactory to Administrative Agent and subject to standard qualifications required by nationally recognized accounting firms, signed by such accounting firm acknowledging that Agents and Lenders are entitled to rely upon such accounting firm's certification of such audited Financial Statements, (iv) the annual letters to such accountants in connection with their audit examination detailing contingent liabilities and material litigation matters, and (v) the certification of the Chief Executive Officer or Chief Financial Officer of Borrower that all such Financial Statements present fairly in accordance with GAAP the financial position, results of operations and statements of cash flows of Borrower and its Subsidiaries on a consolidated and consolidating basis, as at the end of such Fiscal Year and for the period then ended, and that there was no Default or Event of Default in existence as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

           (e) Management Letters. To Agents and Lenders, within 5 Business Days after receipt thereof by any Credit Party, copies of all management letters, exception reports or similar letters or reports received by such Credit Party from its independent certified public accountants.

           (f) Default Notices. To Agents and Lenders, as soon as practicable, and in any event within 5 Business Days after an executive officer of Borrower has actual knowledge of the existence of any Default, Event of Default or other event that has had a Material Adverse Effect, telephonic or telecopied notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

           (g) SEC Filings and Press Releases. To Agents and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, reports, notices and proxy statements made publicly available by any Credit Party to its security holders; (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the SEC or any governmental or private regulatory authority; and (iii) all press releases and other statements made available by any Credit Party to the public concerning material changes or developments in the business of any such Person.

           (h) Subordinated Debt and Equity Notices. To Administrative Agent, as soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, within 2 Business Days after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default.

           (i) Supplemental Schedules. To Administrative Agent, supplemental disclosures, if any, required by Section 5.6.

           (j) Litigation. To Administrative Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened against any Credit Party that (i) would reasonably be expected to result in liability in excess of $250,000 and is not covered by insurance, (ii) seeks injunctive relief, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets or against any Credit Party or ERISA Affiliate in connection with any Plan and would reasonably be expected to result in liability in excess of $100,000, (iv) alleges criminal misconduct by any Credit Party which could reasonably be expected to have a fine in excess of $50,000 or which constitutes a felony, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Liabilities in violation of the requirements set forth in Section 5.8 or (vi) involves any product recall.

           (k) Insurance Notices. To Administrative Agent, disclosure of losses or casualties required by Section 5.4.

           (l) Lease Default Notices. To Administrative Agent, within 2 Business Days after receipt thereof, copies of (i) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located, and (ii) such other notices or documents as

Administrative Agent may reasonably request, in each case, for the properties located in Irving, Texas, San Diego, California, San Francisco, California, Fort Lauderdale, Florida, and Tacoma, Washington.

           (m) Lease Amendments. To Administrative Agent, within 2 Business Days after receipt thereof, copies of all material amendments to real estate leases for the leased locations in Irving, Texas, San Diego, California, San Francisco, California, Fort Lauderdale, Florida, and Tacoma, Washington..

           (n) Other Documents. To Agents and Lenders, such other financial and other information respecting any Credit Party's business or financial condition as Administrative Agent shall from time to time reasonably request.

                            ANNEX F (SECTION 4.1(B))
                                       TO
                                CREDIT AGREEMENT


                 INTENTIONALLY OMITTED FROM THE CREDIT AGREEMENT
                 -----------------------------------------------

                             ANNEX G (SECTION 6.10)
                                       TO
                                CREDIT AGREEMENT

                               FINANCIAL COVENANTS

                     Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

                     (a) Maximum Capital Expenditures. Borrower and its Subsidiaries on a consolidated basis shall not make
Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

           Period                                                       Maximum Capital Expenditures per Period
           ------                                                       ---------------------------------------
           The 12-month period ending
           December 31, 2004                                                       $13,650,000


           The 12-month period ending
           December 31, 2005                                                       $14,332,500


           The 12-month period ending
           December 31, 2006                                                       $15,049,125


           The 12-month period ending
           December 31, 2007                                                       $15,801,581.

           The 12-month period ending
           December 31, 2008                                                       $16,591,660


           The 12-month period ending
           December 31, 2009                                                       $17,421,243


provided, however, (i) so long as no Event of Default has occurred and is continuing, Borrower may make Capital Expenditures in an amount equal to $6,000,000 at Borrower's operations located in Fresno, California and Turlock, California and such amounts shall not be included in the calculation of Capital Expenditures for the 24-month period ending December 31, 2005; (ii) so long as no Event of Default has occurred and is continuing, Borrower may make Capital Expenditures in an amount up to $5,000,000 in each Fiscal Year until the Commitment Termination Date, for purposes of upgrading Borrower's technology or information systems at its plants, and such amounts shall not be included in the calculation of Capital Expenditures, (iii) to the extent any component of the purchase price of any Permitted Acquisition constitutes Capital Expenditures, such amounts shall not be included in the calculation of Capital Expenditures, and (iv) the amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (A) $2,000,000, and (B) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.

           (b) Minimum Fixed Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before March 31, 2004, the period commencing on January 1, 2004, and ending on the last day of such Fiscal Quarter) of not less than 1.25 to 1.00.

           (c) Maximum Leverage Ratio. Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter, a Leverage Ratio as of the last day of such Fiscal Quarter of not more than 2.50 to 1.00.

           (d) Minimum Tangible Net Worth. Borrower and its Subsidiaries on a consolidated basis shall at all times (tested at the end of each Fiscal Quarter) maintain a Tangible Net Worth of not less than the sum of (i) $16,000,000 plus
(ii) 50% of positive net income measured on a cumulative basis beginning January 4, 2004 (without deduction for losses) and ending on the last day of such Fiscal Quarter.

           Unless otherwise specifically provided herein, any accounting term used in the Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase "in accordance with GAAP" shall in no way be construed to limit the foregoing. If any "Accounting Changes" (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in the Agreement or any other Loan Document, then Borrower, Agents and Lenders agree to enter into negotiations in order to amend such provisions of the Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower's and their Subsidiaries' financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. "Accounting Changes" means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions), (ii) changes in accounting principles concurred in by Borrower's certified public accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Administrative Agent, Borrower and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in the Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Administrative Agent, Borrower and Requisite Lenders cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with the Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change. For purposes of Section 8.1, a breach of a Financial Covenant contained in this Annex G shall be deemed to have occurred as of any date of determination by Administrative Agent or as of the last day of any specified measurement period, regardless of when the Financial Statements reflecting such breach are delivered to Administrative Agent.

                            ANNEX H (SECTION 9.9(A))
                                       to
                                CREDIT AGREEMENT

                            WIRE TRANSFER INFORMATION

                             ANNEX I (SECTION 11.10)
                                       TO
                                CREDIT AGREEMENT

                                NOTICE ADDRESSES



(A)        If to Administrative Agent or GE Capital, at
           General Electric Capital Corporation
           401 Merritt Seven, Suite 23
           Norwalk, CT  06856
           Attention: Account Manager
           Telecopier No.: (203) 229-1920
           Telephone No.:  (203) 229-1992

           with copies to:

           Husch & Eppenberger, LLC
           1200 Main, Suite 1700
           Kansas City, MO  64105
           Attention: Christopher J. Rockers
           Telecopier No.: 816-421-4800
           Telephone No.: 816-421-0596

           and

           General Electric Capital Corporation
           500 W. Monroe, 29th Floor
           Chicago, Illinois 60661
           Attention:  Mike O'Malley
           Telecopier No.: (312) 441-7856
           Telephone No.:  (312) 441-7519


(B)        If to Borrower, to Borrower, at

           Darling International, Inc.
           251 O'Connor Ridge Blvd., Suite 300
           Irving, Texas  75038
           Attention: Treasurer
           Telecopier No.: (972) 281-4449
           Telephone No.: (972) 717-0300

           with copies to:

           Weil, Gotshal & Manges LLP
           767 Fifth Avenue
           New York, New York  10153
           Attention: Douglas R. Urquhart
           Telecopier No.: (212) 310-8007
           Telephone No.: (212) 310-8001

(C)        If to Comerica, at

           Comerica Bank
           P.O. Box 650282
           Dallas, Texas  75265
           Attention: Donald P. Hellman
           Telecopier No.: (214) 589-4419
           Telephone No.: (214)589-1360

If to U.S. Bank National Association, at

           U.S. Bank National Association
           7th & Washington Streets, SL-MO-T12M
           St. Louis, Missouri 63101
           Attention: Food & Agribusiness Group
           Telecopier No.: (314) 418-8430
           Telephone No.: (314) 418-2914
           john.stichnoth@usbank.com

                 ANNEX J (FROM ANNEX A - COMMITMENTS DEFINITION)
                                       to
                                CREDIT AGREEMENT

                                EXHIBIT 1.1(a)(i)

   (NOTICE OF REVOLVING CREDIT ADVANCE AND BORROWING AVAILABILITY CERTIFICATE)

           Pursuant to the Credit Agreement dated as of April ___, 2004, by and among the undersigned as Borrower, the persons designated therein as Credit Parties, the other persons designated therein as Lenders, COMERICA BANK, as Revolving Credit Agent and Lender, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Lender (the "Credit Agreement"), the undersigned certifies that as of the close of business on the date set forth below, the Borrowing Availability is computed as set forth below.

           The undersigned represents and warrants that this Notice of Revolving Credit Advance and Borrowing Availability Certificate is a true and correct statement and that the information contained herein is true and correct in all material respects. The undersigned further represents and warrants that there is no Default or Event of Default and all representations and warranties contained in the Credit Agreement and other Loan Documents are true and correct in all material respects as of the date hereof. The undersigned understands that Administrative Agent, Revolving Credit Agent and the Lenders will extend loans in reliance upon the information contained herein. In the event of a conflict between the following summary of information and what is required under the Credit Agreement, the Credit Agreement shall govern. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Credit Agreement.

           THE UNDERSIGNED HEREBY CERTIFIES THAT:

                      1. I am the duly elected or appointed Responsible Officer of Borrower;

                      2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached SCHEDULE 1;

                      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached SCHEDULE 1 or as of the date of this Certificate, except as set forth below; and

                      4. SCHEDULE 1 attached hereto sets forth financial data and computations evidencing Borrowing Availability, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.

           Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower and its Subsidiaries have taken, are taking, or propose to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


           The undersigned hereby requests as of __________________ ____, 20__:

           ____ a LIBOR Loan for a LIBOR Period of __1, __2 or __ 3 months; or

           ____ an Index Rate Loan;

           in an amount equal to $___________________ (such amount cannot be less than $100,000).

           The foregoing certifications and request for advance, together with the computations set forth in SCHEDULE 1 hereto which is incorporated herein by this reference, are made and delivered this _______________day of _______________, 200_.



                        DARLING INTERNATIONAL INC.


                        By:_____________________________
                        Name:___________________________
                        Title:____________________________

                                   SCHEDULE 1
         (FINANCIAL DATA SUPPORTING BORROWING AVAILABILITY CERTIFICATE)

A.  CONSOLIDATED EBITDA

Calculations based on a consolidated basis for the twelve month period ending on the last day of the immediately preceding Fiscal Month.

      Net Income (loss) After Taxes                             ____________
+/-   After Tax Losses (Gains) on certain Asset sales     +/-   ____________
+     Interest Expense                                    +     ____________
+     Income and Franchise Tax Expense                    +     ____________
+     Depreciation Expense                                +     ____________
+     Amortization Expense                                +     ____________
+/-   Other Non-Cash Charges (gains)                      +/-   ____________
      EBITDA                                                    ____________


B.  FUNDED DEBT

Borrower's Funded Debt as of the date of this Notice of Revolving Credit Advance and Borrowing Availability Certificate is comprised of the following:

      Revolving Credit Loans (incl. LC's)                      ____________
+     Capital Lease Obligations                           +    ____________
+     Term Loans                                          +    ____________
+     Guaranteed Indebtedness                             +    ____________
+     Other Indebtedness not covered above                +    ____________
      FUNDED DEBT                                              ____________

C.  BORROWING AVAILABILITY

Borrowing Availability means as of any date of determination an amount expressed in Dollars, by which (a) the lesser of (i) the Maximum Amount and (ii) the Revolving Compliance Maximum, exceeds (b) the Revolving Loan outstanding on such date:

      The lesser of (a)(i) and (a)(ii) as follows:

      (a)(i)  Revolving Loan Commitment of all Lenders
             (Equal to $42,500,000 at Close and subject to adjustment) ________

      (a)(ii) Revolving Compliance Maximum
             EBITDA (item A above)                                ____________
      x      Availability Factor                             x        2.50
                                                                  ____________
             Subtotal                                             ____________
      -      Funded Debt (item B above)                      -    ____________

      (b) Revolving Loan
             Revolving Credit Advances                            ____________
      +      Aggregate Letter of Credit Obligations          +    ____________
             Revolving Loan                                       ____________

             Lesser of (a)(i) and (a)(ii) above                   ____________
      -      (b) Revolving Loan above                        -    ____________
             BORROWING AVAILABILITY                               ____________

                               EXHIBIT 1.1(a)(ii)
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                             FORM OF REVOLVING NOTE
                             ----------------------

                                                              New York, New York
                                                             $------------------


           FOR VALUE RECEIVED, the undersigned, DARLING INTERNATIONAL INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of _______________________ ("Lender"), or its assigns, at the offices of COMERICA BANK, a Michigan banking corporation as revolving credit agent for Lenders ("Revolving Credit Agent"), at its address at Comerica Bank Commercial Lending Services, P.O. Box 641618, Detroit, Michigan 48264-1618, or at such other place as Revolving Credit Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of _______________________ DOLLARS AND _______ CENTS ($___,___,___) or,
if less, the aggregate unpaid amount of all Revolving Credit Advances made to the undersigned under the Credit Agreement (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

           This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of April ___, 2004 by and among Borrower, the other Persons named therein as Credit Parties, Revolving Credit Agent, Administrative Agent and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The date and amount of each Revolving Credit Advance made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Revolving Credit Agent on its books; provided that the failure of Revolving Credit Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this
Note in respect of the Revolving Credit Advances made by Lender to Borrower.

           The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

           If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

           Upon and after the occurrence of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

           Time is of the essence of this Revolving Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

           Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.

           THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.



                                            DARLING INTERNATIONAL INC., a
                                            Delaware corporation



                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                 EXHIBIT 1.1(b)
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                                FORM OF TERM NOTE
                                -----------------

                                                              New York, New York
                                                              $-----------------


           FOR VALUE RECEIVED, the undersigned, DARLING INTERNATIONAL INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of ___________________ ("Lender"), or its assigns, at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as administrative agent for Lenders ("Administrative Agent"), at its address at 401 Merritt Seven, Suite 23, Norwalk, Connecticut 06856, or at such other place as Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of __________________________ DOLLARS AND _____ CENTS ($___,___,___). All
capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement (as hereinafter defined) or in Annex A thereto.

           This Term Note is one of the Term Notes issued pursuant to that certain Credit Agreement dated as of April ___, 2004 by and among Borrower, the other Persons named therein as Credit Parties, Administrative Agent, Revolving Credit Agent and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), and is entitled to the benefit and security of the Credit Agreement, the Collateral Documents and all of the other Loan Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Loans evidenced hereby are made and are to be repaid. The principal balance of the Term Loan, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Administrative Agent on its books; provided that the failure of Administrative Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

           The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement.

           If any payment on this Term Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

           Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

           Time is of the essence of this Term Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

           Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

           THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

                                         DARLING INTERNATIONAL INC., a
                                         Delaware corporation



                                         By:
                                             -----------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                 EXHIBIT 1.5(e)
                                       TO
                                CREDIT AGREEMENT

                    FORM OF NOTICE OF CONVERSION/CONTINUATION


           Reference is made to that certain Credit Agreement dated as of April ___, 2004 by and among Darling International Inc., a Delaware corporation ("Borrower"), the other Persons named therein as Credit Parties, General Electric Capital Corporation, a Delaware corporation ("Administrative Agent"), Comerica Bank, a Michigan banking corporation ("Revolving Credit Agent") and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

           Borrower hereby gives irrevocable notice to Administrative Agent and Revolving Credit Agent, pursuant to Section 1.5(e) of the Credit Agreement, of its request to:

           (a) on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [1, 2, or 3] month(s)];

           (b) on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having a LIBOR Period of [1, 2 or 3] month(s).

           IN WITNESS WHEREOF, Borrower has caused this Notice of
Conversion/Continuation be executed and delivered on behalf of Borrower by its duly authorized officer as of the date first set forth above.


                                             DARLING INTERNATIONAL INC., a
                                             Delaware corporation



                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title
                                                  ------------------------------

                                  EXHIBIT 1.18

                            FORM OF JOINDER AGREEMENT

           This JOINDER AGREEMENT (this "Agreement"), dated as of_____________, _____, is entered into by and among ____________________________ (the
"Additional Credit Party") and DARLING INTERNATIONAL INC. (the "Company") for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent (in such capacity, the "Administrative Agent") and the Lenders as set forth in the Credit Agreement (defined below).

                                   WITNESSETH

           WHEREAS, the Company is a party to that certain Credit Agreement, dated as of April _____, 2004, by and among the Company, as Borrower, Administrative Agent, Revolving Credit Agent and the Lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement as defined below); and

           WHEREAS, Administrative Agent and the Lenders have required, among other conditions set forth in the Credit Agreement, the Additional Credit Party become a Credit Party under the Credit Agreement that the Additional Credit Party execute this Agreement;

           NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

           SECTION 1. The Additional Credit Party hereby acknowledges receipt of the Credit Agreement and the other Loan Documents.

           SECTION 2. By executing and delivering this Agreement, the Additional Credit Party hereby agrees (a) to become a party to the Credit Agreement as a Credit Party and to become a Credit Party under and as defined therein, and (b) to be bound by all the terms, conditions, representations, and warranties of the Credit Agreement and the other Loan Documents applicable to Credit Parties.

           SECTION 3. By executing and delivering this Agreement, the Additional Credit Party hereby agrees (a) to become a party to the Security Agreement as a Credit Party and to be bound by all the terms, conditions, representations and warranties of the Security Agreement applicable to Credit Parties, (b) has delivered or simultaneously with the execution of this Agreement will cause to be delivered to Administrative Agent an original fully executed Power of Attorney as required under the Security Agreement, in form and content acceptable to Administrative Agent, and (c) authorizes Administrative Agent file with the appropriate filing office, now or hereafter from time to time, financing statements covering all assets of the undersigned, including but not limited to any specific listing, identification, or type of all or any portion of assets of the undersigned.

           SECTION 4. The contents of Disclosure Schedule 3.1 (Type of Entity; State of Organization), Disclosure Schedule 3.2 (Executive Offices, Collateral Locations, FEIN), Disclosure Schedule 3.6 (Real Estate and Leases), Disclosure
Schedule 3.7 (Labor Matters), Disclosure Schedule 3.8 (Ventures, Subsidiaries and Affiliates; Outstanding Stock), Disclosure Schedule 3.11 (Tax Matters), Disclosure Schedule 3.12 (ERISA Plans), Disclosure Schedule 3.13 (Litigation), Disclosure Schedule 3.15 (Intellectual Property), Disclosure Schedule 3.17 (Hazardous Materials), Disclosure Schedule 3.18 (Insurance), Disclosure Schedule
3.19 (Deposit and Disbursement Accounts), Schedule 3.21 (Material Agreements),
Schedule 5.1 (Trade Names), Schedule 6.3 (Indebtedness), Schedule 6.4(a) (Transactions with Affiliates), and Schedule 6.7 (Existing Liens) to the Credit Agreement are supplemented by the contents of the Supplemental Disclosure Schedules hereto respectively.

           SECTION 5. The contents of Disclosure Schedules to the Security Agreement and Perfection Certificate attached thereto are supplemented by the contents of the Security Agreement Supplemental Schedules hereto respectively.

           SECTION 6. The Additional Credit Party has delivered a fully executed Guaranty in form and content acceptable to Administrative Agent guaranteeing the repayment by Borrower of the Loans and all other Obligations.

           SECTION 7. The Company and the Additional Credit Party hereby represent and warrant to each Lender and Administrative Agent as of the date hereof that the following statements are true and correct:

           (a) as supplemented pursuant to Section 4 above, the representations and warranties set forth in Section 3 (Representations and Warranties) of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof (after giving effect to the addition of the Additional Credit Party) with the same effect as though made as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date;

           (b) the Additional Credit Party is organized and existing under the law of ___________, a state of the United States; and

           (c) Borrower and the Additional Credit Party have delivered and complied with all of the requirements and requests by Administrative Agent under and pursuant to Section 1.18 and 6.1 of the Credit Agreement.

           SECTION 8. This Agreement may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

           SECTION 9. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties with the Additional Credit Party and supersedes all prior agreements and understandings relating to the subject matter hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Company and Administrative Agent.

           SECTION 10. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                            [SIGNATURE PAGE FOLLOWS]

           IN WITNESS WHEREOF, the parties to this Joinder Agreement have caused it to be executed by their duly authorized officers as of the day and year first written above.


                                        NEW SUBSIDIARY

                                        [---------------------------]
                                        As Additional Credit Party

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        DARLING INTERNATIONAL INC.
                                        As Borrower

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        GENERAL ELECTRIC CAPITAL CORPORATION
                                        As Administrative Agent

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                  SCHEDULE 3.1

                                  SCHEDULE 3.2

                                  SCHEDULE 3.6

                                  SCHEDULE 3.7

                                  SCHEDULE 3.8

                                  SCHEDULE 3.11

                                  SCHEDULE 3.12

                                  SCHEDULE 3.13

                                  SCHEDULE 3.15

                                  SHCEDULE 3.17

                                  SCHEDULE 3.18

                                  SCHEDULE 3.19

                                  SCHEDULE 3.21

                                  SCHEDULE 5.1

                                  SCHEDULE 6.3

                                 SCHEDULE 6.4(A)

                                  SCHEDULE 6.7

                                  SCHEDULE 1(A)

                                  SCHEDULE 1(B)

                                  SCHEDULE 1(C)

                                  SCHEDULE 2(A)

                                  SCHEDULE 2(B)

                                  SCHEDULE 2(C)

                                  SCHEDULE 2(D)

                                  SCHEDULE 2(E)

                                   SCHEDULE 4

                                   SCHEDULE 5

                                   SCHEDULE 6

                                   SCHEDULE 7

                                  SCHEDULE 8(A)

                                  SCHEDULE 8(B)

                                  SCHEDULE 8(C)

                                   SCHEDULE 9

                                   SCHEDULE 11

                                   SCHEDULE 12

                                   SCHEDULE 13

                                   SCHEDULE 14

                                   SCHEDULE 15

                                   SCHEDULE 16

                                   SCHEDULE 17

                                   SCHEDULE 18

                                  EXHIBIT 1.19
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                    FORM OF ADDITIONAL LENDER ACKNOWLEDGMENT
                    ----------------------------------------

                                     [Date]

           Re: Credit Agreement dated as of April ___, 2004, (such Credit Agreement, as may be amended, restated, supplemented or otherwise modified hereafter from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein shall have the meaning set forth under the Credit Agreement), between Borrower, Administrative Agent, Revolving Credit Agent and the Lenders.

Ladies and Gentlemen:

           Pursuant to Section 1.19 of the Credit Agreement, the undersigned hereby joins in the Credit Agreement for the purposes of becoming a party thereto as one of the "Lenders" (as defined in the Credit Agreement) and agrees
(i) to undertake all of the obligations of a Lender under the Credit Agreement and (ii) to provide the Revolving Loan Commitment in the amount set forth below under the terms and conditions in the Credit Agreement. The undersigned hereby irrevocably appoints Administrative Agent to act as Administrative Agent and irrevocably appoints Revolving Credit Agent to act as Revolving Credit Agent for the undersigned under the Credit Agreement and the other Loan Documents, all in accordance with Section 9 of the Credit Agreement and the other provisions of the Credit Agreement and the other Loan Documents.

           IN WITNESS HEREOF, the undersigned has executed this Acknowledgment as of the date first above written.

                                        [LENDER]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Revolving Loan
                                             Commitment Amount:  $
                                                                  --------------

                                        Address for Notices:



                                        Attention:
                                                   -----------------------------
                                        Telephone:
                                                   -----------------------------
                                        Fax:
                                                   -----------------------------

           Accepted and Agreed:

                                      DARLING INTERNATIONAL INC., a Delaware
                                      corporation


                                      By:
                                            ------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------


                                      GENERAL ELECTRIC CAPITAL
                                      CORPORATION, as Administrative Agent

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

                                      COMERICA BANK, as Revolving Credit Agent

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------


                                      U.S. BANK, as Lender

                                      By:
                                          --------------------------------------
                                      Name:
                                            ------------------------------------
                                      Title:
                                             -----------------------------------

                                 EXHIBIT 9.1(a)

                          FORM OF ASSIGNMENT AGREEMENT
                          ----------------------------

           This Assignment Agreement (this "Agreement") is made as of_______ __, ______ by and between __________________________________ ("Assignor Lender") and
________________________ ("Assignee Lender") and acknowledged and consented to by GENERAL ELECTRIC CAPITAL CORPORATION, as administrative agent ("Administrative Agent"),[ and DARLING INTERNATIONAL INC., a Delaware corporation ("Borrower")]. All capitalized terms used in this Agreement and not otherwise defined herein will have the respective meanings set forth in the Credit Agreement as hereinafter defined.

                                    RECITALS:

           WHEREAS, Borrower, the other Persons named therein as Credit Parties, Administrative Agent, Assignor Lender and other Persons signatory thereto as Lenders have entered into that certain Credit Agreement dated as of April ____, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") pursuant to which Assignor Lender has agreed to make certain Loans to, and incur certain Letter of Credit Obligations for, Borrower;

           WHEREAS, Assignor Lender desires to assign to Assignee Lender [all/a portion] of its interest in the Loans (as described below), the Letter of Credit Obligations and the Collateral and to delegate to Assignee Lender [all/a portion] of its Commitments and other duties with respect to such Loans, Letter of Credit Obligations and Collateral;

           WHEREAS, Assignee Lender desires to become a Lender under the Credit Agreement and to accept such assignment and delegation from Assignor Lender;

           WHEREAS, Assignee Lender desires to appoint Administrative Agent to serve as agent for Assignee Lender under the Credit Agreement; and

           WHEREAS, unless Assignee Lender is a Qualified Assignee, pursuant to clause (a) of the definition of "Qualified Assignee," Borrower has consented to such assignment in accordance with and if required by Section 9.1(a)(v) of the Credit Agreement.

           NOW, THEREFORE, in consideration of the premises and the agreements, provisions, and covenants herein contained, Assignor Lender and Assignee Lender agree as follows:

1. ASSIGNMENT, DELEGATION, AND ACCEPTANCE

           1.1. Assignment. Assignor Lender hereby transfers and assigns to Assignee Lender, without recourse and without representations or warranties of any kind (except as set forth in Section 3.2), [all/such percentage] of Assignor Lender's right, title, and interest in [the Revolving Loan ], [the Term Loan], [the Loans], [Letter of Credit Obligations], Loan Documents and Collateral as will result in Assignee Lender having as of the Effective Date (as hereinafter defined) a Pro Rata Share thereof, as follows:

Assignee Lender's Loans          Principal Amount             Pro Rata Share
-----------------------          ----------------             --------------
Revolving Loan                   $____________                    ____%
Term Loan                        $____________                    ____%


           1.2. Delegation. Assignor Lender hereby irrevocably assigns and delegates to Assignee Lender [all/a portion] of its Commitments and its other duties and obligations as a Lender under the Loan Documents equivalent to [100%/___%] of Assignor Lender's Revolving Loan Commitment (such percentage representing a commitment of $ ___________), and [100%/___%] of Assignor Lender's Term Loan Commitment (such percentage representing a commitment of $ ______).

           1.3. Acceptance by Assignee Lender. By its execution of this Agreement, Assignee Lender irrevocably purchases, assumes and accepts such assignment and delegation and agrees to be a Lender with respect to the delegated interest under the Loan Documents and to be bound by the terms and conditions thereof. By its execution of this Agreement, Assignor Lender agrees, to the extent provided herein, to relinquish its rights and be released from its obligations and duties under the Credit Agreement.

           1.4. Consent of Borrower. By its execution of this Agreement, Borrower hereby consents to (a) Assignor Lender's assignment and delegation of its Commitments and other duties and obligations as a Lender under the Loan Documents and (b) Assignee Lender's assumption and acceptance of such Commitments, duties and obligations as set forth herein; provided that such consent is required under Section 9.1(a)(v) of the Credit Agreement.

           1.5. Effective Date. Such assignment and delegation by Assignor Lender and acceptance by Assignee Lender will be effective and Assignee Lender will become a Lender under the Loan Documents as of [the date of this Agreement] ("Effective Date") and upon payment of the Assigned Amount and the Assignment Fee (as each term is defined below).

2. INITIAL PAYMENT AND DELIVERY OF NOTES

           2.1. Payment of the Assigned Amount. Assignee Lender will pay to Assignor Lender, in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, an amount equal to its Pro Rata Share of the then outstanding principal amount of the Loans as set forth above in Section 1.1 together with accrued interest, fees and other amounts as set forth on Schedule
2.1 (the "Assigned Amount").

           2.2. Payment of Assignment Fee. Assignee Lender will pay to Administrative Agent, for its own account in immediately available funds, not later than 12:00 noon (New York time) on the Effective Date, the assignment fee in the amount of $3,500 (the "Assignment Fee") as required pursuant to Section 9.1(a) of the Credit Agreement.

           2.3. Execution and Delivery of Notes. Following payment of the Assigned Amount and the Assignment Fee, Assignor Lender will deliver to Administrative Agent the Notes previously delivered to Assignor Lender for redelivery to Borrower and Administrative Agent will obtain from Borrower for delivery to [Assignor Lender and] Assignee Lender, new executed Notes evidencing Assignee Lender's [and Assignor Lender's respective] Pro Rata Share[s] in the Loans after giving effect to the assignment described in Section 1. Each new Note will be issued in the aggregate maximum principal amount of the [applicable] Commitment [of the Lender to whom such Note is issued] OR [the Assignee Lender].

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

           3.1. Assignee Lender's Representations, Warranties and Covenants. Assignee Lender hereby represents, warrants, and covenants the following to Assignor Lender and Administrative Agent:

               (a) This Agreement is a legal, valid, and binding agreement of Assignee Lender, enforceable according to its terms;

               (b) The execution and performance by Assignee Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to, or consent or approval by any Governmental Authority;

               (c) Assignee Lender is familiar with transactions of the kind and scope reflected in the Loan Documents and in this Agreement;

               (d) Assignee Lender has made its own independent investigation and appraisal of the financial condition and affairs of each Credit Party, has conducted its own evaluation of the Loans and Letter of Credit Obligations, the Loan Documents and each Credit Party's creditworthiness, has made its decision to become a Lender to Borrower under the Credit Agreement independently and without reliance upon Assignor Lender or Administrative Agent, and will continue to do so;

               (e) Assignee Lender is entering into this Agreement in the ordinary course of its business, and is acquiring its interest in the Loans and Letter of Credit Obligations for its own account and not with a view to or for sale in connection with any subsequent distribution; provided, however, that at all times the distribution of Assignee Lender's property shall, subject to the terms of the Credit Agreement, be and remain within its control;

               (f) No future assignment or participation granted by Assignee Lender pursuant to Section 9.1 of the Credit Agreement will require Assignor Lender, Administrative Agent, or Borrower to file any registration statement with the Securities and Exchange Commission or to apply to qualify under the blue sky laws of any state;

               (g) Assignee Lender has no loans to, written or oral agreements with, or equity or other ownership interest in any Credit Party;

               (h) Assignee Lender will not enter into any written or oral agreement with, or acquire any equity or other ownership interest in, any Credit Party without the prior written consent of Administrative Agent; and

               (i) As of the Effective Date, Assignee Lender (i) is entitled to receive payments of principal and interest in respect of the Obligations without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof,
          (ii) is not subject to capital adequacy or similar requirements under
          Section 1.16(a) of the Credit Agreement, (iii) does not require the payment of any increased costs under Section 1.16(b) of the Credit Agreement, and (iv) is not unable to fund LIBOR Loans under Section 1.16(c) of the Credit Agreement, and Assignee Lender will indemnify Administrative Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or expenses that result from Assignee Lender's failure to fulfill its obligations under the terms of Section 1.15(c) of the Credit Agreement or from any other inaccuracy in the foregoing.

           3.2. Assignor Lender's Representations, Warranties and Covenants. Assignor Lender hereby represents, warrants and covenants the following to Assignee Lender:

               (a) Assignor Lender is the legal and beneficial owner of the Assigned Amount;

               (b) This Agreement is a legal, valid and binding agreement of Assignor Lender, enforceable according to its terms;

               (c) The execution and performance by Assignor Lender of its duties and obligations under this Agreement and the Loan Documents will not require any registration with, notice to or consent or approval by any Governmental Authority;

               (d) Assignor Lender has full power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill the obligations hereunder and to consummate the transactions contemplated hereby;

               (e) Assignor Lender is the legal and beneficial owner of the interests being assigned hereby, free and clear of any adverse claim, lien, encumbrance, security interest, restriction on transfer, purchase option, call or similar right of a third party; and

               (f) This Assignment by Assignor Lender to Assignee Lender complies, in all material respects, with the terms of the Loan Documents.

4. LIMITATIONS OF LIABILITY

           Neither Assignor Lender (except as provided in Section 3.2) nor Administrative Agent makes any representations or warranties of any kind, nor assumes any responsibility or liability whatsoever, with regard to (a) the Loan Documents or any other document or instrument furnished pursuant thereto or the Loans, Letter of Credit Obligations or other Obligations, (b) the creation, validity, genuineness, enforceability, sufficiency, value or collectibility of any of them, (c) the amount, value or existence of the Collateral, (d) the perfection or priority of any Lien upon the Collateral, or (e) the financial condition of any Credit Party or other obligor or the performance or observance by any Credit Party of its obligations under any of the Loan Documents. Neither Assignor Lender nor Administrative Agent has or will have any duty, either initially or on a continuing basis, to make any investigation, evaluation, appraisal of, or any responsibility or liability with respect to the accuracy or completeness of, any information provided to Assignee Lender which has been provided to Assignor Lender or Administrative Agent by any Credit Party. Nothing in this Agreement or in the Loan Documents shall impose upon the Assignor Lender or Administrative Agent any fiduciary relationship in respect of the Assignee Lender.

5. FAILURE TO ENFORCE

           No failure or delay on the part of Administrative Agent or Assignor Lender in the exercise of any power, right, or privilege hereunder or under any Loan Document will impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right, or privilege will preclude further exercise thereof or of any other right, power, or privilege. All rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

6.         NOTICES

           Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given will be in writing and addressed to the respective party as set forth below its signature hereunder, or to such other address as the party may designate in writing to the other.

7. AMENDMENTS AND WAIVERS

           No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written concurrence of each of the parties hereto.

8.         SEVERABILITY

           Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. In the event any provision of this Agreement is or is held to be invalid, illegal, or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality, or unenforceability, without invalidating the remainder of such provision or the remaining provisions of the Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

9. SECTION TITLES

           Section and Subsection titles in this Agreement are included for convenience of reference only, do not constitute a part of this Agreement for any other purpose, and have no substantive effect.

10. SUCCESSORS AND ASSIGNS

           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

11. APPLICABLE LAW

           THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE.

12.        COUNTERPARTS

           This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                            [signature page follows]

           IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

ASSIGNEE LENDER:                         ASSIGNOR LENDER:

------------------------------           ------------------------------



By:                                      By:
   -------------------------------           -------------------------------
Title:                                   Title:
      ----------------------------             ----------------------------

Notice Address:                          Notice Address:

--------------------------               --------------------------

--------------------------               --------------------------

--------------------------               --------------------------



ACKNOWLEDGED AND CONSENTED TO:


ADMINISTRATIVE AGENT:                    [BORROWER:

GENERAL ELECTRIC CAPITAL                 DARLING INTERNATIONAL INC.
CORPORATION


By:                                       By:
   -------------------------------           -------------------------------
Title:                                    Title:
      ----------------------------             ----------------------------

                                  SCHEDULE 2.1

Assignor Lender's Loans Assigned to Assignee Lender

Principal Amount

Revolving Loan                            $
                                           -------------------

Term Loan                                 $
                                           -------------------

Subtotal                                  $
                                           ===================

Accrued Interest                          $
                                           -------------------

Unused Line Fee                           $
                                           -------------------

Other + or -                              $
                                           -------------------

Total                                     $
                                           ===================

All determined as of the Effective Date.

                                   EXHIBIT E-1

                            (COMPLIANCE CERTIFICATE)

           This Compliance Certificate (this "Certificate") is furnished to General Electric Capital Corporation, as Administrative Agent pursuant to the Credit Agreement dated as of April ___, 2004, by and among the undersigned as Borrower, the persons designated therein as Credit Parties, the other persons designated therein as Lenders and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent and Lender (the "Credit Agreement"; unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement), the undersigned certifies that as of the close of business on the date set forth below, the following:

           THE UNDERSIGNED HEREBY CERTIFIES THAT:

               1. I am the duly elected or appointed Chief Financial Officer or Treasurer of Borrower;

               2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

               3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

4. SCHEDULE 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.

           Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower and its Subsidiaries have taken, are taking, or propose to take with respect to each such condition or event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           The foregoing certifications, together with the computations set forth in SCHEDULE 1 hereto, and which are incorporated herein by this reference, and the Financial Statements delivered with this Certificate in support hereof, are made and delivered this _______________day of _______________, 200_.



                                          DARLING INTERNATIONAL INC.



                                          By:
                                              ----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                  SCHEDULE 1

      (COVENANT CALCULATIONS TO COMPLIANCE CERTIFICATE PURSUANT TO ANNEX G)

A. MAXIMUM CAPITAL EXPENDITURES (TO BE COMPUTED UPON DELIVERY OF ANNUAL AUDITED FINANCIAL STATEMENTS)

Borrower and its Subsidiaries on a consolidated basis shall not make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

                                 ------------------------- ---------------------- ---------------------- ---------------------
                                            A                        B                      C                     D
-------------------------------- ------------------------- ---------------------- ---------------------- ---------------------
                                         MAXIMUM                  ACTUAL               LESS AMOUNT             CAPITAL
           12 MONTH                      CAPITAL                  PERIOD                  UNDER               EXPENDITURES
         PERIOD ENDING                 EXPENDITURES               AMOUNT                NOTES A & B           (A - B - C)
-------------------------------- ------------------------- ---------------------- ---------------------- ---------------------
December 31, 2004 (A), (B),            $13,650,000
(C),(D)
-------------------------------- ------------------------- ---------------------- ---------------------- ---------------------
December 31, 2005 (A), (B),            $14,332,500
(C),(D)
-------------------------------- ------------------------- ---------------------- ---------------------- ---------------------
December 31, 2006 (B), (C),(D)         $15,049,125
-------------------------------- ------------------------- ---------------------- ---------------------- ---------------------
December 31, 2007 (B), (C),(D)         $15,801,581
-------------------------------- ------------------------- ---------------------- ---------------------- ---------------------
December 31, 2008 (B), (C),(D)         $16,591,660
-------------------------------- ------------------------- ---------------------- ---------------------- ---------------------
December 31, 2009 (B) (C),(D)          $17,421,243
-------------------------------- ------------------------- ---------------------- ---------------------- ---------------------

Notes: (A) So long as no Event of Default has occurred and is continuing Capital Expenditures in an aggregate amount equal to $6,000,000 may be made at Borrower's operations located in Fresno, California and Turlock, California and such amounts shall not be included in the calculation of Capital Expenditures for the 24-month period ending 12/31/05.

          (B) So long as no Event of Default has occurred and is continuing Capital Expenditures in an aggregate amount up to $5,000,000 may be made in each Fiscal Year until the Commitment Termination Date, for purposes of upgrading Borrower's technology or information systems at its plants, and such amounts shall not be included in the calculation of Capital Expenditures.

          (C)To the extent any component of the purchase price of any Permitted Acquisition constitutes Capital Expenditures, such amounts shall not be included in the calculation of Capital Expenditures, and

          (D) The amount of permitted Capital Expenditures referenced above will be increased in any period by the positive amount equal to the lesser of (A) $2,000,000, and (B) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior period minus the actual amount of any Capital Expenditures expended during such prior period (the "Carry Over Amount"), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding year.

Compliance with Covenant for Respective Period (Yes/No)   ____________

B. MINIMUM FIXED CHARGE RATIO (TO BE COMPUTED UPON DELIVERY OF QUARTERLY AND ANNUAL AUDITED FINANCIAL STATEMENTS)

Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter, a Fixed Charge Coverage Ratio for the 12-month period then ended (or with respect to the Fiscal Quarters ending on or before March 31, 2004, the period commencing on January 1, 2004, and ending on the last day of such Fiscal Quarter, of not less than 1.25 to 1.00.

Ratio Numerator (EBITDA less Maintenance CAPEX):
      Net Income (loss) After Tax                                  ____________
+/-   After Tax Losses (Gains) on certain Asset Sales              ____________
+     Interest Expense                                             ____________
+     Income and Franchise Tax Expense                             ____________
+     Depreciation Expense                                         ____________
+     Amortization Expense                                         ____________
+/-   Other Non-Cash Charges (gains)                               ____________
      EBITDA                                                       ____________
-     Maintenance CAPEX                                            ____________
      NUMERATOR: EBITDA MINUS MAINTENANCE CAPEX                    ____________

Ratio Denominator ("Fixed Charges"):
      Interest Expense Paid or Accrued
         (excl. Capitalized Interest)                              ____________
+     Scheduled Payments of Principal on Indebtedness              ____________
+     Cash Taxes                                                   ____________
+     Payment Amounts Arising from Seller Obligations              ____________
      DENOMINATOR:  FIXED CHARGES                                  ____________

Ratio of EBITDA less Maintenance CAPEX to Fixed Charges            ____________
Covenant                                                           ____________
Compliance with Covenant (Yes/No)                                  ____________

C. MAXIMUM LEVERAGE RATIO (TO BE COMPUTED UPON DELIVERY OF QUARTERLY AND ANNUAL AUDITED FINANCIAL STATEMENTS)

Borrower and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter, a Leverage Ratio as of the last day of such Fiscal Quarter of not more than 2.50 to 1.00.

Ratio Numerator (Funded Debt):
      Revolving Credit Loans (incl. LC's)                          ____________
+     Capital Lease Obligations                                    ____________
+     Term Loans                                                   ____________
+     Guaranteed Indebtedness                                      ____________
+     Other Indebtedness Not Covered Above                         ____________
      FUNDED DEBT                                                  ____________

Ratio Denominator (EBITDA on last 12 month basis):
      EBITDA (PER CALCULATION ABOVE)                          ____________

Ratio of Funded Debt to EBITDA                                ____________
Covenant                                                      ____________
Compliance with Covenant (Yes/No)                             ____________

D. MINIMUM TANGIBLE NET WORTH (TO BE COMPUTED UPON DELIVERY OF QUARTERLY AND ANNUAL AUDITED FINANCIAL STATEMENTS)

Borrower and its Subsidiaries on a consolidated basis shall at all times (tested at the end of each Fiscal Quarter and Fiscal Year) maintain a Tangible Net Worth of not less than the sum of (i) $16,000,000 plus (ii) 50% of positive net income measured on a cumulative basis beginning January 4, 2004 (without deduction for losses) and the last day of each Fiscal Year thereafter.

Net Worth:
      Total book value of Assets                              ____________
-     Reserves applicable to Assets                           ____________
-     Liabilities                                             ____________
-     Adjustments related to FAS 133 and 87                   ____________
      NET WORTH                                               ____________
-     Goodwill and Other Intangible Assets                    ____________
-     Unamortized Debt Discount/Expense                       ____________
-     Treasury Stock                                          ____________
-     Revaluation of any Assets                               ____________
      TANGIBLE NET WORTH                                      ____________

Covenant Level:
      Minimum Floor                                            $16,000,000
                                                               -----------
+     50% of Positive Net Income Since 1/4/04                  ____________
      Tangible Net Worth Covenant Level                        ____________

Compliance with Covenant (Yes/No)                              ____________